Home Office:	[One Nationwide Plaza]
[Columbus, OH 43215-2220]
Telephone:	[1-800-882-2822]
Internet:	[www.nationwide.com]

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, a stock life insurance company organized under the laws of the State of Ohio, issues this Policy to you in return for the initial Premium you pay to us and your completed application.

We thank you for putting your trust in us. If you have any questions about this Policy, please contact us at our Home Office. You can reach us at the address and phone number stated above. To help us serve you better, please let us know if you change your name, address, or wish to change a party to or interest in this Policy. Thank you for letting us help you meet your insurance needs.

We will provide the benefits described in this Policy, subject to its terms and conditions, including payment of the Death Benefit Proceeds upon receiving Proof of Death for the Insured if death occurs while this Policy is In Force. If this Policy is In Force and the Insured is living on the Maturity Date, the Policy Maturity Date will automatically be extended until the date of the Insured’s death unless you elect otherwise.

The Cash Surrender Value and Death Benefit Proceeds of this Policy, when based on the investment experience of the Variable Account, may increase or decrease based on the fluctuations of the net investment factor, and are not guaranteed as to fixed dollar amount. The death benefit will never be less than the Specified Amount as long as this Policy remains In Force. While Cash Value allocated to the Indexed Interest Strategies may be affected by the experience of external indexes, the General Account does not directly participate in any stock or equity investment. Current benefits, values, periods of coverage, charges, actual Premium paid, and interest crediting rates are on an indeterminate basis.

RIGHT TO EXAMINE AND CANCEL

You may return this Policy to us within (1) ten days after you receive it, or (2) forty-five days after you sign the application, or (3) ten days after we mail or deliver the Notice of Right of Withdrawal, whichever is latest. The Policy, with a written request for cancellation, must be mailed or delivered to our Home Office or to the representative who sold it to you. If replacement of insurance is involved, the right to examine and cancel period will be at least thirty days from the date you received the Policy or such longer period as is required by law in the State of Issue. When we receive the Policy, we will we will cancel and void it and refund the Cash Value plus any charges deducted as of the cancellation date.

We reserve the right to apply any Premium allocated to an Indexed Interest Strategy in the Fixed Account until the next applicable Sweep Date after the Right to Examine and Cancel period has expired. Upon expiration of the Right to Examine and Cancel period, we will allocate any Net Premiums paid according to the last direction we received from you.

THIS POLICY IS A LEGAL CONTRACT BETWEEN YOU AND US, SO PLEASE READ IT CAREFULLY. IF THIS POLICY IS NOT RETURNED DURING THE RIGHT TO EXAMINE AND CANCEL PERIOD, YOU WILL BE BOUND BY ITS TERMS.

Signed by us on the Policy Date:

INDIVIDUAL FLEXIBLE PREMIUM ADJUSTABLE VARIABLE, FIXED, AND INDEX-LINKED UNIVERSAL

LIFE INSURANCE POLICY, NON-PARTICIPATING

Flexible Premiums payable until the Maturity Date while the Insured is living.

Death Benefit Proceeds payable upon the death of the Insured while this Policy is In Force.

The Maturity Date will automatically be extended unless you elect to receive the Maturity Proceeds.

Convertible to a universal life policy for twenty-four months from the Policy Date

Rate Class and Rate Type are stated in the Policy Specification Pages.

Adjustable Death Benefit.

Non-Participating, no dividends are payable.

ICC16-NWLA-535	(08/2016)

ICC16-NWLA-535	2	(08/2016)

ICC16-NWLA-535	2(A)	(08/2016)

THIS PAGE INTENTIONALLY LEFT BLANK.

ICC16-NWLA-535	2(B)	(08/2016)

Forms:	ICC16-NWLA-535 ICC16-NWLA-537

Riders:	ICC13-NWLA-495 [NWLA-412-AO] [ICC16-NWLA-532] [NWLA-417-AO] [ICC16-NWLA-536]
[ICC16-NWLA-523] [NWLA-525-AO] [ICC16-NWLA-533] [NWLA-420-AO] [NWLA-423-AO] [NWLA-421-AO]

POLICY SPECIFICATION PAGES

[This Policy has been changed as of [00/00/0000]]

The Policy Specification Pages, referred to in some Policy forms as “Policy Data Pages,” include information about this Policy as of the Policy Date based on information you provided us on the application including any supplemental application. This Policy is adjustable meaning you can change the amount of coverage, death benefit option, and rider elections subject to any applicable requirements. Post-issue Policy activity, such as Policy loans, partial Surrenders, and benefit changes (including Specified Amount increases and decreases, death benefit option changes, and rider elections) will affect the Policy coverage. We will provide replacement Policy Specification Pages reflecting any new benefit elections or coverage changes you make after the Policy Date, including changes to Surrender Charge schedules and underwriting risk classification (including rate class, rate type, rate class multiple and any monthly flat extras).

POLICY ISSUE INFORMATION

Policy Owner[s]:	[John E Doe][,][and] [Janeettea E Doelongnameforexample]
	[More names would go here as needed]	Policy Date:	[July 1, 2016]
		Policy Type:	Individual Flexible Premium Adjustable
Policy Number:	[N000000000]		Variable, Fixed, and Index – Linked Universal
State of Issue:	[Any state]		Life Insurance Policy, Non- Participating]
State Ins. Dept. Telephone #:	[xxx-xxx-xxxx]	[Marketing Name:	[Nationwide® Variable Universal Life Protector]]

INSURED’S INFORMATION

Insured:	[John E Doe]
Sex:	[Male]	Rate Class:	[Standard]
Issue Age:	[35]	Rate Type:	[Non-Tobacco]
Monthly Flat Extra:	[None][$00.00 payable to 0/0/0000]	Rate Class Multiple:	[1.00]
[Monthly Flat Extra:]	[$00.00 payable to 0/0/0000]

The Rate Class Multiple (medical factors) and Monthly Flat Extra (medical and/or non-medical factors, such as hazardous occupations or hobbies) are underwriting classifications used to determine life insurance charges based on characteristics of the Insured beyond traditional factors which include age, sex, and tobacco usage of the Insured. Monthly Flat Extras are charged in addition to the monthly cost of insurance charge on a per $1,000 of Specified Amount basis after application of the Rate Class Multiple. The higher the rate class multiple and/or monthly flat extra, the greater the risk assessed and the higher the cost of coverage.

PREMIUM INFORMATION*

Minimum Initial Premium:	[$63.82]	Minimum Additional Premium:	[$50.00]

Initial Planned Premium Payment:	[$512.21]	Initial Planned Premium Payment Frequency:	[Annual]

Death Benefit		Death Benefit
Guarantee Monthly Premium**:	[$000,000.00]	Guarantee Period***: [20] years from the Policy Date

*This is a flexible Premium Policy. The Minimum Initial Premium must be paid before coverage begins. Premium payments after the Minimum Initial Premium are not required except as necessary to keep the Policy from lapsing. You, the Policy Owner, selected the Initial Planned Premium Payment and Initial Planned Premium Payment Frequency to tell Nationwide how much Premium you intend to pay and how frequently. Paying planned Premium may not be sufficient to continue coverage. Illustrated hypothetical rates of return are not guaranteed. Investment experience and interest credited on a non-guaranteed basis varies over time, is rarely the same year-over-year, and may be negative. Because this is a variable insurance product with the potential for unfavorable investment experience, including extended periods of significant stock market decline, you may be required to pay additional Premium in order to meet your goals and/or to prevent the Policy from lapsing.

**The Death Benefit Guarantee Monthly Premium is a value used to determine whether this Policy is eligible for continuation during the Death Benefit Guarantee Period if the Cash Surrender Value is insufficient to pay the monthly deductions. Please refer to the Death Benefit Guarantee Policy Continuation section of the Policy for details on how this information is used and impacts your Policy or contact us for additional information.

*** Coverage may end prior to the date shown if the requirements of the Policy continuation feature provided by the Death Benefit Guarantee Policy Continuation section [and/or the Extended No-Lapse Guarantee Rider] [have] [has] not been met for any reason and your Policy’s Cash Surrender Value is insufficient to cover monthly deductions to that date. Refer to the Policy Coverage, Policy Continuation, Grace Period, Lapse and Reinstatement Provision [and/or the Extended No-Lapse Guarantee Rider] for additional information.

ICC16-NWLA-535	3	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

COVERAGE INFORMATION

Specified Amount:	[$100,000.00]

Minimum Specified Amount:	[$100,000.00]

[Additional Term Insurance Rider Specified Amount:	[$100,000.00]

Minimum Additional Term Insurance Rider Specified Amount:	[$50,000.00]

Total Specified Amount:	[$200,000.00]

Minimum Total Specified Amount:	[$250,000.00]]

[Conditional Reduction of Cost of Insurance Rate Endorsement:

Eligibility Date:	[July 1, 2036]

Endorsement Monthly Premium:	[$49.00]

Maturity Date*:	[July 1, 2101]

Minimum Specified Amount Increase:	[$25,000.00]

Minimum Specified Amount Decrease:	[$10,000.00]

Death Benefit Option Elected:	[Option 1 - Level]

Internal Revenue Code Life Insurance Qualification Test:
[Guideline Premium/Cash Value Corridor] Test

Endorsement Guaranteed Minimum Reduction Factor:	[25%]]

*If your Policy is In Force on the Maturity Date, the Maturity Date will automatically be extended until the date of the Insured’s death unless you elect to receive the Maturity Proceeds which will be equal to the Cash Surrender Value on the Maturity Date. Even if coverage continues to the Maturity Date there may be little or no Cash Surrender Value left to be paid. You should consult a qualified tax advisor before the Maturity Date of your Policy is extended.

It is possible that coverage may end prior to the Maturity Date even if Planned Premium Payments are made if: (1) the requirements of the Policy continuation feature provided by the Death Benefit Guarantee Policy Continuation section [and/or the Extended No-Lapse Guarantee Rider] have not been met for any reason; and (2) your Policy’s Cash Surrender Value is insufficient to cover monthly deductions due to: (a) changes in the Policy that affect the coverage, including but not limited to: Policy loans; partial Surrenders; Specified Amount increases and decreases; death benefit option changes; rider additions or terminations; and/or (b) changes in current Policy charges, deductions, and interest rates, and/or adverse investment experience.

SCHEDULE OF BENEFITS

Coverage
Form Number	Benefit		Specified Amount	Start Date	End Date**
ICC16-NWLA-535	Flexible Premium Adjustable Variable, Fixed, and
Index-Linked Universal Life
	Specified Amount [Increase]		[$100,000.00]	[7/1/2016]	[7/1/2101]
	[Sex:]	[Male]
	[Issue Age:]	[35]
	[Rate Class:]	[Standard]
	[Rate Type:]	[Non-Tobacco]
	[Rate Class Multiple:]	[1.00]
	[Monthly Flat Extra:]	[None/$00.00]		[00/00/0000]	[00/00/0000]
	[Monthly Flat Extra:]	[$00.00]		[00/00/0000]	[00/00/0000]

ICC13-NWLA-495	Accelerated Death Benefit for Terminal Illness Rider			[7/1/2016]	[7/1/2101]
[NWLA-412-AO]	[Accidental Death Benefit Rider] [Increase]		[$50,000.00]	[7/1/2016]	[7/1/2101]
	[Rate Class Multiple:]	[1.00]

**Coverage may end prior to the date shown if the requirements of the Policy continuation feature provided by the Initial Death Benefit Guarantee Policy Continuation section [and/or the Extended No-Lapse Guarantee Rider] have not been met for any reason and your Policy’s Cash Surrender Value is insufficient to cover monthly deductions to that date. Refer to the Policy Coverage, Policy Continuation, Grace Period, Lapse and Reinstatement Provision [and/or the Extended No-Lapse Guarantee Rider] for additional information.

ICC16-NWLA-535	3A(1)	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

SCHEDULE OF BENEFITS

Continued

Coverage
Form Number	Benefit		Specified Amount	Start Date	End Date**

[ICC16-NWLA-532]	[Additional Term Insurance Rider] [Increase]		[$100,000.00]	[7/1/2016]	[7/1/2101]
	[Sex:]	[Male]
	[Issue Age:]	[35]
	[Rate Class:]	[Standard]
	[Rate Type:]	[Non-Tobacco]
	[Rate Class Multiple:]	[1.00]
	[Monthly Flat Extra:]	[None][$00.00]		[0/00/0000]	[0/00/0000]
	[Monthly Flat Extra:]	[$00.00]		[0/00/0000]	[0/00/0000]

[NWLA-417-AO]	[Children’s Term Insurance Rider] [Increase]		[$10,000.00]	[7/1/2016]	[7/1/2101]

[ICC16-NWLA-536]	[Extended No-Lapse Guarantee Rider]			[7/1/2016]	[10/1/2101]
[Extended No-Lapse Guarantee
	Maximum Attained Age***:	[120]]

[ICC16-NWLA-523]	[Long-Term Care Rider] [Increase]		[$125,000.00]	[7/1/2016]	[7/1/2101]
	[Rate Class:]	[Single]
	[Rate Type:]	[Non-Tobacco]
	Rate Class Multiple:	1.00

Coverage Limits: ***[*]
	Maximum LTC Rider Specified Amount:	[$250,000.00]
	Minimum LTC Rider Specified Amount:	[$125,000.00]

Elected Percentage for Maximum Monthly LTC Rider
	Benefit Determination:	[2]%

	Maximum Monthly LTC Rider Benefit:	[$2,000.00]
	Minimum Monthly LTC Rider Benefit:	[$250.00]]

[ICC16-NWLA-533]	[Overloan Lapse Protection Rider]			[7/1/2016]	[7/1/2101]

[NWLA-420-AO]	[Premium Waiver Rider] [Increase]			[7/1/2016]	[7/1/2101]
	[Specified Premium (monthly):]	[$0,000.00]
	[Rate Class Multiple:]	[1.00]

[NWLA-423-AO]	[Spouse Life Insurance Rider] [Increase]		[$100,000.00]	[7/1/2016]	[7/1/2101]
	[Spouse:]	[Spouse Name]
	[Sex:]	[Male]
	[Issue Age:]	[38]
	[Rate Class:]	[Standard]
	[Rate Type:]	[Non-Tobacco]
	[Rate Class Multiple:]	[1.00]
	[Monthly Flat Extra:]	[None][$00.00]		[0/00/0000]	[0/00/0000]
	[Monthly Flat Extra:]	[$00.00]		[0/00/0000]	[0/00/0000]

ICC16-NWLA-535	3A(2)	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

SCHEDULE OF BENEFITS

Continued

Coverage
Form Number	Benefit	Specified Amount	Start Date	End Date**

[NWLA-421-AO]	[Waiver of Monthly Deductions Rider]		[7/1/2016]	[7/1/2101]
[Rate Class Multiple:] [1.00]

** Coverage may end prior to the date shown if the requirements of the Policy continuation feature provided by the Initial Death Benefit Guarantee Policy Continuation section [and/or the Extended No-Lapse Guarantee Rider] have not been met for any reason and your Policy’s Cash Surrender Value is insufficient to cover monthly deductions to that date. Refer to the Policy Coverage, Policy Continuation, Grace Period, Lapse and Reinstatement Provision [and/or the Extended No-Lapse Guarantee Rider] for additional information.

[***The Extended No-Lapse Guarantee Rider Maximum Attained Age is the latest Attained Age to which the Extended No-Lapse Guarantee Rider will keep the Policy In Force.]

[***[*]The Maximum LTC Rider Specified Amount and Minimum LTC Rider Specified Amount are subject to change whenever there is a change to the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force), any change will be reflected in reissued Policy Specification Pages. The Maximum Monthly LTC Rider Benefit shown is as of the most recent change in the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force) and/or the LTC Rider Specified Amount. The Maximum Monthly LTC Rider Benefit actually available at any other time may vary from the amount stated above based on changes to the Health Insurance Portability and Accountability Act per diem amount, any Indebtedness, and/or the remaining Maximum Lifetime LTC Benefit. Refer to your Long-Term Care Rider for information regarding how the available Maximum Monthly LTC Rider Benefit is calculated.]

ICC16-NWLA-535	3A(3)	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

POLICY CHARGES AND DEDUCTIONS*

Guaranteed Maximum Percent of Premium Charge Rate:	All Policy Years	[15.00%] of each Premium payment

Guaranteed Maximum Percent of Sub-Account Value
Charge Rate:	All Policy Years	[0.80%] Annually
[0.066423%] Monthly

Guaranteed Maximum Monthly Administrative Charge:	All Policy Years	[$20.00] each Policy Monthaversary

Guaranteed Maximum Monthly Per $1,000 of Specified Amount	Effective Date of Coverage: [July 1, 2016]
Charge Rate ([$100,000,000.00]):	All Policy Years	[$0.30000] each Policy Monthaversary]**

[Guaranteed Maximum Monthly Per $1,000 of Specified Amount	Effective Date of Coverage: [July 1, 2018]
Charge Rate for Increase of ([$0.00]):	All Policy Years	[$0.30000] each Policy Monthaversary]**

[Guaranteed Maximum Monthly Per $1,000 of	Effective Date of Coverage: [July 1, 2016]
Additional Term Insurance Rider Specified Amount
Charge Rate ([$100,000,000.00]):	All Policy Years	[$0.50000] each Policy Monthaversary]**

[Guaranteed Maximum Monthly Per $1,000 of	Effective Date of Coverage: [July 1, 2016]
Additional Term Insurance Rider Specified Amount
Charge Rate for Increase of ([$100,000.000.00]):	All Policy Years	[$0.50000] each Policy Monthaversary]**

[Guaranteed Maximum Extended No-Lapse Guarantee Monthly	Effective Date of Coverage: [July 1, 2016]
Charge Rate:	All Policy Years	[4.00000] each Policy Monthaversary]]

[Guaranteed Maximum Extended No-Lapse Guarantee Monthly	Effective Date of Coverage: [July 1, 2018]
Charge Rate [for Increase of ([$0.00])]:	All Policy Years	[4.00000] each Policy Monthaversary]]

[Guaranteed Maximum Monthly LTC Rider Charge Rate	Effective Date of Coverage: [July 1, 2016]
Per $1,000 of LTC Rider Specified Amount ([$100,000.00]):	All Policy Years	[$0.07700] each Policy Monthaversary]

[Guaranteed Maximum Monthly LTC Rider Charge Rate	Effective Date of Coverage: [July 1, 2018]
Per $1,000 of LTC Rider Specified Amount for Increase of ([$100,000.00]):	All Policy Years	[$0.08890] each Policy Monthaversary]

*The charges shown are no longer assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any charges shown for elected riders are no longer assessed if the rider terminates.

**If the Death Benefit is changed from Death Benefit Option 1 to Death Benefit Option 2, the Monthly per $1,000 of Specified Amount charge will be the Death Benefit Option 2 guaranteed rates for the remaining duration of the charge. If the death benefit option is changed from Death Benefit Option 2 to Death Benefit Option 1, the applicable guaranteed rates will not change, the Death Benefit Option 2 rates will continue to apply.

ICC16-NWLA-535	3B	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

Table of Guaranteed Maximum Monthly Cost of Insurance Rates Per $1,000 of Net Amount at Risk

Specified Amount [Increase]: [$100,000.00]	Effective Date of Coverage: [July 1, 2016]

Attained Age of Insured	Maximum Rate	Attained Age of Insured	Maximum Rate	Attained Age of Insured	Maximum Rate

[0	0.08087	41	0.13176	82	7.29756
1	0.04668	42	0.14428	83	8.10961
2	0.03251	43	0.15847	84	9.01738
3	0.02250	44	0.17517	85	10.04235
4	0.01750	45	0.19437	86	11.19223
5	0.01750	46	0.21275	87	12.46504
6	0.01834	47	0.23280	88	13.84938
7	0.01834	48	0.24450	89	15.33342
8	0.01834	49	0.25787	90	16.90881
9	0.01917	50	0.27709	91	18.41631
10	0.01917	51	0.29966	92	20.01527
11	0.02250	52	0.33060	93	21.73361
12	0.02750	53	0.36406	94	23.58543
13	0.03251	54	0.40674	95	25.57306
14	0.03918	55	0.45949	96	27.43188
15	0.05085	56	0.51311	97	29.45788
16	0.06169	57	0.57096	98	31.67269
17	0.07253	58	0.62045	99	34.09954
18	0.07670	59	0.67752	100	36.77137
19	0.07837	60	0.74639	101	38.95131
20	0.07920	61	0.83045	102	41.33540
21	0.07920	62	0.93311	103	43.94625
22	0.07920	63	1.04853	104	46.81288
23	0.08004	64	1.17000	105	49.92533
24	0.08087	65	1.29840	106	53.36259
25	0.08170	66	1.42867	107	57.17347
26	0.08504	67	1.56083	108	61.41905
27	0.08921	68	1.70337	109	66.17321
28	0.08754	69	1.85123	110	71.52939
29	0.08587	70	2.03086	111	77.61672
30	0.08504	71	2.23220	112	83.33333
31	0.08421	72	2.49735	113	83.33333
32	0.08421	73	2.77788	114	83.33333
33	0.08671	74	3.07394	115	83.33333
34	0.09088	75	3.39865	116	83.33333
35	0.09088	76	3.75405	117	83.33333
36	0.09588	77	4.16842	118	83.33333
37	0.10006	78	4.65484	119	83.33333
38	0.10756	79	5.21978	120+	00.00000
39	0.11424	80	5.83980
40	0.12175	81	6.55095

[For the Insured’s Attained Ages 0 to 17, the Guaranteed Maximum Monthly Cost of Insurance Rates shown above are based on the 2001 Commissioner’s Standard Ordinary, Sex Distinct, Composite, Ultimate, Age Nearest Birthday Mortality Table, the Insured’s Attained Age, sex, rate type, rate class multiple and monthly flat extra, if any.

For the Insured’s Attained Ages 18 to 119, the][The] Guaranteed Maximum Monthly Cost of Insurance Rates shown above are based on the 2001 Commissioner’s Standard Ordinary, Sex and Smoker Distinct, Ultimate, Age Nearest Birthday Mortality Table, the Insured’s Attained Age, sex, rate type, rate class multiple and monthly flat extra, if any.]

ICC16-NWLA-535	3C	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

GUARANTEED MAXIMUM SURRENDER CHARGE TABLE

Specified Amount [Increase]: [$100,000.00]	Effective Date of Coverage: [July 1, 2016]

Surrender Charge for year as measured from Effective Date of Coverage stated above	Maximum Surrender Charge

[1]	[$1,874.00]
[2]	[$1,874.00]
[3]	[$1,874.00]
[4]	[$1,874.00]
[5]	[$1,717.00]
[6]	[$1,561.00]
[7]	[$1,405.00]
[8]	[$1,249.00]
[9]	[$1,093.00]
[10]	[$937.00]
[11]	[$781.00]
[12]	[$625.00]
[13]	[$469.00]
[14]	[$312.00]
[15]	[$156.00]
[16+]	[$0.00]

For Surrender Charge purposes, years begin on the Effective Date of Coverage stated above and on each anniversary of that date thereafter and end on the day before the next anniversary of the Effective Date of Coverage.

For a complete Surrender of the above [$100,000.00], the applicable Surrender Charge will be deducted from the Cash Value based on the year and we will pay you the Cash Surrender Value. We will also deduct a Surrender Charge for requested Specified Amount decreases. A new Surrender Charge schedule page will be mailed to you for the remaining insurance.

[SERVICE FEE

Maximum Service Fee:	[$25.00]

PARTIAL SURRENDERS

Minimum Partial Surrender:	[$500.00 per request (including any transaction fee)]

Maximum Partial Surrender Fee:	[Lesser of $25.00 or 5% of amount of partial Surrender]

LOANS
Minimum Policy Loan Amount:	[$200.00]

Minimum Policy Loan Repayment:	[$25.00]

Guaranteed Policy Loan Interest Rates (per annum)

Maximum Policy Loan Interest Charged Rate:	[4.50% in all Policy Years (effective daily rate of 0.0120601%)]

Minimum Policy Loan Interest Credited Rate:	[3.00% in all Policy Years (effective daily rate of 0.0080986%)]

DOLLAR COST AVERAGING

Minimum Required Dollar Cost Averaging Transfer Amount:	[$100.00]]

ICC16-NWLA-535	3D	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

[INTERNAL REVENUE CODE LIFE INSURANCE QUALIFICATION TEST TABLE

Your Policy complies with section 7702 of the Internal Revenue Code, as amended, under the Guideline Premium/Cash Value Corridor Test. It requires that the death benefit be greater than or equal to the product of the Cash Value and the Applicable Percentages from the following table.

Attained Age of Insured	Applicable Percentages	Attained Age of Insured	Applicable Percentages

0-40	250%	70	115%
41	243%	71	113%
42	236%	72	111%
43	229%	73	109%
44	222%	74	107%
45	215%	75	105%
46	209%	76	105%
47	203%	77	105%
48	197%	78	105%
49	191%	79	105%
50	185%	80	105%
51	178%	81	105%
52	171%	82	105%
53	164%	83	105%
54	157%	84	105%
55	150%	85	105%
56	146%	86	105%
57	142%	87	105%
58	138%	88	105%
59	134%	89	105%
60	130%	90	105%
61	128%	91	104%
62	126%	92	103%
63	124%	93	102%
64	122%	94	101%
65	120%	95	100%
66	119%	96	100%
67	118%	97	100%
68	117%	98	100%
69	116%	99	100%
		100+	100%]

ICC16-NWLA-535	3E	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

SETTLEMENT OPTION TABLES

Option 1 - Life Income with Payments Guaranteed for 120 Months

Monthly Installments for each $1,000 of Proceeds

Age of Payee Last Birthday	Male	Female	Age of Payee Last Birthday	Male	Female	Age of Payee Last Birthday	Male	Female
10 & Under	$1.16	$1.14	43	$1.75	$1.70	76	$4.03	$3.77
11	$1.17	$1.15	44	$1.78	$1.73	77	$4.18	$3.91
12	$1.18	$1.16	45	$1.82	$1.76	78	$4.34	$4.05
13	$1.19	$1.17	46	$1.85	$1.79	79	$4.51	$4.20
14	$1.20	$1.18	47	$1.88	$1.82	80	$4.69	$4.36
15	$1.22	$1.19	48	$1.92	$1.85	81	$4.87	$4.53
16	$1.23	$1.21	49	$1.96	$1.88	82	$5.07	$4.71
17	$1.24	$1.22	50	$1.99	$1.92	83	$5.28	$4.90
18	$1.25	$1.23	51	$2.04	$1.96	84	$5.49	$5.10
19	$1.27	$1.24	52	$2.08	$2.00	85	$5.71	$5.31
20	$1.28	$1.26	53	$2.12	$2.04	86	$5.94	$5.53
21	$1.30	$1.27	54	$2.17	$2.08	87	$6.17	$5.75
22	$1.31	$1.28	55	$2.22	$2.12	88	$6.41	$5.98
23	$1.33	$1.30	56	$2.27	$2.17	89	$6.64	$6.22
24	$1.34	$1.31	57	$2.32	$2.22	90	$6.87	$6.45
25	$1.36	$1.33	58	$2.37	$2.27	91	$7.09	$6.68
26	$1.38	$1.34	59	$2.43	$2.32	92	$7.30	$6.90
27	$1.39	$1.36	60	$2.49	$2.38	93	$7.50	$7.11
28	$1.41	$1.38	61	$2.56	$2.43	94	$7.67	$7.31
29	$1.43	$1.39	62	$2.62	$2.49	95	$7.83	$7.50
30	$1.45	$1.41	63	$2.69	$2.56	96	$7.97	$7.68
31	$1.47	$1.43	64	$2.77	$2.63	97	$8.09	$7.83
32	$1.49	$1.45	65	$2.84	$2.70	98	$8.19	$7.97
33	$1.51	$1.47	66	$2.93	$2.77	99	$8.27	$8.09
34	$1.53	$1.49	67	$3.01	$2.85	100 & Over	$8.34	$8.19
35	$1.55	$1.51	68	$3.10	$2.93
36	$1.57	$1.53	69	$3.20	$3.02
37	$1.60	$1.55	70	$3.30	$3.11
38	$1.62	$1.57	71	$3.40	$3.21
39	$1.65	$1.60	72	$3.52	$3.31
40	$1.67	$1.62	73	$3.63	$3.42
41	$1.70	$1.65	74	$3.76	$3.53
42	$1.73	$1.67	75	$3.89	$3.65

ICC16-NWLA-535	3F	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

Option 2 - Joint & Survivor Life Income

Monthly Installments for each $1,000 of Proceeds

M/F	50	55	60	65	70	75	80	85	90	95	100
50	$1.75	$1.83	$1.88	$1.92	$1.95	$1.97	$1.98	$1.99	$1.99	$1.99	$2.00
55	$1.81	$1.92	$2.01	$2.08	$2.13	$2.16	$2.19	$2.20	$2.21	$2.22	$2.22
60	$1.85	$1.99	$2.12	$2.24	$2.33	$2.39	$2.43	$2.46	$2.48	$2.49	$2.50
65	$1.88	$2.04	$2.21	$2.38	$2.53	$2.65	$2.73	$2.79	$2.82	$2.84	$2.85
70	$1.89	$2.07	$2.28	$2.50	$2.72	$2.91	$3.07	$3.18	$3.25	$3.30	$3.32
75	$1.91	$2.09	$2.32	$2.58	$2.87	$3.16	$3.43	$3.65	$3.80	$3.89	$3.94
80	$1.91	$2.11	$2.34	$2.63	$2.98	$3.37	$3.78	$4.17	$4.47	$4.67	$4.79
85	$1.92	$2.12	$2.36	$2.67	$3.05	$3.52	$4.07	$4.68	$5.25	$5.70	$5.98
90	$1.92	$2.12	$2.37	$2.69	$3.09	$3.61	$4.27	$5.10	$6.03	$6.91	$7.56
95	$1.92	$2.12	$2.38	$2.70	$3.12	$3.66	$4.39	$5.38	$6.67	$8.12	$9.45
100	$1.92	$2.12	$2.38	$2.71	$3.13	$3.69	$4.45	$5.54	$7.08	$9.08	$11.28

ICC16-NWLA-535	3G	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

Option 3 - Life Annuity

Monthly Installments for each $1,000 of Proceeds

Age of Payee Last Birthday	Male	Female	Age of Payee Last Birthday	Male	Female	Age of Payee Last Birthday	Male	Female
10 & Under	$1.16	$1.14	43	$1.76	$1.70	76	$4.14	$3.85
11	$1.17	$1.15	44	$1.79	$1.73	77	$4.31	$4.00
12	$1.18	$1.16	45	$1.82	$1.76	78	$4.49	$4.16
13	$1.19	$1.17	46	$1.85	$1.79	79	$4.69	$4.33
14	$1.20	$1.18	47	$1.89	$1.82	80	$4.90	$4.51
15	$1.22	$1.19	48	$1.92	$1.85	81	$5.13	$4.71
16	$1.23	$1.21	49	$1.96	$1.89	82	$5.39	$4.92
17	$1.24	$1.22	50	$2.00	$1.92	83	$5.66	$5.16
18	$1.25	$1.23	51	$2.04	$1.96	84	$5.96	$5.41
19	$1.27	$1.24	52	$2.08	$2.00	85	$6.28	$5.69
20	$1.28	$1.26	53	$2.13	$2.04	86	$6.64	$5.99
21	$1.30	$1.27	54	$2.17	$2.08	87	$7.02	$6.32
22	$1.31	$1.28	55	$2.22	$2.13	88	$7.45	$6.68
23	$1.33	$1.30	56	$2.27	$2.17	89	$7.91	$7.08
24	$1.34	$1.31	57	$2.33	$2.22	90	$8.42	$7.52
25	$1.36	$1.33	58	$2.38	$2.27	91	$8.98	$7.99
26	$1.38	$1.34	59	$2.44	$2.33	92	$9.59	$8.52
27	$1.39	$1.36	60	$2.50	$2.38	93	$10.26	$9.09
28	$1.41	$1.38	61	$2.57	$2.44	94	$11.00	$9.70
29	$1.43	$1.39	62	$2.64	$2.50	95	$11.81	$10.37
30	$1.45	$1.41	63	$2.71	$2.57	96	$12.71	$11.10
31	$1.47	$1.43	64	$2.79	$2.64	97	$13.69	$11.88
32	$1.49	$1.45	65	$2.87	$2.71	98	$14.76	$12.72
33	$1.51	$1.47	66	$2.95	$2.79	99	$15.93	$13.63
34	$1.53	$1.49	67	$3.04	$2.87	100 & Over	$17.17	$14.62
35	$1.55	$1.51	68	$3.14	$2.95
36	$1.57	$1.53	69	$3.24	$3.05
37	$1.60	$1.55	70	$3.34	$3.14
38	$1.62	$1.57	71	$3.46	$3.24
39	$1.65	$1.60	72	$3.58	$3.35
40	$1.67	$1.62	73	$3.70	$3.46
41	$1.70	$1.65	74	$3.84	$3.59
42	$1.73	$1.67	75	$3.99	$3.71

The Settlement Option tables are based on the sex-distinct Annuity 2012 Basic Mortality table (Age Last Birthday) using a ten-year age setback with Projection Scale G2 (ALB) at 0.5% interest. For purposes of the settlement option tables, the payees’ actual ages as of their respective last birthdays are used.

The Option 2 Settlement Option table shows purchase rates applicable when the joint payees are of different sexes, one female and one male. Purchase rates for other age and sex combinations are available upon request.

ICC16-NWLA-535	3H	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

[ADDITIONAL TERM INSURANCE RIDER

Table of Guaranteed Maximum Monthly Cost of Insurance Rates Per $1,000 of Rider Death Benefit

Specified Amount [Increase]: $100,000.00	Effective Date of Coverage: July 1, 2016

Attained Age of Insured	Maximum Rate	Attained Age of Insured	Maximum Rate	Attained Age of Insured	Maximum Rate
0	0.08087	41	0.13176	82	7.29756
1	0.04668	42	0.14428	83	8.10961
2	0.03251	43	0.15847	84	9.01738
3	0.02250	44	0.17517	85	10.04235
4	0.01750	45	0.19437	86	11.19223
5	0.01750	46	0.21275	87	12.46504
6	0.01834	47	0.23280	88	13.84938
7	0.01834	48	0.24450	89	15.33342
8	0.01834	49	0.25787	90	16.90881
9	0.01917	50	0.27709	91	18.41631
10	0.01917	51	0.29966	92	20.01527
11	0.02250	52	0.33060	93	21.73361
12	0.02750	53	0.36406	94	23.58543
13	0.03251	54	0.40674	95	25.57306
14	0.03918	55	0.45949	96	27.43188
15	0.05085	56	0.51311	97	29.45788
16	0.06169	57	0.57096	98	31.67269
17	0.07253	58	0.62045	99	34.09954
18	0.07670	59	0.67752	100	36.77137
19	0.07837	60	0.74639	101	38.95131
20	0.07920	61	0.83045	102	41.33540
21	0.07920	62	0.93311	103	43.94625
22	0.07920	63	1.04853	104	46.81288
23	0.08004	64	1.17000	105	49.92533
24	0.08087	65	1.29840	106	53.36259
25	0.08170	66	1.42867	107	57.17347
26	0.08504	67	1.56083	108	61.41905
27	0.08921	68	1.70337	109	66.17321
28	0.08754	69	1.85123	110	71.52939
29	0.08587	70	2.03086	111	77.61672
30	0.08504	71	2.23220	112	83.33333
31	0.08421	72	2.49735	113	83.33333
32	0.08421	73	2.77788	114	83.33333
33	0.08671	74	3.07394	115	83.33333
34	0.09088	75	3.39865	116	83.33333
35	0.09088	76	3.75405	117	83.33333
36	0.09588	77	4.16842	118	83.33333
37	0.10006	78	4.65484	119	83.33333
38	0.10756	79	5.21978	120+	00.00000
39	0.11424	80	5.83980
40	0.12175	81	6.55095

[For the Insured’s Attained Ages 0 to 17, the Guaranteed Maximum Monthly Cost of Insurance Rates shown above are based on the 2001 Commissioner’s Standard Ordinary, Sex Distinct, Composite, Ultimate, Age Nearest Birthday Mortality Table, the Insured’s Attained Age, sex, rate type, rate class multiple and monthly flat extra, if any.

For the Insured’s Attained Ages 18 to 119, the][The] Guaranteed Maximum Monthly Cost of Insurance Rates shown above are based on the 2001 Commissioner’s Standard Ordinary, Sex and Smoker Distinct, Ultimate, Age Nearest Birthday Mortality Table, the Insured’s Attained Age, sex, rate type, rate class multiple and monthly flat extra, if any.]

ICC16-NWLA-535	3I	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

[EXTENDED NO-LAPSE GUARANTEE RIDER INFORMATION

The Extended No-Lapse Guarantee Value factors may be affected by changes to the Policy, including Specified Amount increases or decreases, rider additions or deletions, partial Surrenders resulting in Specified Amount decreases, and death benefit option changes. The new Extended No-Lapse Guarantee Value factors will apply from the effective date of any change to the Policy.

Primary Fund Account Premium Cap: [$1,200.00]

Extended No-Lapse Guarantee Percent of Premium Expense Factors:

	Primary Fund Account	Secondary Fund Account
Policy Year	Premium Expense	Premium Expense
[1]	[15.00%]	[25.00%]
[2]	[15.00%]	[35.00%]
[3]	[15.00%]	[35.00%]
[4]	[15.00%]	[35.00%]
[5]	[15.00%]	[25.00%]
[6]	[15.00%]	[35.00%]
[7]	[15.00%]	[35.00%]
[8]	[15.00%]	[35.00%]
[9]	[15.00%]	[25.00%]
[10]	[15.00%]	[35.00%]
[11]	[15.00%]	[35.00%]
[12]	[15.00%]	[35.00%]
[13]	[15.00%]	[35.00%]
[14]	[15.00%]	[35.00%]
[15]	[15.00%]	[25.00%]
[16]	[15.00%]	[35.00%]
[17]	[15.00%]	[35.00%]
[18]	[15.00%]	[35.00%]
[19]	[15.00%]	[25.00%]
[20+]	[15.00%]	[35.00%]

Extended No-Lapse Guarantee Interest Crediting Rates:

Primary Fund Account:	[6.75%] Annual Effective Rate

Secondary Fund Account:	[5.85%] Annual Effective Rate

Extended No-Lapse Guarantee Rider Loan Value:

Minimum Interest Crediting Rate:	[2.00%] Annual Effective Rate]

ICC16-NWLA-535	3J	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

[Table of Monthly Cost Factors Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk

Specified Amount [Increase]: [$250,000.00]	Effective Date of Coverage: [July 1, 2016]

Attained Age of Insured	Maximum Rate	[Attained Age of Insured]	[Maximum Rate]	[Attained Age of Insured]	[Maximum Rate]

[0]	[0.08086]	[41]	[0.13176]	[82]	[7.29755]
[1]	[0.04667]	[42]	[0.14428]	[83]	[8.10961]
[2]	[0.03250]	[43]	[0.15847]	[84]	[9.01738]
[3]	[0.02250]	[44]	[0.17516]	[85]	[10.04234]
[4]	[0.01750]	[45]	[0.19437]	[86]	[11.19222]
[5]	[0.01750]	[46]	[0.21274]	[87]	[12.46504]
[6]	[0.01833]	[47]	[0.23279]	[88]	[13.84938]
[7]	[0.01833]	[48]	[0.24449]	[89]	[15.33342]
[8]	[0.01833]	[49]	[0.25786]	[90]	[16.90881]
[9]	[0.01916]	[50]	[0.27708]	[91]	[18.41631]
[10]	[0.01916]	[51]	[0.29966]	[92]	[20.01527]
[11]	[0.02250]	[52]	[0.33060]	[93]	[21.73360]
[12]	[0.02750]	[53]	[0.36406]	[94]	[23.58542]
[13]	[0.03250]	[54]	[0.40674]	[95]	[25.57306]
[14]	[0.03917]	[55]	[0.45949]	[96]	[27.43187]
[15]	[0.05084]	[56]	[0.51311]	[97]	[29.45788]
[16]	[0.06168]	[57]	[0.57095]	[98]	[31.67269]
[17]	[0.07086]	[58]	[0.62044]	[99]	[34.09954]
[18]	[0.07669]	[59]	[0.67751]	[100]	[36.77136]
[19]	[0.07836]	[60]	[0.74638]	[101]	[38.95130]
[20]	[0.07920]	[61]	[0.83044]	[102]	[41.33539]
[21]	[0.07920]	[62]	[0.93310]	[103]	[43.94624]
[22]	[0.07920]	[63]	[1.04852]	[104]	[46.81288]
[23]	[0.08003]	[64]	[1.16999]	[105]	[49.92532]
[24]	[0.08086]	[65]	[1.29839]	[106]	[53.36258]
[25]	[0.08170]	[66]	[1.42867]	[107]	[57.17346]
[26]	[0.08503]	[67]	[1.56082]	[108]	[61.41904]
[27]	[0.08921]	[68]	[1.70336]	[109]	[66.17320]
[28]	[0.08754]	[69]	[1.85123]	[110]	[71.52938]
[29]	[0.08587]	[70]	[2.03086]	[111]	[77.61672]
[30]	[0.08503]	[71]	[2.23220]	[112]	[83.33333]
[31]	[0.08420]	[72]	[2.49735]	[113]	[83.33333]
[32]	[0.08420]	[73]	[2.77788]	[114]	[83.33333]
[33]	[0.08670]	[74]	[3.07394]	[115]	[83.33333]
[34]	[0.08837]	[75]	[3.39864]	[116]	[83.33333]
[35]	[0.09087]	[76]	[3.75404]	[117]	[83.33333]
[36]	[0.09588]	[77]	[4.16841]	[118]	[83.33333]
[37]	[0.10005]	[78]	[4.65484]	[119]	[83.33333]
[38]	[0.10756]	[79]	[5.21977]	[120+]	[00.00000]]
[39]	[0.11423]	[80]	[5.83979]
[40]	[0.12174]	[81]	[6.55095]

[Extended No-Lapse Guarantee Optional Rider Cost Factors: The cost factors deducted from the Extended No-Lapse Guarantee Value will be the maximum rates guaranteed by that rider multiplied by the No-Lapse Guarantee Rider Charge Conversion Factor, except riders for which specific cost factors are provided.

No-Lapse Guarantee Rider Charge Conversion Factor:     [110%]]

[Extended No-Lapse Guarantee Monthly LTC Rider Charge Rate	Effective Date of Coverage: [July 1, 2016]
Per $1,000 of LTC Rider Specified Amount ([$100,000.00]):	All Policy Years [$0.07700] each Policy Monthaversary]

[Extended No-Lapse Guarantee Monthly LTC Rider Charge Rate	Effective Date of Coverage: [July 1, 2018]
Per $1,000 of LTC Rider Specified Amount for Increase of [$100,000.00]:	All Policy Years [$0.08890] each Policy Monthaversary]

ICC16-NWLA-535	3K	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

[Table of Extended No-Lapse Guarantee Monthly Cost Factors Per $1,000 of Additional Term Insurance Rider Net

Amount at Risk

Specified Amount [Increase]: [$100,000.00]	Effective Date of Coverage: [July 1, 2016]

Attained Age of Insured	Maximum Rate	[Attained Age of Insured]	[Maximum Rate]	[Attained Age of Insured]	[Maximum Rate]

[0]	[0.08086]	[41]	[0.13176]	[82]	[7.29755]
[1]	[0.04667]	[42]	[0.14428]	[83]	[8.10961]
[2]	[0.03250]	[43]	[0.15847]	[84]	[9.01738]
[3]	[0.02250]	[44]	[0.17516]	[85]	[10.04234]
[4]	[0.01750]	[45]	[0.19437]	[86]	[11.19222]
[5]	[0.01750]	[46]	[0.21274]	[87]	[12.46504]
[6]	[0.01833]	[47]	[0.23279]	[88]	[13.84938]
[7]	[0.01833]	[48]	[0.24449]	[89]	[15.33342]
[8]	[0.01833]	[49]	[0.25786]	[90]	[16.90881]
[9]	[0.01916]	[50]	[0.27708]	[91]	[18.41631]
[10]	[0.01916]	[51]	[0.29966]	[92]	[20.01527]
[11]	[0.02250]	[52]	[0.33060]	[93]	[21.73360]
[12]	[0.02750]	[53]	[0.36406]	[94]	[23.58542]
[13]	[0.03250]	[54]	[0.40674]	[95]	[25.57306]
[14]	[0.03917]	[55]	[0.45949]	[96]	[27.43187]
[15]	[0.05084]	[56]	[0.51311]	[97]	[29.45788]
[16]	[0.06168]	[57]	[0.57095]	[98]	[31.67269]
[17]	[0.07086]	[58]	[0.62044]	[99]	[34.09954]
[18]	[0.07669]	[59]	[0.67751]	[100]	[36.77136]
[19]	[0.07836]	[60]	[0.74638]	[101]	[38.95130]
[20]	[0.07920]	[61]	[0.83044]	[102]	[41.33539]
[21]	[0.07920]	[62]	[0.93310]	[103]	[43.94624]
[22]	[0.07920]	[63]	[1.04852]	[104]	[46.81288]
[23]	[0.08003]	[64]	[1.16999]	[105]	[49.92532]
[24]	[0.08086]	[65]	[1.29839]	[106]	[53.36258]
[25]	[0.08170]	[66]	[1.42867]	[107]	[57.17346]
[26]	[0.08503]	[67]	[1.56082]	[108]	[61.41904]
[27]	[0.08921]	[68]	[1.70336]	[109]	[66.17320]
[28]	[0.08754]	[69]	[1.85123]	[110]	[71.52938]
[29]	[0.08587]	[70]	[2.03086]	[111]	[77.61672]
[30]	[0.08503]	[71]	[2.23220]	[112]	[83.33333]
[31]	[0.08420]	[72]	[2.49735]	[113]	[83.33333]
[32]	[0.08420]	[73]	[2.77788]	[114]	[83.33333]
[33]	[0.08670]	[74]	[3.07394]	[115]	[83.33333]
[34]	[0.08837]	[75]	[3.39864]	[116]	[83.33333]
[35]	[0.09087]	[76]	[3.75404]	[117]	[83.33333]
[36]	[0.09588]	[77]	[4.16841]	[118]	[83.33333]
[37]	[0.10005]	[78]	[4.65484]	[119]	[83.33333]
[38]	[0.10756]	[79]	[5.21977]	[120+]	[00.00000]]
[39]	[0.11423]	[80]	[5.83979]
[40]	[0.12174]	[81]	[6.55095]

ICC16-NWLA-535	3L	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

[OVERLOAN LAPSE PROTECTION RIDER CHARGE RATES

The Rider charge rates vary by Attained Age. If the Rider is invoked, the one-time Rider charge is the product of Accumulated or Cash Value and the rate shown below:

Attained Age of Insured	Rider Charge

75	4.25%
76	4.15%
77	4.10%
78	4.05%
79	4.00%
80	3.90%
81	3.80%
82	3.70%
83	3.55%
84	3.40%
85	3.20%
86	3.00%
87	2.75%
88	2.50%
89	2.15%
90	1.75%
91	1.30%
92	0.90%
93	0.55%
94	0.30%
95+	0.15%]

ICC16-NWLA-535	3M	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

[SPOUSE LIFE INSURANCE RIDER

Table of Guaranteed Maximum Monthly Cost of Insurance Rates Per $1,000 of Rider Specified Amount

Specified Amount [Increase]: $100,000.00	Effective Date of Coverage: July 1, 2016

Attained Age of Insured	Maximum Rate	Attained Age of Insured	Maximum Rate

18	0.17	44	0.33
19	0.17	45	0.35
20	0.17	46	0.37
21	0.17	47	0.39
22	0.17	48	0.41
23	0.17	49	0.44
24	0.18	50	0.46
25	0.18	51	0.49
26	0.18	52	0.53
27	0.19	53	0.56
28	0.19	54	0.60
29	0.20	55	0.65
30	0.20	56	0.71
31	0.21	57	0.78
32	0.21	58	0.86
33	0.22	59	0.95
34	0.22	60	1.05
35	0.23	61	1.16
36	0.24	62	1.28
37	0.24	63	1.41
38	0.25	64	1.55
39	0.26	65	1.70
40	0.27	66	1.83
41	0.29	67	1.98
42	0.30	68	2.15
43	0.31	69	2.33]

ICC16-NWLA-535	3N	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

ALLOCATION OF NET PREMIUM PAID

Variable Account: [Nationwide VLI Separate Account – G]

Your initial investment options are listed below. We may subsequently add or eliminate Sub-Accounts as described in the Variable Account Provisions of this Policy. Your initial allocation to a Sub-Account, the Fixed Account, Long-Term Fixed Account, and/or Indexed Interest Strategy options is shown on a percentage basis.

	FUND ALLOCATION FACTORS

	During “RIGHT	After “RIGHT
	to EXAMINE and	to EXAMINE and
VARIABLE ACCOUNT OPTIONS	CANCEL” Period*	CANCEL” Period
[Alliance Bernstein VPS Small/Mid Cap Value Portfolio	0%	0%
American Century VP Inflation Protection Fund	0%	0%
Black Rock Global Allocation V.I. Fund	0%	0%
Delaware VIP Small Cap Value Series	0%	0%
Deutsche VIP Global Income Builder VIP**	0%	0%
Dimensional FA VA Global Bond Portfolio	0%	0%
Dimensional FA VA Inflation-Protected Securities Portfolio	0%	0%
Dimensional FA VA International Small Portfolio	0%	0%
Dimensional FA VA International Value Portfolio	0%	0%
Dimensional FA VA Short-Term Fixed Portfolio	0%	0%
Dimensional FA VA U.S. Large Value Portfolio	0%	0%
Dimensional FA VA U.S. Targeted Value Portfolio	0%	0%
Federated Quality Fund II	0%	0%
Fidelity VIP Energy Portfolio	0%	0%
Fidelity VIP Equity-Income Portfolio	0%	0%
Fidelity VIP Growth Portfolio	0%	0%
Fidelity VIP Investment Grade Bond Portfolio	0%	0%
Fidelity VIP Mid Cap Portfolio - Service Class	0%	0%
Fidelity VIP Overseas Portfolio - Service Class R	0%	0%
Franklin Templeton VIPT Franklin Income VIP Fund	0%	0%
Franklin Templeton VIPT Templeton Global Bond Securities Fund	0%	0%
Guggenheim VF Multi-Hedge Strategies	0%	0%
Invesco VI Balanced-Risk Allocation Fund**	0%	0%
Ivy Funds Variable Insurance Portfolios, Inc. Asset Strategy	0%	0%
Ivy Funds Variable Insurance Portfolios, Inc. High Income	0%	0%
Janus Aspen Series Global Technology Portfolio	0%	0%
Lord Abbett Series Funds Total Return Portfolio	0%	0%
MFS VIT New Discovery Series	0%	0%
MFS VIT Value Series	0%	0%
MFS VIT II International Value Portfolio	0%	0%
NVIT American Century NVIT Multi Cap Value Fund	0%	0%
NVIT American Funds NVIT Asset Allocation Fund**	0%	0%
NVIT American Funds NVIT Global Growth Fund	0%	0%
NVIT Federated NVIT High Income Bond Fund	0%	0%
NVIT Invesco NVIT Comstock Value Fund	0%	0%
NVIT Loring Ward NVIT Capital Appreciation Fund	0%	0%
NVIT Loring Ward NVIT Moderate Fund**	0%	0%
NVIT Neuberger Berman NVIT Socially Responsible Fund	0%	0%
NVIT Bond Index Fund	0%	0%
NVIT CardinalSM Aggressive Fund	0%	0%
NVIT CardinalSM Balanced Fund**	0%	0%
NVIT CardinalSM Capital Appreciation Fund**	0%	0%
NVIT CardinalSM Conservative Fund**	0%	0%
NVIT CardinalSM Managed Growth & Income Fund**	0%	0%
NVIT CardinalSM Managed Growth Fund	0%	0%
NVIT CardinalSM Moderate Fund**	0%	0%
NVIT CardinalSM Moderately Aggressive Fund**	0%	0%
NVIT CardinalSM Moderately Conservative Fund**	0%	0%
NVIT Core Bond Fund	0%	0%

ICC16-NWLA-535	3O	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

ALLOCATION OF NET PREMIUM PAID

Continued

	FUND ALLOCATION FACTORS

	During “RIGHT	After “RIGHT
	to EXAMINE and	to EXAMINE and
VARIABLE ACCOUNT OPTIONS	CANCEL” Period*	CANCEL” Period
NVIT Core Plus Bond Fund	0%	0%
NVIT Emerging Markets Fund	0%	0%
NVIT Government Bond Fund	0%	0%
NVIT International Index Fund	0%	0%
NVIT Investor Destinations Aggressive Fund**	0%	0%
NVIT Investor Destinations Balanced Fund**	0%	0%
NVIT Investor Destinations Capital Appreciation Fund**	0%	0%
NVIT Investor Destinations Conservative Fund**	0%	0%
NVIT Investor Destinations Managed Growth & Income Fund**	0%	0%
NVIT Investor Destinations Managed Growth Fund**	0%	0%
NVIT Investor Destinations Moderate Fund**	0%	0%
NVIT Investor Destinations Moderately Aggressive Fund**	0%	0%
NVIT Investor Destinations Moderately Conservative Fund**	0%	0%
NVIT Large Cap Growth Fund	0%	0%
NVIT Mid Cap Index Fund	0%	0%
NVIT Money Market Fund	70%	70%
NVIT Multi Sector Bond Fund	0%	0%
NVIT Multi-Manager International Growth Fund	0%	0%
NVIT Multi-Manager International Value Fund	0%	0%
NVIT Multi-Manager Large Cap Growth Fund	0%	0%
NVIT Multi-Manager Large Cap Value Fund	0%	0%
NVIT Multi-Manager Mid Cap Growth Fund	0%	0%
NVIT Multi-Manager Mid Cap Value Fund	0%	0%
NVIT Multi-Manager Small Cap Growth Fund	0%	0%
NVIT Multi-Manager Small Cap Value Fund	0%	0%
NVIT Multi-Manager Small Company Fund	0%	0%
NVIT Nationwide® Fund	0%	0%
NVIT Real Estate Fund	0%	0%
NVIT S&P 500 Index Fund	0%	0%
NVIT Short Term Bond Fund	0%	0%
NVIT Small Cap Index Fund	0%	0%
Northern Lights VT TOPS Managed Risk Balanced ETF Portfolio**	0%	0%
Northern Lights VT TOPS Managed Risk Growth ETF Portfolio**	0%	0%
Northern Lights VT TOPS Managed Risk Moderate Growth ETF Portfolio**	0%	0%
Oppenheimer Global Fund/VA	0%	0%
Oppenheimer International Growth Fund/VA	0%	0%
Oppenheimer Main Street Fund®/VA	0%	0%
PIMCO VIT All Asset Portfolio	0%	0%
PIMCO VIT CommodityRealReturn® Strategy Portfolio	0%	0%
PIMCO VIT Foreign Bond Portfolio (Unhedged)	0%	0%
PIMCO VIT Low Duration Portfolio	0%	0%
PIMCO VIT Total Return Portfolio	0%	0%
T. Rowe Price Equity Series Health Sciences Fund	0%	0%
Van Eck VIPT Global Hard Assets Fund	0%	0%]

GENERAL ACCOUNT OPTIONS
[Enhanced Dollar Cost Averaging Allocation	0%	0%]
Fixed Account	10%	10%
Long Term Fixed Account	0%	0%

[One Year Multi-Index Monthly Average Indexed Interest Strategy	0%	0%
One Year S&P 500® Point-to-Point Indexed Interest Strategy	20%	20%]
Total	100%	100%

ICC16-NWLA-535	3P	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

*We reserve the right to apply any Premium allocated to an Indexed Interest Strategy to the Fixed Account until the next applicable Sweep Date after the Right to Examine and Cancel period has expired. We may also modify the above allocation based on directions you provide us after we have issued you this Policy. Upon expiration of the Right to Examine and Cancel period, we will allocate any Net Premiums paid according to the last direction we received from you.

[**These funds represent Permitted Allocations based on your election of the Extended No-Lapse Guarantee Rider. Note: If you have elected to participate in an administrative asset allocation model service, if available, your allocation above may reflect funds not otherwise individually available with the Extended No-Lapse Guarantee Rider. Please consult the prospectus for a listing of investment options currently available for Policies with the Extended No-Lapse Guarantee Rider.]

ICC16-NWLA-535	3Q	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

GENERAL ACCOUNT OPTIONS

FIXED ACCOUNT AND LONG-TERM FIXED ACCOUNT:

Guaranteed Minimum Interest Crediting Rate:	[0.50]% (effective daily rate of 0.00136646%)

INDEXED INTEREST STRATEGY OPTIONS:

For purpose of deduction of charges, partial Surrenders, transfers for Policy Loans (including due and unpaid interest charged), amounts will be withdrawn from the Indexed Interest Strategies in the order listed below.

[One Year S&P 500® Point-to-Point Indexed Interest Strategy

One Year Multi-Index Monthly Average Indexed Interest Strategy]

[Indexed Interest Strategy:

It is important to note that no Index Segment Interest will be credited on any amount surrendered or deducted from an Index Segment prior to its Index Segment Interest Crediting Date.

Guaranteed Maximum Indexed Interest Strategy Charge Rate:                 [2.00%]

[One Year Multi-Index Monthly Average Indexed Interest Strategy

Reference Indexes:

[S&P 500® Index, excluding dividend income*]

[NASDAQ-100® Index, excluding dividend income*]

[Dow Jones Industrial AverageSM, excluding dividend income*]

Guaranteed Minimum Participation Rate:	[100.00%]	Index Segment Term:	[12 Months]

		Index Segment Interest Crediting Dates:	[[12] months after a
Guaranteed Minimum Cap Rate:	[3.00%]		Segment Start Date]

		Guaranteed Sweep Date Frequency:	[Quarterly]
Guaranteed Minimum Floor Rate:	[1.00%]

[*Index disclaimers appear after the end of the Indexed Interest Strategy descriptions.]

ICC16-NWLA-535	3R	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

[INTEREST CREDITING STRATEGIES]

[Continued]

One Year Multi-Index Monthly Average Indexed Interest Strategy

Index Segment Interest Calculation

Index Segment Interest = Cash Value of an Index Segment on an Index Segment Interest Crediting Date x Index Segment Interest Rate

The Index Segment Interest Rate is calculated in two steps:

Step 1: The Reference Index Performance Rate for each Reference Index is the monthly average rate of change determined as follows:

Reference Index Performance Rate = ((A ÷ B) ÷ C) – D, where:

A = the sum of the respective Reference Index Values on each Index Segment Monthaversary during the Index Segment Interest Period;

B = the length of the Index Segment Interest Period in months, here [12];

C = the Reference Index Value at the beginning of an Index Segment Interest Period; and

D = 1.

Step 2:	The respective Reference Index Performance Rates are used in the following formula to determine the applicable Index Segment Interest Rate:

[Index Segment Interest Rate = the lesser of I, or the greater of (J and (E + F + G) x H),* where:

E = 50% x greatest Reference Index Performance Rate

F    =    30% x second greatest Reference Index Performance Rate

G    =    20% x third greatest Reference Index Performance Rate

H = the Participation Rate in effect for the Index Segment Interest Period

I = the Cap Rate in effect for the Index Segment Interest Period

J = the Floor Rate in effect for the Index Segment Interest Period]

[Index Segment Interest Rate = the lesser of I, or the greater of (J and (E + F) x H),* where:

E = 65% x greatest Reference Index Performance Rate

F = 35% x second greatest Reference Index Performance Rate

H = the Participation Rate in effect for the Index Segment Interest Period

I = the Cap Rate in effect for the Index Segment Interest Period

J = the Floor Rate in effect for the Index Segment Interest Period]

[Index Segment Interest Rate = the lesser of I, or the greater of (J and E x H), * where:

E = 100% x greatest Reference Index Performance Rate

H = the Participation Rate in effect for the Index Segment Interest Period

I = the Cap Rate in effect for the Index Segment Interest Period

J = the Floor Rate in effect for the Index Segment Interest Period]

*If after application of the Participation Rate, the value is: greater than the Cap Rate, the result is the Cap Rate; less than the Floor Rate, the result is the Floor Rate, between the Cap Rate and the Floor Rate, the result is the calculated value.]

ICC16-NWLA-535	3S	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

[INTEREST CREDITING STRATEGIES]

[Continued]

[One Year S&P 500® Point-to-Point Indexed Interest Strategy

Reference Index:

[S&P 500® Index, excluding dividend income*]

Guaranteed Minimum Participation Rate:	[100.00%]

Guaranteed Minimum Cap Rate:	[3.00%]

Guaranteed Minimum Floor Rate:	[1.00%]

Index Segment Term:	[12 Months]

Index Segment Interest Crediting Dates:	[[12] months after a
Segment Start
Date]

Guaranteed Sweep Date Frequency:	[Quarterly]

[*Index disclaimers appear after the end of the Indexed Interest Strategy descriptions.]

Index Segment Interest Calculation

Index Segment Interest = Cash Value of an Index Segment on an Interest Crediting Date x Index Segment Interest Rate

The Index Segment Interest Rate is calculated in two steps:

Step 1: The Reference Index Performance Rate is calculated:

Reference Index Performance Rate = (A ÷ B) – C, where:

A = the Reference Index Value at the end of an Index Segment Interest Period;

B = the Reference Index Value at the beginning of an Index Segment Interest Period; and

C = 1.

Step 2:	The Reference Index Performance Rate is used in the following formula to determine the applicable Index Segment Interest Rate:

Index Segment Interest Rate = the greater of G, or the lesser of (F and (D x E)),** where:

D = the Reference Index Performance Rate

E = the Participation Rate in effect for the Index Segment Interest Period

F = the Cap Rate in effect for the Index Segment Interest Period

G = the Floor Rate in effect for the Index Segment Interest Period

** If after application of the Participation Rate, the value is: greater than the Cap Rate, the result is the Cap Rate; less than the Floor Rate, the result is the Floor Rate, between the Cap Rate and the Floor Rate, the result is the calculated value.]

ICC16-NWLA-535	3T	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

[The “S&P 500” and the “Dow Jones Industrial Average” are products of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Nationwide. Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); DJIA®, The Dow®, Dow Jones® and Dow Jones Industrial Average are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. [Licensee’s Product(s)] are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Policy or any member of the public regarding the advisability of investing in securities generally or in the Policy particularly or the ability of the Dow Jones Industrial Average or the S&P 500 to track general market performance. S&P Dow Jones Indices’ only relationship to Nationwide with respect to the Dow Jones Industrial Average and the S&P 500 is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The Dow Jones Industrial Average and the S&P 500 is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide or the Policy. S&P Dow Jones Indices have no obligation to take the needs of Nationwide or the owners of the Policy into consideration in determining, composing or calculating the Dow Jones Industrial Average and the S&P 500. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Policies or the timing of the issuance or sale of the Policy or in the determination or calculation of the equation by which Nationwide is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Policies. There is no assurance that investment products based on the Dow Jones Industrial Average and/or the S&P 500 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Policies currently being issued by Nationwide, but which may be similar to and competitive with the Policy. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Dow Jones Industrial Average and/or the S&P 500.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE, THE S&P 500, OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE, OWNERS OF THE POLICY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE, THE S&P 500, OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

[The Policy is not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Policy. The Corporations make no representation or warranty, express or implied to the owners of the Policy or any member of the public regarding the advisability of investing in securities generally or in the Policy particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to Nationwide (“Licensee”) is in the licensing of the NASDAQ®, OMX®, NASDAQ OMX®, NASDAQ-100®, and NASDAQ-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the Policy. NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the Policy into consideration in determining, composing or calculating the NASDAQ-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Policy to be issued or in the determination or calculation of the equation by which the Policy is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Policy.

The Corporations do not guarantee the accuracy and/or uninterrupted calculation of the Nasdaq-100 index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the Policy, or any other person or entity from the use of the Nasdaq-100 Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Index® or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.]

ICC16-NWLA-535	3U	(08/2016)

[Insured: [John E Doe]	Policy Number: [B500000000]

SUPPLEMENTAL POLICY SPECIFICATION PAGES

Statement of Guarantee for the Extended No-Lapse Guarantee Rider

INSURED’S INFORMATION

Sex:	[Male]	Policy Date:	[July 1, 2016]

Issue Age:	[35]	Rate Class Multiple:	[1.00]

Rate Class:	[Standard]	Monthly Flat Extra:	[None] [$0.00 payable for 0 years]

Rate Type:	[Non-Tobacco]	[Monthly Flat Extra:]	[$0.00 payable for 0 years]

Nationwide guarantees your Policy will remain In Force to the [Final Policy Anniversary Date], Insured’s Attained Age [80] as long as:

●	Premium is paid as shown in the Premium Assumptions table below;

●

Coverage assumptions are not materially changed after the Policy Date other than as shown in the Coverage Assumptions table below, e.g. change the Specified Amount, change the death benefit option, add or drop riders, etc.; and

●	you do not take any partial Surrenders or Policy loans, other than as shown in the Policy Loan and Partial Surrenders Assumptions table below; and

●	benefits under any attached Accelerated Death Benefit for Terminal Illness Rider [or Long-Term Care Rider] are not taken.

If any of these conditions are not satisfied, the guarantee provided by the Extended No-Lapse Guarantee Rider will be different and the Policy may lapse prior to the Attained Age shown unless additional Premium is paid. Any Policy changes and/or transactions assumed to occur after the Policy Date must still be requested by the Policy Owner and approved by Nationwide at the assumed time, they will not occur automatically.

ASSUMPTION INFORMATION FOR POLICY AS ISSUED ON THE POLICY DATE

This guarantee assumes Premiums, partial Surrenders, and/or Policy loans are made on a Policy Monthaversary.

PREMIUM ASSUMPTIONS

[Lump Sum Premium:	[$000,000,000.00]	Received: Policy Year [1], Month [1]
	[$000,000,000.00]	Received: Policy Year [5], Month [1]]
[1035 Exchange Premium:	[$000,000,000.00]		Received: Policy Year [1], Month [1]]

[Planned Premium Payment	Frequency	Start at Policy Year	End at Policy Year

[$ 776.00]	[Annual]	[1]	[30]
[$ 576.00]	[Annual]	[31]	[45]]

ICC16-NWLA-535	3(SUPP)	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

COVERAGE ASSUMPTIONS

		Rate Class/Type/	Start at	End at
		Multiple/Monthly Flat Extra	Policy	Policy
Coverage/Benefit	Amount	per $1000 Net Amount At Risk	Year	Year

Base Policy Specified Amount	[$200,000.00]		[1]	[30]
[Base Policy Specified Amount]	[$100,000.00]		[31]	[45]
[Accidental Death Benefit Rider]	[$100,000.00]	[Rate Class Multiple: [1.75]]	[1]	[35]
[Additional Term Insurance Rider]	[$175,000.00]	[Rate Class: [Standard]]	[1]	[30]
[Rate Type: [Non-Tobacco]]
[Rate Class Multiple: [1.75]]
[Monthly Flat Extra: [None] [$0.16]]
[payable for [5] years]
[Monthly Flat Extra:] [$0.14]
[payable for [3] years]
[Additional Term Insurance Rider]	[$150,000.00]	[Rate Class: [Standard]]	[31]	[45]
[Rate Type: [Non-Tobacco]]
[Rate Class Multiple: [1.75]]
[Monthly Flat Extra: [None] [$0.16]]
[payable for [5] years]
[Monthly Flat Extra:] [$0.14]
[payable for [3] years]
[Children’s Term Insurance Rider]	[$100,000.00]		[1]	[30]
[Long-Term Care Rider]	[$200,000.00]	[Rate Class: [Single]]	[1]	[30]
[Rate Type: [Non-Tobacco]]
Rate Class Multiple: 1.00
[Long-Term Care Rider]	[$100,000.00]	[Rate Class:[Single]]	[31]	[45]
[Rate Type: [Non-Tobacco]]
Rate Class Multiple: 1.00
[Spouse Life Insurance Rider]	[$100,000.00]	[Rate Class: [Standard]]	[1]	[32]
[Sex: [Male]		[Rate Type: [Non-Tobacco]]
[Issue Age: [38]]		[Rate Class Multiple: [1.75]]
[Monthly Flat Extra: [None] [$0.16]]
[payable for [5] years]
[Monthly Flat Extra:] [$0.14]
[payable for [3] years]
[Waiver of Monthly Deductions Rider]		[Rate Class Multiple: [1.75]]	[1]	[30]
Extended No-Lapse Guarantee Rider			[1]	[45]
Maximum Attained Age: [90]
Assumed Actual Duration to Attained Age: [80]

Death Benefit Option:        [Option 1 - Level]        From Policy Year [1] to [30]

                                 [Option 2 - Increasing] [From Policy Year [31] to [45*]]

Internal Revenue Code Life Insurance Qualification Test: [Guideline Premium/Cash Value Corridor Test]

ICC16-NWLA-535	3(SUPP), continued	(08/2016)

Insured: [John E Doe]	Policy Number: [B500000000]

POLICY LOAN AND PARTIAL SURRENDERS ASSUMPTIONS

[No Policy loans or partial Surrenders were assumed.]

[Any Policy loans or partial Surrenders are assumed to be made on [a][an] [monthly][quarterly][semi-annual][annual] basis.]

[Any Policy loan repayments are assumed to be made annually at the beginning of the Policy Year.]

	Annualized	Start at	End at
[Activity Type	Amount	Policy Year	Policy Year

[Partial Surrender]	[$7,500.00]	[10]	[10]
[Policy Loan]	[$2,500.00]	[15]	[20]
[Policy Loan]	[$10,000.00]	[21]	[25]
[Loan Repayment]	[$1,000.00]	[26]	[40]]

ICC16-NWLA-535	3(SUPP), continued	(08/2016)]

DEFINED TERMS USED IN THIS POLICY

The defined terms listed below are either frequently used or have an important meaning within this Policy.

Accumulation Unit – An accounting unit used to measure the Sub-Account values of the Variable Account.

Attained Age – Age measured from the Policy Date. Attained Age is equal to a person’s Issue Age plus the number of completed Policy Years.

Beneficiary – The person or entity, such as a trust or charity, you name to receive the Death Benefit Proceeds if the Insured dies while this Policy is In Force.

Cap Rate – A value used in determining the Index Segment Interest Rate for identified Index Interest Strategies. The Cap Rate is the maximum Index Segment Interest Rate applicable to an Index Segment Interest Period. A different Cap Rate may apply for each Index Segment Interest Period. The Guaranteed Minimum Cap Rate for each Indexed Interest Strategy is stated in the Policy Specification Pages.

Cash Surrender Value – The amount available upon Surrender of this Policy. It is equal to the Cash Value of this Policy minus any Indebtedness, applicable charges, and/or adjustments described in this Policy.

Cash Value – The combined accumulated dollar value of the interests you purchased in the Sub-Accounts of the Variable Account, plus the values in the Fixed Account, the Long-Term Fixed Account, Indexed Interest Strategies, and the Policy Loan Account.

Contingent Beneficiary – The person or entity, such as a trust or charity, you name to receive the Death Benefit Proceeds if the Insured dies while this Policy is In Force and no Beneficiary is living or in existence at the time.

Contingent Owner – The person or entity, such as a trust or charity, you name who becomes the Policy Owner if you die before the Insured.

Death Benefit Proceeds – The amount we pay if the Insured dies while this Policy is In Force.

Directed Monthly Deductions – An election you can make to have deductions for monthly policy charges, including rider charges, deducted from a single Sub-Account in the Variable Account or the Fixed Account. If the selected investment option’s value is insufficient to cover the full monthly deduction, the remainder of the monthly deduction will be deducted as described in the Monthly Deductions section of the Policy.

Fixed Account – An allocation option funded by our General Account and credited interest at rates determined by us periodically and declared in advance.

Floor Rate – A value used in determining the Index Segment Interest Rate. The Floor Rate is the minimum Index Segment Interest Rate applicable to an Index Segment Interest Period. A different Floor Rate may apply for each Index Segment Interest Period. The Guaranteed Minimum Floor Rate for each Indexed Interest Strategy is stated in the Policy Specification Pages.

General Account – The General Account is made up of all of our assets other than those held in any Variable Account.

In Force – The insurance coverage is in effect.

Indebtedness – The amount you owe us due to an outstanding Policy loan balance, including principal and any unpaid Policy loan interest charged.

Indexed Interest Strategy – One or more allocation options funded by our General Account and credited with Index Segment Interest determined in arrears based on the performance of its Reference Index and the applicable calculation as stated in the Policy Specification Pages.

Index Segment(s) – A division of an Indexed Interest Strategy created by the allocation of Net Premium and/or allocation or transfer of Cash Value to an Indexed Interest Strategy on a Sweep Date.

Index Segment Interest – Interest credited to an Index Segment on Index Segment Interest Crediting Dates. Index Segment Interest is equal to the Index Segment Interest Rate multiplied by the Cash Value of an Index Segment on an Index Segment Interest Crediting Date.

Index Segment Interest Crediting Date(s) – Dates on which we credit Index Segment Interest to the Index Segments within an Indexed Interest Strategy. The Index Segment Interest Crediting Dates are stated in the Policy Specification Pages.

Index Segment Interest Period – The period of time between an Index Segment Start Date and the first Index Segment Interest Crediting Date for an Index Segment, or between two consecutive Index Segment Interest Crediting Dates for an Index Segment, as applicable.

Index Segment Interest Rate – A value, expressed as a percentage, based on the applicable Indexed Interest Strategy’s method of calculating Reference Index Performance Rate(s) and as applicable the Participation Rate, Cap Rate, and Floor Rate in effect for the Index Segment Interest Period. The method of calculating the Index Segment Interest Rate for each Indexed Interest Strategy is stated in the Policy Specification Pages.

Index Segment Maturity Date – The scheduled end date of an Index Segment Term. The Index Segment Term applicable to Index Segments within a particular Indexed Interest Strategy is stated in the Policy Specification Pages.

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Index Segment Maturity Value – The Cash Value of an Index Segment on its Index Segment Maturity Date, including any Index Segment Interest credited.

Index Segment Start Date – The Sweep Date on which an Index Segment is created.

Index Segment Term – The length of time an Index Segment is scheduled to exist. The Index Segment Term applicable to Index Segments within a particular Indexed Interest Strategy is stated in the Policy Specification Pages.

Initial Premium Investment Date – The later of the Policy Date or the date we receive at least the Minimum Initial Premium at our Home Office address stated on the face page of this Policy.

Insured – The person you name whose life is covered by this Policy. If the Insured dies while this Policy is In Force, the Death Benefit Proceeds become payable.

Issue Age – A person’s age based on their birthday nearest the Policy Date. If a person’s last birthday is more than 182 days prior to the Policy Date, their nearest birthday is their next birthday. The Insured’s Issue Age is stated in the Policy Specification Pages.

Long-Term Fixed Account – An allocation option funded by our General Account and credited interest at rates determined by us periodically and declared in advance. The Long-Term Fixed Account may receive a greater interest rate than the Fixed Account and is subject to greater Premium allocation, Cash Value transfer, partial Surrender, and Policy loan restrictions.

Maturity Date – The Policy Anniversary on which the Insured reaches Attained Age 120.

Maturity Proceeds – The amount payable if this Policy is In Force on the Maturity Date and you request that the Maturity Date not be automatically extended. The Maturity Proceeds are equal to the Cash Surrender Value on the Maturity Date.

Minimum Initial Premium – The minimum amount of Premium required for coverage under this Policy to be put In Force.

Nationwide – Nationwide Life and Annuity Insurance Company. References to “we,” “our,” and “us” also mean Nationwide Life and Annuity Insurance Company.

Net Amount At Risk – A value used to calculate cost of insurance charges for the Policy. The method of determining the Net Amount At Risk varies based on the death benefit option in effect at the time of calculation as described in the Monthly Cost of Insurance Per $1,000 of Net Amount At Risk section of the Policy Charges and Deductions Provision.

Net Premium – The amount of each Premium applied to the Cash Value of this Policy. Net Premium is equal to a gross Premium paid less any percent of Premium charge.

Participation Rate – A value used in determining the Index Segment Interest Rate. A different Participation Rate may apply for each Index Segment Interest Period. The Guaranteed Minimum Participation Rate for each Indexed Interest Strategy is stated in the Policy Specification Pages.

Pending Sweep Transactions – Cash Value being held in the Fixed Account, including attributable accrued interest, pending application to an Indexed Interest Strategy on the next applicable Sweep Date. Pending Sweep Transactions are tracked separately for each Indexed Interest Strategy.

Policy – The terms, conditions, benefits, and rights of the life insurance contract described in this document including the Policy Specification Pages.

Policy Anniversary – Each anniversary of the Policy Date. For any year in which such date does not exist (e.g. February 29th), the last day of the month will be the Policy Anniversary.

Policy Date – The issue date of this Policy. It is the date this Policy takes effect subject to the payment of the Minimum Initial Premium stated in the Policy Specification Pages.

Policy Loan Account – The portion of the Cash Value attributable to all loans taken under this Policy including Policy loan interest credited.

Policy Monthaversary – The same day of the month as the Policy Date for each succeeding month. In any month where such day does not exist (e.g. 29th, 30th, and 31st), the Policy Monthaversary will be the last day of that calendar month.

Policy Owner – The person or entity possessing all rights under this Policy while it is In Force. The Policy Owner is named on the application unless later changed. References to “you” or “your” also mean the Policy Owner.

Policy Specification Pages – The Policy Specification Pages contain detailed information about your Policy coverage.

Policy Year – Beginning with the Policy Date, each one-year period this Policy remains In Force.

Premium – Any payments you make into this Policy other than Policy loan repayments. The Minimum Initial Premium is stated in the Policy Specification Pages and will be required prior to this Policy taking effect.

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Proof of Death – A certified copy of the death certificate. If no death certificate will be issued (e.g. missing person), such other lawful evidence and documentation as permits us to make a reasonable determination as to the fact of, date, cause, and manner of death.

Reference Index – One or more market indexes associated with an Indexed Interest Strategy. The change in value of a Reference Index during an Index Segment Interest Period is used in calculating the Reference Index Performance Rate. The Reference Index associated with an Indexed Interest Strategy is stated in the Policy Specification Pages.

Reference Index Performance Rate(s) – A value used to calculate Index Segment Interest. The Reference Index Performance Rate may be calculated differently for each Indexed Interest Strategy (e.g. monthly average, point-to-point, other). The method of calculating the Reference Index Performance Rate for a particular Indexed Interest Strategy is stated in the Policy Specification Pages.

Reference Index Value – The reported value of a Reference Index as of the close of business of the market on which it is based. For any date on which no value is reported for a Reference Index (e.g. the market on which it is based is closed), the last reported value of the Reference Index will be used.

SEC – The United States Securities and Exchange Commission or its successor.

Settlement – Payment of the Death Benefit Proceeds, Maturity Proceeds, or Cash Surrender Value.

Specified Amount – The dollar amount used to determine the death benefit of the Policy. It is stated in the Policy Specification Pages.

State of Issue – The jurisdiction where this Policy has been issued for delivery. For purposes of this Policy, the term includes the District of Columbia, Puerto Rico and any state, territory, or possession of the United States of America.

Sub-Account – A division of the Variable Account corresponding to a different underlying investment option. Your initial Sub-Account allocations are listed on the Policy Specification Pages.

Surrender – A withdrawal of Cash Surrender Value from this Policy at your request. A complete Surrender will result in payment to you of any remaining Cash Surrender Value and will terminate all coverage under this Policy and any attached riders. When we refer to a “partial Surrender” it means a withdrawal of a portion of the Cash Surrender Value and does not by itself terminate this Policy.

Sweep Date(s) – The dates on which allocated Net Premium and/or transferred Cash Value are applied to an Indexed Interest Strategy to create a new Index Segment. The Guaranteed Sweep Date Frequency for the Indexed Interest Strategies is stated in the Policy Specification Pages.

Valuation Date – Each day the New York Stock Exchange and our Home Office are open for business, or any other day when there is enough trading in the Sub-Accounts of the Variable Account that the current net asset value of its Accumulation Units might change. If the required information for transactions you request has not been received by the time indicated on the date of your request, then the date used for valuation will be the next day the New York Stock Exchange and our Home Office is open for business.

Valuation Period – The interval of time between a Valuation Date and the next Valuation Date.

Variable Account – One of our separate investment accounts into which Premiums are allocated. We may offer more than one Variable Account under this Policy.

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GENERAL POLICY PROVISION

Policy References and Headings

Unless the context requires otherwise, the following will apply to the references and headings in this Policy:

1.	singular references will also refer to the plural and plural references will also refer to the singular;

2.	when we refer to a “provision,” it means the entire contents under a main heading in this Policy; and

3.	when we refer to a “section,” it means the entire contents under a sub-heading within a provision.

Non-Participating

This Policy does not participate in our earnings or surplus and does not earn or pay dividends.

Entire Contract

The insurance provided by this Policy is in return for the application and for Premiums paid as required in this Policy. This Policy and a copy of any attached written application, including any attached written supplemental applications, together with any amendments, endorsements, or riders, make up the entire contract.

No statement will be used in defense of a claim under this Policy unless it is contained in a written application that is endorsed upon or attached to this Policy.

The applicable laws of the State of Issue will govern this Policy.

Applications

All statements in an application, in the absence of fraud, are considered representations and not warranties. In issuing this Policy, we have relied on the statements made in the application to be true and complete. Subject to the Incontestability section of this Policy, no such statement will be used to contest this Policy or deny a claim unless that statement is made in an application and is a misrepresentation that is material to our agreement to provide insurance.

In the case of reinstatement, the addition of benefits by rider, an increase of the Specified Amount, or requests for changes in underwriting classification, we rely on the statements made in the respective applications to be true and complete. Subject to the Incontestability section of this Policy, or an attached rider as applicable, no such statement shall be used to contest or deny a claim unless that statement is made in the application to reinstate, add benefits, or increase the Specified Amount and is a misrepresentation material to our agreement to provide or reinstate coverage.

Alteration or Modification

All changes or agreements related to this Policy must be on official forms signed by our President or Secretary. No agent of Nationwide, medical examiner, or other representative is authorized to accept risks, alter or modify contracts, or waive any of our rights or requirements.

This Policy may be modified or superseded by applicable law. Other changes to this Policy may be made only if you and we agree. We will provide you with a copy of any amendment or endorsement or other document modifying this Policy.

Waiver

Our failure to enforce any provision of this Policy in one or more instances shall not be deemed, and may not be construed or relied upon, as a waiver of such provision. Nor shall any waiver or relinquishment of any right or power hereunder in any one or more instance be deemed, and may not be construed or relied upon, as a continuing waiver or relinquishment of that right or power at any other time or times.

Effective Date of Policy Coverage

The effective date of insurance coverage under this Policy is determined in the following manner:

1.	for insurance coverage applied for in the original application and approved by us, the effective date is the Policy Date subject to our receipt of the Minimum Initial Premium;

2.

for increases or other additions to coverage, the effective date is the Policy Monthaversary on or next following the date we approve your supplemental application for insurance, unless you request and we approve a different date; and

3.

in the case of a reinstatement, the effective date is the Policy Monthaversary on or next following the date we approve your application for reinstatement and receive the required Premium, unless you request and we approve a different date.

Policy Termination

All coverage under this Policy will terminate when any of the following events occur:

1.	you request in writing to terminate coverage under this Policy;

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2.	the Insured dies;

3.	you elect to receive the Maturity Proceeds on the Maturity Date;

4.	this Policy lapses at the end of a grace period, subject to the Reinstatement section; or

5.	you Surrender this Policy for its Cash Surrender Value.

Suicide

We will not pay the Death Benefit Proceeds normally payable on the Insured’s date of death if the Insured commits suicide, while sane or insane, within two years from:

1.	the Policy Date;

2.	a reinstatement date; or

3.	a date after the Policy Date we approve an increase in Specified Amount requiring evidence of insurability.

In the case of items 1 and 2 above, we will pay an amount equal to all Premiums paid prior to the Insured’s death less any Indebtedness or partial Surrenders.

In the case of item 3 above, we will not pay the portion of the Death Benefit Proceeds attributable to the Specified Amount increase. Instead, the Specified Amount increase will be terminated and we will pay an amount equal to all monthly deductions and all expenses deducted for such Specified Amount increase. If a return of Premium is being made under items 1 or 2, the total amount returned, including item 3 if applicable, will not exceed the total Premium Paid minus any Indebtedness or partial Surrenders.

We reserve the right under this section to obtain evidence of the manner and cause of the Insured’s death.

Incontestability

We have the right to contest the validity of this Policy based on material misstatements made in the initial application. After this Policy has been In Force for two years from the Policy Date, we will not contest it, as issued on the Policy Date, for any reason except fraud, subject to state law.

We also have the right to contest the validity of any Policy change or reinstatement based on material misstatements made in any application for that change or reinstatement. After any amendment, endorsement, rider, or Specified Amount increase requiring evidence of insurability has been In Force as part of the Policy for two years from its effective date or a reinstatement date, we will not contest it for any reason except fraud, subject to state law.

Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, payments and benefits under this Policy will be adjusted as follows:

1.

if the Insured is alive, all affected Policy values will be adjusted to reflect the monthly deductions and other charges using the correct age and sex of the Insured from the Policy Date to the date of correction. Future monthly deductions and charges will be based on the correct age and sex; or

2.

if the Insured has died, we will adjust the death benefit. The death benefit will be adjusted according to the formula: the total of (a) multiplied by (b) for each segment of coverage added together; plus (c) where:

(a)	is the Net Amount At Risk for each segment of coverage, respectively, on the date of the Insured’s death without adjustment for the correct age/sex;

(b)

is the ratio of the monthly cost of insurance deducted on the Policy Monthaversary immediately preceding the Insured’s death for each segment of coverage, respectively, without adjustment for the correct age/sex and the monthly cost of insurance that would have been deducted for each segment of coverage, respectively, using the correct age/sex on that same Policy Monthaversary; and

(c)	is the Cash Value on the date of the Insured’s death without adjustment for the correct age/sex.

Postponement of Payments

Variable Accounts

We have the right to suspend or delay the date of any Surrender, transfer, or Policy loan from the Variable Accounts for any period when:

1.	the New York Stock Exchange is closed;

2.	when trading on the New York Stock Exchange is restricted;

3.

when an emergency exists and as a result the disposal of securities in the Variable Accounts is not reasonably practicable or it is not reasonably practicable to fairly determine the value of the net assets in the Variable Accounts; or

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4.	during any other period when the SEC by order permits a suspension of Surrender for the protection of security holders.

Rules and regulations of the SEC may govern as to whether certain conditions set forth in the preceding paragraphs exist.

General Account

We have the right to delay any Surrender, transfer, or Policy loan from the Fixed Account, Long-Term Fixed Account, and/or Indexed Interest Strategies for a period permitted by law but not longer than six months after either is requested.

Assignment

You may be able to assign some or all of your rights under this Policy, except as restricted by applicable law or regulation. Assignments must be made in writing and signed by you. Assignments take effect as of the date signed, unless otherwise specified by you, subject to any payments made or actions taken by us before the assignment is recorded. An assignment will not be recorded until we have received sufficient and clear written direction from you on how rights under this Policy are to be divided.

We are not responsible for the validity or tax consequences of any assignment or for any payment or other Settlement made prior to our recording of the assignment.

Instructions

All elections, payment requests, claims, instructions, and/or communications to us must be sent to our Home Office stated on the face page of this Policy and received by us before we can take any action. No instructions are effective until received and recorded by us at our Home Office.

Unless we specify otherwise, all instructions under this Policy must be received in writing, signed and dated. We only accept instructions in writing using a traditional hardcopy format, but upon mutual agreement between you and us, we will consent to the acceptance of other methods of delivering instructions such as electronic mail, facsimile, or other appropriate agreed upon formats.

For certain instructions, such as changes in named parties, authorization of third-parties to act on your behalf, requests to terminate coverage, requests for Surrender, requests for a Policy loan, requests to exchange this Policy for another plan of insurance, requests for Settlement, transfers among the Sub-Accounts of the Variable Account, allocation of future Net Premium, or claims for Death Benefit Proceeds, we may require that the request be completed on a form we provide.

We may require a signature guarantee from a member firm of a recognized domestic stock exchange or a financial institution that is a member of the Federal Deposit Insurance Corporation for Surrender, partial Surrender, Settlement, or change in ownership of this Policy.

Currency

Any money we pay, or that is paid to us, must be in the currency of the United States of America.

Reports

While this Policy is In Force, we will send a report to your last known address at least once every year free of charge. The report will show the beginning and end dates of the report period, the Policy’s current Specified Amount, Cash Value, at the beginning and end of the report period, Cash Surrender Value at the end of the report period, amounts added to or deducted from the Cash Value during the report period, Death Benefit Proceeds at the end of the report period, and any outstanding Indebtedness at the end of the report period. The report will also include any other information required by federal and/or state laws and regulations.

Projection of Benefits and Values

We will provide a non-guaranteed projection of illustrative future benefits and values under this Policy at any time after the first Policy Anniversary upon your written request. One projection per Policy Year will be provided free of charge. A service fee may be assessed for additional projections requested during the same Policy Year. If a service fee is charged it will not exceed the Maximum Service Fee stated in the Policy Specification Pages. Refer to the Service Fee section for additional information.

Internal Revenue Code Life Insurance Qualification Test

This Policy has been designed to satisfy the definition of life insurance for federal income tax purposes under Section 7702 of the Internal Revenue Code, as amended. The life insurance qualification test elected at the time of application is stated in the Policy Specification Pages and will determine the minimum required death benefit and Premium limitations of this Policy. You may not change the life insurance qualification test on or after the Policy Date. We reserve the right to refuse any Premium or decline any change that we reasonably believe would cause your Policy to fail at any time to qualify as life insurance under the applicable tax law. This includes changing the Specified Amount, the death benefit option, and the amount of any requested partial Surrender. We also have the right to change your Policy or to make distributions from your Policy to the extent necessary for it to continue to qualify as life insurance. Any

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distributions under this section will lbe processed in the same order as described in the Monthly Deductions section of this Policy.

We do not give tax advice, and this section should not be construed to guarantee that your Policy will be treated as life insurance or that the tax treatment of life insurance will never be changed by future actions of any tax authority.

Modified Endowment Contracts

Certain policies may be or become Modified Endowment Contracts (MECs) under Section 7702A of the Internal Revenue Code, as amended. We will notify you if a requested action or Premium payment will result in your Policy becoming a MEC. We will only permit your Policy to become a MEC if you authorize it in writing. Otherwise, the requested action will be rejected and any Premium paid in excess of MEC limits will be refunded within sixty days after the end of the Policy Year, or, if there is a material change, contract year as defined by the Internal Revenue Code, in which it was received.

If your Policy becomes a MEC, you may have adverse income tax consequences at the time of any deduction, Surrender, or loan from the Policy, if the Policy is assigned, or it is later exchanged into another policy. Nationwide and its representatives do not provide tax advice. Please consult your tax advisor to determine any tax implications.

Conformity with Interstate Insurance Product Regulation Commission Standards

This Policy was approved under the authority of the Interstate Insurance Product Regulation Commission and issued under the Commission standards. Any provision of this Policy that on the provision’s effective date is in conflict with the Interstate Insurance Product Regulation Commission standards for this product type is hereby amended to conform to the Interstate Insurance Product Regulation Commission standards for this product type as of the provision’s effective date.

PARTIES AND INTERESTS IN THIS POLICY PROVISION

Nationwide

We are a stock life insurance company organized under the laws of the State of Ohio. In exchange for payment of Premium as required in this Policy, we provide certain benefits, including paying the Death Benefit Proceeds if the Insured dies while this Policy is In Force.

Policy Owner

You are the Policy Owner and may exercise all rights under this Policy while it is In Force. If you die before the Insured, your estate becomes the Policy Owner unless there is a named Contingent Owner or you have directed us otherwise.

You name the other parties with rights and interests in this Policy.

Unless otherwise provided on the Policy application or applicable change of ownership form, if there is more than one Policy Owner, all rights, title and interest in this life insurance Policy will be held jointly with right of survivorship and, all rights, title and interest of any Policy Owner who predeceases the Insured will vest in the surviving Policy Owner or jointly in the surviving Policy Owners, subject to the prior rights of all assignees. The signatures of all Policy Owners, or their legal representatives will be required on any written instructions to exercise Policy rights.

Contingent Owner

You may name a Contingent Owner of this Policy at any time while it is In Force. If you name a Contingent Owner, the Contingent Owner will become the Policy Owner if you die while the Policy is In Force.

The Insured

The Insured is the person upon whose life this Policy is issued. You may not change the Insured.

Beneficiary and Contingent Beneficiary

You may name one or more Beneficiaries and Contingent Beneficiaries. The right to receive payments under this Policy, including the Death Benefit Proceeds, is described in detail in the Policy Benefits and Values Provision.

Unless you direct otherwise, the following will apply:

1.	if more than one Beneficiary survives the Insured, each will share equally in any right to receive the Death Benefit Proceeds;

2.	if no Beneficiary survives the Insured and there is more than one Contingent Beneficiary that survives the Insured, each will share equally in any right to receive the Death Benefit Proceeds; and

3.	if no Beneficiary or Contingent Beneficiary is named or none survives the Insured, then you or your estate is entitled to receive the Death Benefit Proceeds.

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Changes of Named Parties and Interests

While this Policy is In Force, you may change the named Beneficiary, Contingent Beneficiary, and Contingent Owner, unless such party was designated irrevocable or as restricted by applicable law or regulation, by providing us proper notice in the proper format, as provided in the Instructions section of the General Policy Provision. A party designated as irrevocable may only be changed with that party’s written consent.

You may also change the Policy Owner, but in doing so you will relinquish all rights under this Policy to the new Policy Owner.

Any change of a party to this Policy will be effective as of the date the instruction is signed by you; however, we are not liable for any actions taken or payments made until the change is received and recorded at our Home Office stated on the face page of this Policy.

PREMIUM PAYMENT PROVISION

This Policy provides for flexible Premium payments. Premium payments may be greater or less than the Planned Premium Payment or Death Benefit Guarantee Monthly Premium stated in the Policy Specification Pages.

Payment of additional Premium is not required as long as the Cash Surrender Value is sufficient to cover all monthly deductions, including any monthly cost for elected optional riders, or the requirements of the Death Benefit Guarantee Policy Continuation section are met.

We reserve the right to require satisfactory evidence of insurability before accepting any Premium that would result in an increase of the Net Amount At Risk.

Payments of Premium are subject to the limitations under Section 7702 of the Internal Revenue Code, as amended. We will refuse or refund any Premium that will in our reasonable belief under applicable law would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code.

Premium will no longer be accepted on or after the Policy Anniversary on which the Insured reaches Attained Age 120, except as necessary to keep the Policy In Force.

Initial Premium

The Minimum Initial Premium is stated in the Policy Specification Pages. It must be paid while the Insured is alive. Coverage under this Policy will not become effective until at least the Minimum Initial Premium is paid. If this Policy is in your possession and you have not paid at least the Minimum Initial Premium, your Policy is not In Force.

The actual initial Premium you pay may be, but is not required to be, greater than the Minimum Initial Premium, subject to the limits described above. The initial Premium is applied on the Initial Premium Investment Date. Any due and unpaid monthly deductions between the Policy Date and the Initial Premium Investment Date will be subtracted from the Cash Value at this time. You may pay the initial Premium to us in advance at our Home Office stated on the face page of this Policy or to our authorized agent or representative.

Additional Premium

Payments of Premium after the initial Premium must be at least the Minimum Additional Premium stated in the Policy Specification Pages and may be paid at any time while this Policy is In Force, subject to the limits described above. We may increase the Minimum Additional Premium amount upon providing you ninety days written notice. We reserve the right to refuse Premium that would increase the Net Amount At Risk. All Premium after the initial Premium is payable at our Home Office stated on the face page of this Policy.

Planned Premium

Your planned Premium payment and planned Premium payment frequency are selected by you and tell us the amount of Premium you intend to pay, and how frequently. The Initial Planned Premium Payment and Initial Planned Premium Payment Frequency selected by you at the time of application are stated in the Policy Specification Pages. You may change the amount and frequency of Premium payments at any time after the first Policy Monthaversary, but those changes will not be reflected in your Policy Specification Pages.

You are not required to pay the planned Premium payment and your Policy may lapse even if you do; however, failure to pay Premium as planned may increase the possibility of Policy lapse.

POLICY CHARGES AND DEDUCTIONS PROVISION

In this provision, we describe all charges we may assess under this Policy. Each charge may include a margin for overall expenses, profit, and the required reserve associated with this Policy. The rates used to determine these charges are set by us and vary by our expectations as to future experience for factors including, but not limited to our: investment earnings; mortality experience; persistency experience; expenses, including reinsurance expenses; and taxes. The guaranteed maximum charges or the rates used to determine the policy charges and deductions and any applicable guaranteed maximum duration of the charge are stated in the Policy Specification Pages.

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The guaranteed maximum Policy charge rates may be affected by changes to this Policy, including Specified Amount increases or decreases, rider additions or deletions, partial Surrenders resulting in Specified Amount decreases, rate type, and death benefit option changes. The new guaranteed maximum Policy charge rates will apply from the effective date of any change to the Policy. Revised Policy Specification Pages will be issued reflecting any of these changes to insurance coverage.

Percent of Premium Charge

We deduct a percent of Premium charge from each Premium applied to this Policy. The percent of Premium charge is calculated by multiplying the percent of Premium charge rate by the dollar amount of Premium received.

The percent of Premium charge rate may vary by the length of time since the Policy Date, the Insured’s Issue Age, sex, rate class, rate type, rate class multiple, any monthly flat extra rating, the Policy’s Specified Amount and coverage provided by any elected riders, and Premium paid to date.

The percent of Premium charge rate is determined by us and is subject to change as described in the Changes in Policy Cost Factors section. However, it will never exceed the Guaranteed Maximum Percent of Premium Charge Rate stated in the Policy Specification Pages.

Monthly Deductions

The following is a list of the charges deducted from the Cash Value of your Policy on the Policy Date, or Initial Premium Investment Date, and each Policy Monthaversary thereafter while this Policy is In Force. If the first Premium is paid after the Policy Date, we will deduct an amount equal to the monthly deductions due on the Policy Date and each Policy Monthaversary between the Policy Date and the Initial Premium Investment Date on the Initial Premium Investment Date. If a Policy Monthaversary occurs on a date other than a Valuation Date, any charges described in the sections below normally taken on a Policy Monthaversary will be taken on the next Valuation Date.

The monthly deduction for each Policy Monthaversary will be the sum of:

1.	the percent of Sub-Account value charge;
2.	the monthly cost of insurance per $1,000 of Net Amount At Risk charge;

3.	the monthly per $1,000 of Specified Amount charge;

4.	the monthly administrative charge; and

5.	the monthly cost of any elected optional riders.

The charges listed in items 1, 2, 3 and 4 above are detailed in this section. The monthly cost for item 5, any elected optional riders, is described in the rider form.

Except for the percent of Sub-Account value charge, monthly deductions will be taken in the following order, unless Directed Monthly Deductions are elected:

1.	first proportionally from the Sub-Accounts until exhausted; then

2.	from the Fixed Account, not including any Pending Sweep Transactions, until exhausted; then

3.	proportionally from the Pending Sweep Transactions until exhausted; then

4.	from the Long-Term Fixed Account until it is exhausted; then

5.

from the Index Segment Maturity Value of any Index Segments the Index Segment Maturity Dates of which coincide with date of the monthly deduction, successively until they are exhausted in the order for Indexed Interest Strategies stated in the Policy Specification Pages if more than one Indexed Interest Strategy is offered; then

6.	from the Indexed Interest Strategies in the order stated in the Indexed Interest Strategy Options section of the Policy Specification Pages if more than one Indexed Interest Strategy is offered; and

7.

within an Indexed Interest Strategy, first from the most recently created Index Segment until it is exhausted, then the next most recently created Index Segment, successively until all Index Segments of that Indexed Interest Strategy are exhausted.

The percent of Sub-Account value charge is only deducted from Cash Value allocated to the Variable Account and is deducted proportionally from each Sub-Account in which you are invested, unless Directed Monthly Deductions are elected.

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Amounts deducted from an Index Segment during an Index Segment Interest Period to pay monthly deductions and other Policy charges will not receive any Index Segment Interest for that Index Segment Interest Period, or any thereafter. Amounts deducted from an Index Segment on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day, but will not receive Index Segment Interest for any subsequent Index Segment Interest Period.

Percent of Sub-Account Value Charge

This charge is calculated by multiplying Cash Value in the Variable Account by the applicable percent of Sub-Account value charge rate.

The percent of Sub-Account value charge rate may vary by the amount of Cash Value allocated to the Sub-Accounts in the Variable Account and the length of time the Policy has been In Force.

The percent of Sub-Account value charge rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section. However, the percent of Sub-Account value charge rates will never exceed the Guaranteed Percent of Sub-Account Value Charge Rate stated in the Policy Specification Pages.

Monthly Cost of Insurance Per $1,000 of Net Amount At Risk Charge

The Specified Amount in effect on the Policy Date and each Specified Amount increase, if any, represent separate segments of coverage under this Policy. Separate cost of insurance rates are used to calculate the monthly cost of insurance for each segment of coverage.

The monthly cost of insurance charge for each segment of coverage is calculated by multiplying its associated Net Amount At Risk by the applicable cost of insurance rate and dividing the result by $1,000. It is possible for different rate classes, rate types, rate class multiples, and any monthly flat extra ratings to apply to the initial Specified Amount and each increase in Specified Amount. A description of how the Net Amount At Risk is allocated among the initial Specified Amount and each increase in Specified Amount is provided in the Net Amount At Risk section.

The rates for each segment of coverage may vary by the Insured’s Issue Age, Attained Age, sex, the most recent rate class, rate type, rate class multiple and any monthly flat extra rating for each segment of coverage, death benefit option in effect, Cash Value, length of time the Policy is In Force, and the base Policy’s total Specified Amount at the time the charge is assessed.

The rates used to calculate the monthly cost of insurance per $1,000 of Net Amount At Risk charges are determined by us. Generally, current monthly cost of insurance rates increase year over year to reflect expectations that mortality and underwriting risks generally increase as the Insured’s Attained Age and the length of time the Policy has been In Force increase.

The current cost of insurance rates are also subject to change as described in the Changes in Policy Cost Factors section. However, cost of insurance rates will never exceed the maximum rates applicable to each segment of coverage as stated in a Table of Guaranteed Maximum Monthly Cost of Insurance Rates Per $1,000 of Net Amount At Risk in the Policy Specification Pages. Policy Specification Pages will be issued with an additional table of rates for each Specified Amount increase.

Net Amount At Risk

Each segment of coverage will have a separate Net Amount At Risk. On any Policy Monthaversary, the Net Amount At Risk for a segment of coverage is the death benefit for that segment of coverage minus the Cash Value attributed to that segment of coverage on that Policy Monthaversary before deduction of the Policy and rider monthly cost of insurance charges based on Net Amount At Risk, but after deduction of monthly charges for any other riders and any other charges. On any other day, the Net Amount At Risk is the death benefit for a segment of coverage, minus the Cash Value attributed to that segment of coverage.

For purposes of calculating the Net Amount At Risk:

1.	the death benefit is determined as if the Insured had died on the date of calculation;

2.

the Cash Value will first be attributed to the base Policy’s Specified Amount segment of coverage in effect on the Policy Date. If Cash Value exceeds the death benefit associated with the initial Specified Amount, described in item 3 it will then be considered a part of any Specified Amount increase segments of coverage in the order the increases became effective;

3.	the death benefit will be attributed to segments of coverage as follows:

a.	Death Benefit Option 1 – the death benefit is allocated proportionally among the base Policy segments of coverage based on the percentage of the base Policy’s Specified Amount each represents;

b.	Death Benefit Option 2 – the death benefit is allocated as follows:

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i.	to the Specified Amount segment of coverage in effect on the Policy Date in an amount equal to: the greater of that Specified Amount; or that Specified Amount plus the Policy’s Cash Value;

ii.	to all other base Policy Specified Amount increase segments in an amount equal to each increase respectively; then

iii.	to all base Policy Specified Amount segments of coverage proportionally based on the percentage of the base Policy Specified Amount each segment represents.

Monthly Per $1,000 of Specified Amount Charge

The Specified Amount in effect on the Policy Date and each Specified Amount increase, if any, represent separate segments of coverage under this Policy. Separate monthly per $1,000 of Specified Amount charge rates are used to calculate the monthly per $1,000 of Specified Amount charges for each segment of coverage.

The monthly per $1,000 of Specified Amount charge is calculated by multiplying the original Specified Amount of each segment of coverage by the applicable rate determined by us, divided by $1,000. Decreasing a segment of coverage will not decrease the applicable monthly per $1,000 of Specified Amount charge.

The monthly per $1,000 of Specified Amount charge rates for each segment of coverage may vary by the length of time since the Policy Date, the Insured’s Issue Age, sex, rate class, rate type, rate class multiple and any monthly flat extra rating, death benefit option in effect, the base Policy’s total Specified Amount, and the segment’s Specified Amount on the date the segment of coverage becomes effective. Decreasing a segment of coverage will not decrease the monthly per $1,000 of Specified Amount charge.

The monthly per $1,000 of Specified Amount charge rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section. However, these rates will never exceed the applicable Guaranteed Maximum Monthly Per $1,000 of Specified Amount Charge Rates stated in the Policy Specification Pages.

Monthly Administrative Charge

This charge is a flat dollar amount.

This monthly administrative charge is determined by us and is subject to change as described in the Changes in Policy Cost Factors section. However, it will never exceed the Guaranteed Maximum Monthly Administrative Charge stated in the Policy Specification Pages.

Surrender Charge

The Specified Amount in effect on the Policy Date and each Specified Amount increase, if any, represent separate segments of coverage under this Policy. Surrender charges are calculated separately for each segment of coverage, except increases due to a change of death benefit option. The surrender charge for each segment of coverage may vary by the Insured’s Attained Age, sex, rate class, rate type, rate class multiple, any monthly flat extra rating, and the segment’s Specified Amount on the Policy Date or date an increase segment becomes effective, and length of time a segment has been in effect. The Guaranteed Maximum Surrender Charge Table in the Policy Specification Pages shows the guaranteed maximum surrender charge, assuming a full Surrender, for the segment of coverage based on the length of time it has been in effect. An additional table will be provided for each Specified Amount increase.

For purposes of determining the applicable surrender charge, requested Specified Amount decreases are treated as coming from the most recent Specified Amount increase first, then from the next most recent Specified Amount increase, and so forth. The Specified Amount in effect on the Policy Date is reduced last. The applicable surrender charge is deducted from the Cash Value of your Policy at the time any of the following occur:

1.	a lapse or a complete Surrender of the Policy; or

2.	a requested decrease of the Specified Amount.

No surrender charge is deducted at the time of a death benefit option change or a partial Surrender even if the death benefit option change or the partial Surrender of a segment of coverage under the Policy results in the decrease of one or more segments of the Specified Amount. Surrender charges attributable to Specified Amount decreases resulting from partial Surrenders and/or death benefit option changes are deferred and continue to reduce over time. If the Policy is subsequently terminated by a complete Surrender or lapse, the full surrender charge in effect at that time, including any deferred amounts, will be deducted.

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In the event of a lapse or complete Surrender of the Policy the surrender charge will be the sum of the surrender charges in effect for each respective segment in the Policy Year in which it occurs, including any deferred surrender charge resulting from partial Surrenders and/or death benefit option changes.

For partial decreases of the Specified Amount, the surrender charge for each impacted segment, respectively, is equal to:

1.	the original surrender charge in effect for a segment for the Policy Year in which the partial decrease occurs; multiplied by,

2.	the decrease in that segment’s Specified Amount divided by the segment’s Specified Amount on the date it became effective, i.e. without regard to any prior increases or decreases.

The surrender charge for a requested partial decrease of the Specified Amount will be deducted from the Cash Value in the same order as described in the Monthly Deductions section.

Policy Loan Interest Charge

The interest we charge on Indebtedness compensates us for expenses associated with offering and administering Policy loans. Loan interest charged is transferred from the unloaned portion of the Cash Value to the Policy Loan Account in the same order as described in the Monthly Deductions section. This charge is determined by us and is subject to change as described in the Changes in Policy Cost Factors section; however, it will never exceed the Guaranteed Maximum Loan Interest Charged Rate stated in the Policy Specification Pages.

Indexed Interest Strategy Charge

We may assess an Indexed Interest Strategy charge at the time an Index Segment is created. If assessed, the Indexed Interest Strategy charge is calculated by multiplying the dollar amount of Cash Value being applied to the Indexed Interest Strategy by the applicable Indexed Interest Strategy charge rate. The charge will be deducted from the Net Premium or Cash Value being applied to the Index Segment.

Indexed Interest Strategy charge rates may vary by Indexed Interest Strategy and date on which an Index Segment was created.

The Indexed Interest Strategy charge rates are determined by us and are subject to change. However, they will never exceed the Guaranteed Maximum Indexed Interest Strategy Charge Rate stated in the Policy Specification Pages.

Changes in Policy Cost Factors

The current monthly deduction rates, other Policy charge rates, and interest rates are subject to change due to changes in our expectations as to future experience for factors including, but not limited to our:

1.	investment earnings;

2.	mortality experience;

3.	persistency experience;

4.	expenses, including reinsurance expenses; and

5.	taxes.

Any increase in a current charge rate will not exceed the guaranteed maximum stated in the Policy Specification Pages. Any reduction of a current interest rate will not reduce the rate below the guaranteed minimum stated in the Policy Specification Pages.

Changes to the percent of Premium charge rate, the monthly administrative charge, percent of Sub-Account value charge rate, the monthly per $1,000 of Specified Amount charge rate, the monthly cost of insurance per $1,000 of Net Amount At Risk rates, the interest rates credited to Cash Value, and the credited and charged interest rates on Policy loans will be on a uniform basis for Insureds with the same Issue Age, sex, rate class, rate type, rate class multiple, any flat extra ratings, Premium, Specified Amount, the death benefit option in effect, and whose policies have been In Force for the same length of time.

Any changes we make will be determined in accordance with the state law and any procedures required to be kept on file with the applicable insurance regulator of the State of Issue.

Partial Surrender Fee

Nationwide may assess a partial Surrender fee. If assessed, the partial Surrender fee will be deducted from the partial Surrender amount requested. Any partial Surrender fee assessed will not exceed the Maximum Partial Surrender Fee stated in the Policy Specification Pages.

Service Fees

We may assess a fee to cover the administrative cost of providing services including but not limited to processing duplicate Policy requests, Policy loans, and requests for projections of benefits and values, statements, and reports. Service fees must be paid at the time the service is requested, they will not be deducted from the Policy. Service fees are determined by us. However, they will never exceed the Maximum Service Fee stated in the Policy Specification Pages.

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POLICY COVERAGE, POLICY CONTINUATION, GRACE PERIOD, LAPSE AND REINSTATEMENT PROVISION

Policy Coverage

This Policy remains In Force as long as the Cash Surrender Value on a Policy Monthaversary is sufficient to cover the monthly deductions and other charges we assess. Otherwise, your Policy will lapse, subject to the Policy Continuation section and the Grace Period section.

Policy Continuation

Insurance coverage under your Policy and any benefits provided by any elected optional riders will be continued In Force as long as one of the following conditions is met:

1.	the Cash Surrender Value of your Policy on each Policy Monthaversary is sufficient to pay the charges listed in the Monthly Deduction section of the Policy Charges and Deductions Provision;

2.	the requirements of the Death Benefit Guarantee Policy Continuation section is met; or

3.	the Policy is in a grace period.

If Premium payments are not made and the requirements of 1 or 2 above are not met, your Policy will enter a grace period. If the Premium requirements described in the Grace Period section are not met during the grace period, your Policy will lapse and all coverage will end, subject to the Reinstatement section.

This section will not continue your Policy beyond the Maturity Date, date of a lapse, nor continue any rider beyond the date of its termination, as provided in such rider.

Death Benefit Guarantee Policy Continuation

If the Cash Surrender Value of your Policy is not sufficient to pay the monthly deductions described in the Policy Charges and Deductions Provision on any Policy Monthaversary, your Policy will not enter a grace period or lapse if the following requirements are met:

1.	the Policy is within the Death Benefit Guarantee Period stated in the Policy Specification Pages; and

2.	(a) is greater than or equal to (b) where:

(a)	is the sum of all Premiums paid to date; minus

i.	any partial Surrenders, including any partial Surrender fees;
ii.	any returned Premium;

iii.	and any Indebtedness; and

(b)	is the sum of the death benefit guarantee monthly premium in effect for each respective month completed since the Policy Date through the current Policy Monthaversary, including any period of lapse.

If (a) is less than (b), or the death benefit guarantee period has ended, the benefit provided under this section is not in effect and will not prevent this Policy from entering a grace period or lapsing.

The current Death Benefit Guarantee Monthly Premium is stated in the Policy Specification Pages. The death benefit guarantee monthly premium is only used for purposes of this section. You are not required to make any scheduled Premium payments. However, your Policy may lapse if you do not pay sufficient Premium to cover the monthly deductions and other Policy charges or meet the requirements of this section.

The death benefit guarantee monthly premium may be affected by changes in your Policy. A new death benefit guarantee monthly premium will apply from the effective date of certain changes to this Policy including requested Specified Amount increases, rider additions and coverage increases. However, the death benefit guarantee monthly premium is not changed for Specified Amount decreases, rider terminations or coverage decreases, partial Surrenders, or death benefit option changes resulting in Specified Amount increases or decreases. Changes to the Policy do not cause the death benefit guarantee period to begin again.

If your Policy is being kept In Force by this Death Benefit Guarantee Policy Continuation section, the Cash Surrender Value may become negative. It may grow more negative over time as monthly deductions continue to be accrued. As a consequence, the Cash Surrender Value at the end of the death benefit guarantee period may be insufficient to keep the Policy In Force unless additional Premium is paid.

If your Policy lapses during the death benefit guarantee period and is subsequently reinstated, the Death Benefit Guarantee Policy Continuation feature will also be reinstated, but only if the reinstatement occurs within the death benefit guarantee period.

Grace Period

If the Cash Surrender Value on a Policy Monthaversary is not sufficient to cover the current monthly deduction and other charges described in the Policy Charges and Deductions Provision, and the requirements of the Death Benefit Guarantee Policy Continuation section are not met, this Policy will enter a grace period.

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When this Policy enters a grace period, we will send a notice to your last known address and any assignee of record informing you of the Policy’s lapse pending status and the amount of Premium you must pay to keep this Policy In Force. If your Policy enters a grace period during the Death Benefit Guarantee Period, the lapse pending notice we send you will include the Premium amount required to maintain your Policy under the Death Benefit Guarantee Policy Continuation section as well as the amount required by the Grace Period section.

A grace period will last sixty-one days from the date we mail you the notice. At least thirty days prior to the end of a grace period, we will send a second reminder notice. During the grace period, this Policy will continue In Force.

You may prevent this Policy from lapsing by paying sufficient Net Premium to cover the lesser of:

1.

the monthly deductions and other Policy charges due during the grace period, plus any amount necessary to increase the Cash Surrender Value to zero, plus an amount sufficient to keep the Policy In Force for three additional months; or

2.	Premium sufficient to meet the requirements of the Death Benefit Guarantee section, if applicable.

You will have the entire grace period to pay the required Premium. Payments submitted by U.S. mail must be postmarked within the grace period.

If the Insured dies during a grace period, we will pay the Death Benefit Proceeds, subject to the Incontestability, Suicide, and Misstatement of Age or Sex sections of the General Policy Provision.

Lapse

If you do not pay at least the required Premium payment amount by the end of a grace period, this Policy will lapse. If your Policy lapses, any applicable surrender charge will be deducted from the Policy’s Cash Value. When a lapse occurs, all coverage under this Policy and any elected optional riders will terminate, subject to the Reinstatement section.

Reinstatement

If your Policy lapses at the end of a grace period, it may be reinstated subject to all of the following:

1.	it has not been surrendered for its Cash Surrender Value;

2.	the reinstatement request is in writing and received by us within three years after the end of the most recent grace period and prior to the Maturity Date;

3.	we may require you to provide new evidence of insurability satisfactory to us that the Insured is insurable in the same rate class and rate type as when the Policy was issued;

4.	your Policy either:

a.	is reinstated during the Death Benefit Guarantee Period and you pay Net Premium equal to the lesser of:

i.	the amount required to satisfy the Death Benefit Guarantee Policy Continuation section; and

ii.

an amount sufficient to cover all monthly deductions that were due and unpaid during the grace period and any additional amounts needed to increase the Cash Surrender Value, minus any Indebtedness and any surrender charge, to zero; or

b.

is reinstated after the Death Benefit Guarantee Period and you pay an amount of Net Premium sufficient to cover all monthly deductions that were due and unpaid during the grace period and any additional amounts needed to increase the Cash Surrender Value, minus any Indebtedness and any surrender charge, to zero;

5.

in addition to the Premium payment required by item 4, and any other charges due, you pay Net Premium sufficient to cover the monthly deductions and other Policy charges for three months from the date of reinstatement; and

6.	you repay or reinstate any Indebtedness against your Policy that existed at the end of the grace period.

You may, but are not required to, pay more than the minimum Premium amount required for reinstatement. Unless you request otherwise, all amounts will be allocated based on your most recent allocation instructions in effect at the time of Lapse.

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The effective date of a reinstated Policy will be the Policy Monthaversary on or next following the date we approve the application for reinstatement and receive the required Premium.

When your Policy is reinstated, a new two-year contestable period will apply with respect to statements you make in the application for reinstatement. After this Policy is In Force for two years from a reinstatement date, we will not contest it for any reason, except for fraud in the procurement of the reinstated Policy when permitted by applicable law in the State of Issue. The Suicide section will apply for a period that shall not exceed two years from the day of reinstatement.

The Cash Value on the date of reinstatement, but prior to applying any Premium or Policy loan repayments, will equal the lesser of:

1.	the Cash Value at the end of the most recent grace period; or

2.

the amount of any reinstated Indebtedness at the end of the grace period, plus the applicable surrender charge stated in the Policy Specification Pages for the Policy Year in which your Policy is reinstated.

All reinstated Cash Value in excess of reinstated Indebtedness attributable to reinstated Policy loans is treated as Net Premium. Cash Value equal to any reinstated Indebtedness will be applied to the Policy Loan Account.

Current charges and charges past due from the most recent grace period will be deducted upon application of the Premium paid to reinstate your Policy. No interest will be charged on any Indebtedness during the period of lapse.

The surrender charge for your Policy will continue to be based on the Policy Date and the effective dates of any Specified Amount increases.

VARIABLE ACCOUNT PROVISION

About the Variable Account

We may make one or more Variable Accounts available under this Policy.

We established the Variable Account as a segregated investment account under the laws of the State of Ohio. The assets of the Variable Account are our property, but are not charged with the liabilities from any of our other businesses. We maintain assets that are at least equal to the reserves and other liabilities of the Variable Account and we may transfer assets exceeding the reserves and other liabilities of the Variable Account to our General Account. Variable Account assets shall be used to fund only variable policy benefits. Although assets in the

Variable Account are our property, we are obligated under this Policy to make payments to you.

Income, gains and losses of the Variable Account reflect its own investment experience and not ours.

The Sub-Accounts

The Variable Account may be divided into one or more Sub-Accounts. The available Sub-Accounts as of the Policy Date are listed in the Policy Specification Pages. The Sub-Accounts invest in various underlying investment options. The underlying investment options typically include registered mutual funds but may include other types of investment options permitted by the Variable Account and applicable law.

Underlying investment options available in the Variable Account are not publicly traded investment options or mutual funds, but we may offer publicly traded funds in certain contexts as long as it does not have an adverse impact on the tax treatment of this Policy.

You may allocate Net Premium to any of the available Sub-Accounts, but you will be subject to any terms or conditions established by the corresponding underlying investment option in which the Sub-Account invests.

Cash Value in the Variable Account

The Cash Value of this Policy attributable to your interest in the Variable Account, is determined on each Valuation Date.

The Cash Value of this Policy attributable to the Variable Account on the Initial Premium Investment Date is equal to the portion of the initial Net Premium allocated to the Sub-Accounts minus monthly deductions and other Policy charges we assess.

The Cash Value of this Policy attributable to the Variable Account on each subsequent Valuation Date is equal to the number of Accumulation Units of each Sub-Account owned under your Policy on the current Valuation Date multiplied by each Sub-Account’s Accumulation Unit value.

Number of Accumulation Units

The number of Accumulation Units owned in a Sub-Account under your Policy is determined as follows:

1.	the number of Accumulation Units owned in the Sub-Account on the preceding Valuation Date; plus

2.	any Accumulation Units purchased by Net Premium or transfers of Cash Value to the Sub-Account on the current Valuation Date; minus

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3.	any Accumulation Units cancelled by Surrenders or transfers out of the Sub-Account on the current Valuation Date; minus

4.	any Accumulation Units cancelled by monthly deductions and other charges that are due on the current Valuation Date and assessed against the Sub-Account.

The number of Accumulation Units purchased or cancelled on a Valuation Date is determined by:

1.	taking the dollar value of the purchase or cancellation; and

2.	dividing it by the Accumulation Unit value of the Sub-Account on that Valuation Date.

Accumulation Units of a Sub-Account are purchased on a given Valuation Date by Net Premium allocations or transfers of Cash Value into the Sub-Account. Accumulation Units of a Sub-Account on a given Valuation Date are cancelled by any Surrenders, Policy loans, and or transfers to other Sub-Accounts, the Fixed Account, the Long-Term Fixed Account, Indexed Interest Strategies, or monthly deductions and other charges described in the Policy Charges and Deductions Provision.

Determining the Accumulation Unit Value of a Sub-Account

Charges assessed by the underlying investment options are deducted each Valuation Date from their net asset value before calculating the Accumulation Unit value.

When a Sub-Account is established, the Accumulation Unit value is initially set at $10 per unit. The Accumulation Unit value of the Sub-Account fluctuates based on the investment performance of the corresponding underlying investment option. Investment experience is not tied to the number of Accumulation Units, but the value of the Accumulation Units.

On each day after a Sub-Account is established, the investment performance of a Sub-Account is determined by the net investment factor. The net investment factor is calculated as follows:

1.

the net asset value of the underlying investment option corresponding to the Sub-Account, plus any dividend or income distributions made by such underlying investment option plus or minus any per share charge for taxes reserved as determined by us based on the operation of the Sub-Account, for the current Valuation Date; divided by

2.	the net asset value of the underlying investment option determined as of the preceding Valuation Date.

When the net investment factor is multiplied by the preceding Valuation Date’s Accumulation Unit value, the result is the current Valuation Date’s Accumulation Unit value. If the net investment factor is greater than one, the Accumulation Unit value increases. If the net investment factor is less than one, the Accumulation Unit value decreases.

Substitution of Securities

If an underlying investment option is no longer available for investment by the Variable Account or if, in the judgment of our management, further investment in such underlying investment option would be inappropriate in view of the purposes of this Policy, we may substitute another underlying investment option for an underlying investment option already purchased or to be purchased in the future under this Policy.

In the event of a substitution or change, we may make changes to this Policy and other policies of this class as may be necessary to reflect the substitution or change. Nothing contained in this Policy will prevent the Variable Account from purchasing other securities for other series or classes of policies or from effecting a conversion between series or classes of contracts on the basis of requests made individually by owners of such policies.

Changes of Investment Policy

We may materially change the investment policy of a Variable Account. If changes are made to the investment policy of a Variable Account, we will first seek any required approval from the SEC, the Ohio Department of Insurance, and the Department of Insurance of the State of Issue and provide you with any required notice of the change.

GENERAL ACCOUNT PROVISION

We offer three types of interest crediting options funded by our General Account, the Fixed Account, Long-Term Fixed Account, and one or more Indexed Interest Strategies.

The Cash Value of this Policy attributable to the General Account on the Initial Premium Investment Date is equal to the portion of the initial Net Premium allocated to the interest crediting options minus any monthly deductions and other Policy charges assessed.

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The Fixed Account

Determining the Fixed Account Value

The Fixed Account value is zero unless some or all of the Net Premium is allocated and/or Cash Value is transferred to the Fixed Account, subject to the Allocations and Transfers Provision.

The Cash Value in the Fixed Account on each Valuation Date is equal to:

1.	the Cash Value in the Fixed Account on the preceding Valuation Date; plus

2.	any interest credited to the Fixed Account during the current Valuation Period; plus

3.	any Net Premiums allocated to and/or Cash Value transferred to the Fixed Account during the current Valuation Period; minus

4.	any amounts transferred from the Fixed Account during the current Valuation Period; minus

5.	the portion of any monthly deductions which are due and charged to the Fixed Account during the current Valuation Period; minus

6.	any partial Surrender amounts allocated to the Fixed Account during the current Valuation Period.

Any Net Premium allocated to and/or Cash Value transferred to the Fixed Account will be credited interest daily, based on the Fixed Account interest crediting rate. The Fixed Account’s Guaranteed Minimum Interest Crediting Rate is stated in the Policy Specification Pages. Interest in excess of the guaranteed minimum rate may be credited. The current interest rate in effect at the time Net Premium is allocated to and/or Cash Value transferred to the Fixed Account will be guaranteed through the end of the calendar quarter in which such transfer was made. Thereafter, any excess interest rates declared will be guaranteed for the following three months. Where required, we have filed our method for determining current interest rates with the Insurance Department of the State of Issue.

The Long-Term Fixed Account

Determining the Long-Term Fixed Account Value

The Long-Term Fixed Account value is zero unless some or all of the Net Premiums are allocated to and/or Cash Value is transferred to the Long-Term Fixed Account, subject to the Allocations and Transfers Provision.

The Cash Value in the Long-Term Fixed Account on each Valuation Date is equal to:

1.	the Cash Value in the Long-Term Fixed Account on the preceding Valuation Date; plus

2.	any interest credited to the Long-Term Fixed Account during the current Valuation Period; plus

3.	any Net Premiums allocated to and/or Cash Value transferred to the Long-Term Fixed Account during the current Valuation Period; minus

4.	any amounts transferred from the Long-Term Fixed Account during the current Valuation Period; minus

5.	the portion of any monthly deductions which are due and charged to the Long-Term Fixed Account during the current Valuation Period; minus

6.	any partial Surrender amounts allocated to the Long-Term Fixed Account during the current Valuation Period.

Any Net Premium allocated to and/or Cash Value transferred to the Long-Term Fixed Account will be credited interest daily, based on the Long-Term Fixed Account interest crediting rate. The guaranteed minimum interest crediting rate for the Long-Term Fixed Account is the same as the Guaranteed Minimum Interest Crediting Rate stated in the Policy Specification Pages for the Fixed Account Option. Interest in excess of the minimum guaranteed rate may be credited. The current interest rate in effect at the time Net Premium is allocated to and/or Cash Value transferred to the Long-Term Fixed Account will be guaranteed through the end of the calendar quarter in which such transfer was made. Thereafter, any excess interest rates will be guaranteed for the following three months. Where required, we have filed our method for determining current interest rates with the Insurance Department of the State of Issue.

The Indexed Interest Strategies

Determining the Indexed Interest Strategies Value

The value of the Indexed Interest Strategies is zero unless some or all of the Net Premium is allocated to and/or Cash Value is transferred to an Indexed Interest Strategy on a Sweep Date to create a new Index Segment within that Indexed Interest Strategy, subject to the Allocations and Transfers Provision. The Guaranteed Sweep Date Frequency is stated in the Policy Specification Pages. We may offer more frequent Sweep Dates, and the Sweep Date Frequency can be different for each Indexed Interest Strategy.

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Any Net Premium allocated and/or Cash Value transferred to an Index Segment will be credited applicable Index Segment Interest on its Index Segment Interest Crediting Dates. The Reference Index, Guaranteed Minimum Participation Rate, Guaranteed Minimum Cap Rate, Guaranteed Minimum Floor Rate, Index Segment Interest Crediting Dates, and method of calculating Index Segment Interest associated with the Indexed Interest Strategy to which an Index Segment belongs are stated in the Policy Specification Pages.

On a current basis, each Index Segment will have its own Participation Rate, Cap Rate, and Floor Rate in effect for each Index Segment Interest Period during the Index Segment Term. The current rates vary based on market conditions and our costs associated with guaranteeing the current rates for an Index Segment Interest Period. Current rates may be greater, but will never be less, than the guaranteed rates stated in the Policy Specification Pages. Information regarding upcoming Sweep Dates, current Participation Rates, Cap Rates, and Floor Rates are available upon request using our contact information on the face page of this Policy.

On each day the Cash Value of the Indexed Interest Strategies is equal to:

1.	the Cash Value in the Index Segments of each Indexed Interest Strategy on the Valuation Date; plus

2.	any Index Segment Interest credited to the Index Segments at the applicable rate during the current Valuation Period; plus

3.	any Net Premiums or other amounts allocated or transferred to the Indexed Interest Strategies during the current Valuation Period; minus

4.	any Indexed Interest Strategy charge assessed during the current Valuation Period; minus

5.	any amounts transferred from the Index Segments to the Policy Loan Account during the current Valuation Period; minus

6.	any monthly deductions and other charges that are due and deducted from the Index Segments during the current Valuation Period; minus

7.	any partial Surrender taken from the Index Segments during the current Valuation Period.

Amounts withdrawn, deducted, or transferred from an Index Segment during an Index Segment Interest Period: for full or partial Surrenders; to pay monthly deductions or other Policy charges; or Policy Loan Account (including due and unpaid Policy loan interest charged), will not receive any Index Segment Interest for that Index Segment Interest Period, or any thereafter. Amounts withdrawn on an Interest Segment Interest Crediting Date will receive Index

Segment Interest for the Index Segment Interest Period that ends on that day, but will not receive Index Segment Interest for any subsequent Index Segment Interest Period.

Discontinuation of an Index Due to Unavailability or Substantial Change

We may discontinue any Reference Index that becomes unavailable (e.g. is no longer published), or the calculation of which is substantially changed. If this occurs, we may substitute a comparable Reference Index subject to approval by the Interstate Insurance Product Regulation Commission, or its successor. Before a substitute Reference Index is used, we will provide written notification to the Policy Owner and any assignee.

However, where an Indexed Interest Strategy utilizes more than one Reference Index, we may adjust the method of calculating Index Segment Interest as described in the Policy Specification Pages rather than substituting a comparable index.

Indexed Interest Strategy Availability

From time to time, Nationwide may offer new Indexed Interest Strategies. The Reference Index, Guaranteed Minimum Participation Rate, Guaranteed Minimum Cap Rate, Guaranteed Minimum Floor Rate, Index Segment Interest Crediting Dates, and method of calculating Index Segment Interest associated with the Indexed Interest Strategy to which an Index Segment belongs will be stated in reissued Policy Specification Pages.

We may also close one or more of the Indexed Interest Strategies to allocations of Net Premium, Policy loan repayments, reallocations of Index Segment Maturity Value, and transfers from the Sub-Accounts in the Variable Account, Fixed Account, or Long-Term Fixed Account at any time. Any existing Index Segments in a closed Indexed Interest Strategy will be permitted to continue until the end of the applicable Index Segment Term. Before an Indexed Interest Strategy is closed, we will provide written notification to you and any assignee.

If an Indexed Interest Strategy becomes unavailable, any Pending Sweep Transactions, Net Premium allocations, or Index Segment Maturity Value that would otherwise be applied to the unavailable Indexed Interest Strategy, will not be applied but instead will be held in a money market Sub-Account until new instructions are received.

ALLOCATIONS AND TRANSFERS PROVISION

In addition to allocating your Net Premium to one or more Sub-Accounts in the Variable Account, you may also direct all or part of your Net Premium into one or more interest crediting options, subject to the conditions described in the Allocations and Transfers Provision.

ICC16-NWLA-535	21	(08/2016)

Allocation and transfer instructions must be stated in non-fractional percentages, for example, 10% but not 10.4%. Allocations among the Sub-Accounts in the Variable Account, the Fixed Account, the Long-Term Fixed Account, and/or the Indexed Interest Strategies, must add up to 100%.

Allocations

Generally

You may allocate Net Premium to one or more Sub-Accounts in the Variable Account and one or more General Account options, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy.

You may change how future Net Premium will be allocated at any time while this Policy is In Force by notifying us in writing at our Home Office.

Indexed Interest Strategies

Net Premium allocated to the Indexed Interest Strategies will be applied to the Fixed Account as a Pending Sweep Transaction on the day on which it is received. On the applicable Sweep Date, Pending Sweep Transactions minus any monthly deductions and other Policy charges assessed, partial Surrenders, and/or amounts transferred to the Policy Loan Account, will be transferred to the Indexed Interest Strategies according to the instructions in effect when the Premium was received, unless changed by any transfer requests received in the meantime.

Transfers

Right to Transfer Cash Value

You may transfer Cash Value to and from the Sub-Accounts in the Variable Account, the Fixed Account, and the Long-Term Fixed Account without penalty, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy. Cash Value may also be transferred to the Indexed Interest Strategies; however, transfers out of the Indexed Interest Strategies are not permitted. Our failure to exercise our rights, or to take action in any one or more instances, with respect to these restrictions under this section are not a waiver of our rights.

Transfers to the Indexed Interest Strategies

Cash Value transferred to the Indexed Interest Strategies will be applied to the Fixed Account as a Pending Sweep

Transaction on the day on which it is received. On the applicable Sweep Date, Pending Sweep Transactions minus any monthly deductions and other Policy charges assessed, partial Surrenders, and/or amounts transferred to the Policy Loan Account, will be transferred to the Indexed Interest Strategies according to the instructions in effect when the transfer was requested, unless changed by any transfer requests received in the meantime.

Index Segment Maturity Value

On Index Segment Maturity Dates, the Index Segment Maturity Value in excess of any amount required to satisfy monthly deductions and other Policy charges assessed, partial Surrenders, and/or amounts transferred to the Policy Loan Account will be transferred to Sub-Accounts in the Variable Account, the Fixed Account, the Long-Term Fixed Account, and/or the Indexed Interest Strategies according to your then current instructions for Index Segment Maturity Value, subject to the restrictions described in the Allocation and transfer Restrictions section of this Policy. Any Index Segment Maturity Value that cannot be applied to the Long-Term Fixed Account and/or Fixed Account due to applicable transfer restrictions, will be held in a money market Sub-Account until any new instructions are received. You may change your instructions for future transfers of Index Segment Maturity Value at any time whle this Policy is In Force by notifying us in writing at our Home Office.

If you have not provided specific instructions for transfer of Index Segment Maturity Value, it will be applied to create a new Index Segment in the same Indexed Interest Strategy from which it matured.

Allocation and Transfer Restrictions

Variable Account Restrictions

Generally, we permit transfers of Cash Value among the Sub-Accounts in the Variable Account to be executed once per Valuation Date, but there are certain transfer restrictions or fees that may be imposed by the underlying investment options to which you will be subject.

We may refuse, limit or restrict transfer requests, or take any other reasonable action we deem necessary with regard to certain Sub-Accounts in the Variable Account to protect all of our Policy Owners from the negative impact of short-term trading strategies or other harmful investment practices that damage the performance of the underlying investment options. We may restrict your transaction requests if you, or a third-party acting on your behalf, are engaged in such a practice or strategy.

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Fixed Account Restrictions

We reserve the right to limit the amount of Net Premium allocated to, and the number of requested transfers and/or the amount of Cash Value transferred to or from, the Fixed Account as follows:

1.	we may refuse transfers to the Fixed Account prior to the first Policy Anniversary or within twelve months of any prior transfer to the Fixed Account;

2.

we may limit transfers out of the Fixed Account in any Policy Year, to 25% of the Cash Value allocated to the Fixed Account as of the end of the previous Policy Year. Transfers out of the Fixed Account will be on a last-in, first-out basis;

3.	we may restrict transfers into the Fixed Account to 25% of the Cash Value as of close of business of the prior Valuation Date; and

4.	we may refuse transfers into the Fixed Account if the Fixed Account value is greater than or equal to 30% of the Cash Value.

Long-Term Fixed Account Restrictions

We reserve the right to limit the amount of Net Premium allocated to, and the number of transfers and/or the amount of Cash Value transferred to or from, the Long-Term Fixed Account as follows:

1.	Premium allocations to the Long-Term Fixed Account will not be permitted:

a.	in excess of $500,000 total in any twelve month period; and/or

b.	when, at the time Premium is received, it would cause Cash Value allocated to the Long-Term Fixed Account to exceed $1,000,000;

2.	we may refuse transfers to the Long-Term Fixed Account prior to the first Policy Anniversary or within twelve months of any prior transfer to the Long-Term Fixed Account;

3.	we will refuse transfers to the Long-Term Fixed Account that would cause the Cash Value in the Long-Term Fixed Account to exceed the lesser of:

a.	30% of the Policy’s total Cash Value; or

b.	$1,000,000;
4.	we reserve the right to refuse additional Premium payments and/or transfers to the Long-Term Fixed Account on a prospective basis at any time;

5.	we will refuse transfers from the Long-Term Fixed Account prior to the first Policy Anniversary; and

6.	the aggregate total of all transfers and partial Surrenders from the Long-Term Fixed Account within any twelve month period is limited to the greater of:

a.	$5,000; or

b.

10% of the Cash Value in the Long-Term Fixed Account as of the Policy Monthaversary, or the Policy Date, coinciding with or last preceding the date twelve months prior to the Valuation Date on which we receive your request.

Combined Fixed Account and/or Long-Term Account Restrictions

We may refuse Premium allocations and/or transfers of Cash Value to the Fixed Account and/or Long-Term Fixed Account that would cause the aggregate Cash Value allocated to both the Fixed Account and Long-Term Fixed Account to be greater than 50% of the Policy’s Cash Value.

Indexed Interest Strategy Restrictions

Transfers from the Indexed Interest Strategies

Requested transfers from the Indexed Interest Strategies to the Sub-Accounts in the Variable Account, Fixed Account and/or Long-Term Fixed Account are not permitted, except on an Index Segment Maturity Date.

Transfers from Pending Sweep Transactions

An instruction to transfer Cash Value from the Fixed Account will only be applied to non-Pending Sweep Transaction Cash Value unless the instruction specifically requests a transfer from Pending Sweep Transactions.

You may change your instructions for, or transfer, Pending Sweep Transaction amounts at any time prior to the end of business on the applicable Sweep Date.

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POLICY BENEFITS AND VALUES PROVISION

Nonforfeiture

The Cash Surrender Value, Policy Loan Account, or any other values available under this Policy are not less than the minimum values and benefits required by or pursuant to the NAIC Variable Life Insurance Regulation, model #270 using Actuarial Guideline XXIV. The Cash Surrender Value, Policy Loan Account, or any other values available under this Policy at any time other than on a Policy Anniversary, will be calculated with allowance for time from the last Policy Anniversary.

The insurance coverage provided by this Policy and any optional riders you elect are subject to the claims paying ability of our General Account.

Basis of Computations

A detailed statement of the method we use to compute Cash Surrender Values under your Policy has been filed with the Interstate Insurance Product Regulation Commission.

Right of Conversion

Within twenty-four months of the Policy Date, you may elect by written request to transfer 100% of your Cash Value allocated to the Variable Account, Long-Term Fixed Account, and Indexed Interest Strategies into the Fixed Account without regard to any restrictions otherwise applicable to such transfers. The following will apply to the Policy upon conversion:

1.	the Policy will be a universal life insurance contract from the date of conversion;

2.	the Variable Account, Long-Term Fixed Account, and the Indexed Interest Strategies will no longer be available; and

3.

the incontestability and suicide periods attributable to the coverage converted will run from the original Policy Date. If coverage changes for which evidence of insurability is required are made during or after conversion, new contestability and suicide periods will apply to that coverage.

This election is irrevocable.

Complete Surrender

This Policy may be Surrendered for its Cash Surrender Value at any time prior to the Insured’s death. All coverage under this Policy and any elected rider ends on the date we receive your written Surrender request.

To request a complete Surrender, you must submit a written request for Surrender, on a form we provide, to our Home Office stated on the face page of this Policy. The date of Surrender will be the date we receive your written request. We may require your Policy to be sent to us for endorsement before we pay the full Cash Surrender Value. We will determine the Cash Surrender Value as of the Valuation Date on or next following the date of Surrender. The Cash Surrender Value will be paid in cash or according to a Settlement option you elect.

Amounts Surrendered from an Index Segment during an Index Segment Interest Period will not receive any Index Segment Interest for that Index Segment Interest Period, or any thereafter. Amounts Surrendered from an Index Segment on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day, but will not receive Index Segment Interest for any subsequent Index Segment Interest Period.

The Cash Surrender Value will be paid in cash or according to a Settlement option you elect. We reserve the right to defer the payment of the Cash Surrender Value as described in the Postponement of Payments section.

Partial Surrenders

A partial Surrender may be taken at any time after the first Policy Year while this Policy is In Force. You must submit your request for a partial Surrender in writing on a form we provide. We may also require that this Policy be sent to us for endorsement.

We reserve the right to limit the number of partial Surrenders in a Policy Year to one. We reserve the right to deduct a fee from the partial Surrender amount. The Maximum Partial Surrender Fee is stated in the Policy Specification Pages. The fee imposed on a partial Surrender will not reduce the full surrender charge applicable to this Policy. The effective date of any partial Surrender will be the date we approve your request. We reserve the right to defer the payment of a partial Surrender as described in the Postponement of Payments section.

Unless you request processing from a single Sub-Account in the Variable Account or the Fixed Account, when a partial Surrender is taken we will reduce the Cash Value, including any fee, in the following order:

1.	first proportionally from the Sub-Accounts until exhausted; then

2.	from the Fixed Account, not including any Pending Sweep Transactions, until exhausted; then

ICC16-NWLA-535	24	(08/2016)

3.	proportionally from the Pending Sweep Transactions until exhausted; then

4.	from the Long-Term Fixed Account up to the lesser of the amount permitted by any applicable restrictions or until exhausted; then

5.

from the Index Segment Maturity Value of any Index Segments the Index Segment Maturity Dates of which coincide with date of the partial Surrender, successively until they are exhausted in the order for Indexed Interest Strategies stated in the Policy Specification Pages if more than one Indexed Interest Strategy is offered; then

6.	from the Indexed Interest Strategies in the order stated in the Indexed Interest Strategy Options section of the Policy Specification Pages if more than one Indexed Interest Strategy is offered; and

7.

within an Indexed Interest Strategy, first from the most recently created Index Segment until it is exhausted, then the next most recently created Index Segment, successively until all Index Segments of that Indexed Interest Strategy are exhausted.

If you elect processing from a single Sub-Account in the Variable Account or the Fixed Account and its value is insufficient to cover the requested partial Surrender amount, the remainder of the partial Surrender will be processed as described above.

The aggregate total of all partial Surrenders and transfers from the Long-Term Fixed Account within any twelve month period is limited to the greater of:

1.	$5,000; or

2.

10% of the Cash Value in the Long-Term Fixed Account as of the Policy Monthaversary, or the Policy Date, coinciding with or last preceding the date twelve months prior to the Valuation Date on which we receive your request.

Amounts Surrendered from an Index Segment during an Index Segment Interest Period will not receive any Index Segment Interest for that Index Segment Interest Period, or any thereafter. Amounts Surrendered from an Index Segment on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day, but will not receive Index Segment Interest for any subsequent Index Segment Interest Period.

We will also reduce the Specified Amount by the amount necessary to prevent an increase in the Net Amount At Risk. However, the Specified Amount reduction will not be greater than the partial Surrender amount. Any such decrease will reduce insurance coverage in the following order:

1.	insurance provided by the most recent Specified Amount increase;

2.	insurance provided by the next most recent Specified Amount increases successively; then

3.	insurance provided by the Specified Amount in effect on the Policy Date.

The amount of any partial Surrender is subject to the following conditions:

1.	the Minimum Partial Surrender amount permitted is stated in the Policy Specification Pages;

2.	during all Policy Years, the maximum partial Surrender amount permitted is the Cash Surrender Value minus the greater of $500 or the sum of the next three monthly deductions;

3.

during Policy Years two through ten, the sum of all partial Surrenders in a Policy Year is further limited to a maximum of 20% of the Cash Surrender Value as of the beginning of that Policy Year. For purposes of this limit, the Cash Surrender Value will be determined prior to the application of any payments and deduction of any charges, and after the aging of any applicable surrender charges;

4.	a partial Surrender may not reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages; and

5.

a partial Surrender will not be permitted if, in our reasonable belief, it would cause this Policy to be disqualified as a contract for life insurance under Section  7702 of the Internal Revenue Code at any time.

Policy Loans

You may request a loan at any time while your Policy is In Force. You must submit a written request on a form we provide. The loan will be made upon the sole security of the Policy and proper assignment of your Policy to us as collateral. We have the right to defer making a Policy loan as described in the Postponement of Payments section. The Policy loan date is the date we process your loan request.

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Maximum and Minimum Loans and Indebtedness

The Minimum Policy Loan Amount is stated on the Policy Specification Pages. We will not permit any Policy loan that results in total Indebtedness, as of the date a Policy loan is requested, that is greater than:

1.	90% of the Cash Value attributable to the Sub-Accounts; plus

2.	100% of the Cash Value attributable to the Fixed Account; plus

3.	100% of the Cash Value attributable to the Long-Term Fixed Account; plus

4.	100% of the Cash Value attributable to the Indexed Interest Strategies; plus

5.	100% of the Cash Value in the Policy Loan Account; minus

6.	100% of the surrender charge.

Processing a Loan

If a requested Policy loan meets the requirements described in this section, Indebtedness is created. Unless you request transfer from a single Sub-Account in the Variable Account or the Fixed Account, the requested Policy loan amount will be transferred into the Policy Loan Account, in the following order:

1.	first proportionally from the Sub-Accounts until exhausted; then

2.	from the Fixed Account, not including any Pending Sweep Transactions, until exhausted; then

3.	proportionally from the Pending Sweep Transactions until exhausted; then

4.	from the Long-Term Fixed Account until it is exhausted; then

5.

from the Index Segment Maturity Value of any Index Segments the Index Segment Maturity Dates of which coincide with date of the Policy loan, successively until they are exhausted in the order for Indexed Interest Strategies stated in the Policy Specification Pages if more than one Indexed Interest Strategy is offered; then

6.	from the Indexed Interest Strategies in the order stated in the Indexed Interest Strategy Options section of the Policy Specification Pages if more than one Indexed Interest Strategy is offered; and
7.

within an Indexed Interest Strategy, first from the most recently created Index Segment until it is exhausted, then the next most recently created Index Segment, successively until all Index Segments of that Indexed Interest Strategy are exhausted.

If you elect transfer from a single Sub-Account in the Variable Account or the Fixed Account and its value is insufficient to cover the requested Policy loan amount, the remainder of the Policy loan will be transferred as described above.

Amounts transferred from an Index Segment to the Policy Loan Account (including due and unpaid loan interest charged), during an Index Segment Interest Period will not receive any Index Segment Interest for that Index Segment Interest Period, or any thereafter. Amounts transferred on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day, but will not receive Index Segment Interest for any subsequent Index Segment Interest Period.

Cash Value in the Policy Loan Account

There is no Cash Value in the Policy Loan Account unless you take a Policy loan. When a Policy loan is taken, the Cash Value in the Policy Loan Account on the date of the Policy loan is equal to the amount of the Policy loan. On each subsequent Valuation Date, the Cash Value in the Policy Loan Account is equal to:

1.	the Cash Value in the Policy Loan Account on the preceding Valuation Date; plus

2.	any interest credited during the current Valuation Period; plus

3.	any amount transferred to the Policy Loan Account due to additional Policy loans and any due and unpaid loan interest during the current Valuation Period; minus

4.	Policy loan repayments made during the current Valuation Period; minus

5.

the amount of credited interest transferred from the Policy Loan Account to the Variable Account, Fixed Account, Long-Term Fixed Account, and/or an Indexed Interest Strategy during the current Valuation Period.

Policy Loan Interest

The Minimum Policy Loan Interest Crediting Rate and the Maximum Policy Loan Interest Charged Rate are stated in the Policy Specification Pages. We may credit interest at a higher rate than the stated minimum rate, and we may charge interest at a lower rate than the stated maximum rate.

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Policy loan interest credited and Policy loan interest charged accrue daily at their respective current rates and become due whenever any of the following events occur:

1.	a Policy Anniversary;

2.	at the time a subsequent Policy loan is requested and made;

3.	at the time of a Policy loan repayment;

4.	at the time of a Policy lapse;

5.	at the time of complete Surrender; or

6.	upon the death of the Insured.

Whenever one of the above events occurs, an amount equal to the accrued Policy loan interest credited is transferred from the Policy Loan Account to the Variable Account, Fixed Account, Long-Term Fixed Account and/or Indexed Interest Strategies based on your then current instructions for the allocation of Net Premium At the same time, an amount equal to the accrued loan interest charged is transferred from the unloaned portion of the Cash Value to the Policy Loan Account in the same order described in the Processing a Loan section.

Loan Repayment

All or part of the Indebtedness may be repaid to us at any time while this Policy is In Force. Any payment intended as a Policy loan repayment, rather than a Premium payment, must be identified as such. Each Policy loan repayment must be at least equal to the Minimum Loan Repayment stated in the Policy Specification Pages.

If any Indebtedness is not repaid by the earlier of the date of the Insured’s death or the Maturity Date, we will reduce the amount of any Death Benefit Proceeds or Maturity Proceeds by the amount of the Indebtedness.

Any Indebtedness existing at the end of a grace period may not be repaid unless and until this Policy is reinstated.

Policy loan repayments will first be allocated to the Long-Term Fixed Account, up to the amount transferred from the Long-Term Fixed Account to the Policy Loan Account. We also reserve the right to require that any loan repayments resulting from loans transferred from the Fixed Account must be allocated to the Fixed Account.

Unless you request otherwise, after any amounts transferred from the Long-Term Fixed Account, and if applicable the Fixed Account, have been repaid, Policy loan repayments and any amount in excess of

Indebtedness will be allocated according to your then current instructions for Net Premium, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy.

Excessive Indebtedness

If on any Policy Monthaversary, the total Indebtedness ever equals or exceeds the Cash Value minus the Surrender charge, your Policy may lapse subject to the Policy Continuation, Grace Period, Lapse, and Reinstatement Provision.

Effect of Loan

Since the amount you borrow is transferred from a Sub- Account, the Long-Term Fixed Account, the Fixed Account, and/or the Indexed Interest Strategies, a Policy loan will have a permanent effect on any death benefit and Cash Surrender Value of this Policy. The effect may be favorable or unfavorable. This is true whether you repay the Policy loan or not. If not repaid, Indebtedness will reduce the amount of any Death Benefit Proceeds or Maturity Proceeds.

Please see the Policy Loan Interest section of the Policy Charges and Deductions Provision for a description of the charge to you for the services we render in administering a loan under this Policy.

Policy Owner Services

Asset Rebalancing

You may elect the asset rebalancing program on a form we provide. If this program is elected, Cash Value will automatically be rebalanced among the elected Sub-Accounts at the elected frequency. We reserve the right to limit the number of Sub-Accounts and frequencies available for election. Transfers as a result of this program do not count against any trade limit restrictions imposed.

Cash Value in the Fixed Account, Long-Term Fixed Account, and Indexed Interest Strategies is not eligible for asset rebalancing and assets may not be rebalanced into the Fixed Account, Long-Term Fixed Account, or Indexed Interest Strategies. Asset rebalancing will have no effect on the allocation of future Premium.

We reserve the right to modify, suspend, or discontinue offering automatic asset rebalancing programs at any time upon providing you with written notice. You will be permitted to continue any program already in effect.

Dollar Cost Averaging

You may elect the dollar cost averaging program on a form we provide. If this program is elected, the elected dollar amount, subject to the Minimum Required Dollar Cost Averaging Transfer Amount stated in the Policy Specification Pages, will be transferred on a monthly basis

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from the elected originating investment option to the elected Sub-Accounts and/or Indexed Interest Strategies specified on the election form. Transfers as a result of this program do not count against any trade limit restrictions imposed.

The Long-Term Fixed Account and Indexed Interest Strategies are not available as originating investment options.

Transfers will be processed until you instruct us in writing to cancel the program or the amount permitted to be transferred from the elected originating investment option is exhausted subject to the Transfers section of this Policy.

You may submit requested transfers while a dollar cost averaging program is in effect. The requested transfer instructions will be processed prior to the dollar cost averaging program instructions which may result in termination of the dollar cost averaging program.

You may change your allocation instructions for Net Premium while a dollar cost averaging program is in effect. Dollar cost averaging is a long-term investment program that provides for regular, level investments over time. We make no guarantees that dollar cost averaging will result in positive investment experience in the Variable Account or any Index Segment Interest.

We reserve the right to modify, suspend, or discontinue offering dollar cost averaging programs at any time upon providing you with written notice. You will be permitted to continue any program already in effect.

Enhanced Dollar Cost Averaging

Periodically, we may offer enhanced dollar cost averaging programs. When offered, these programs will be available only at the time of application. All or a portion of the initial Premium may be applied to a program. Additional Premium is not eligible for inclusion in the program. Under an enhanced dollar cost averaging program, the interest rate credited to the initial Premium allocated to the Fixed Account will be greater than the interest rate credited to standard Fixed Account allocations.

Enhanced dollar cost averaging programs will last for twelve months from the Initial Premium Investment Date. Cash Value attributable to the enhanced dollar cost averaging program will be transferred from the Fixed Account to the selected Sub-Account(s) by dividing the remaining Cash Value attributable to the enhanced dollar cost averaging program by the number of months remaining in the program.

Automated Income Monitor

Automated Income Monitor is an optional systematic partial Surrender and/or Policy loan program. This program is only available to Policies that are not Modified Endowment Contracts (“MECs”).

Taking partial Surrenders and/or Policy loans may result in adverse tax consequences, will reduce Policy values, and may increase the likelihood your Policy will lapse. Before requesting an Automated Income Monitor program, please consult with your financial and tax advisors.

You may elect the Automated Income Monitor program on a form we provide, if your Policy is not a MEC. At the time you request an application for the program, we will provide you with an illustration of the proposed income stream and impacts to the Cash Value, Cash Surrender Value, and death benefit based on your elections. You must submit this illustration along with your election form.

We will automatically process partial Surrenders and/or Policy loans based on your elections until the program is terminated.

After the program has been elected, we will provide an updated illustration on each Policy Anniversary to assist you in determining whether to continue, modify, or discontinue the elected program based on your goals. You may request modification or termination of the Automated Income Monitor program at any time by written request.

The Automated Income Monitor program is subject to all of the following conditions:

1.	you authorize us to make scheduled payments via Policy loan when:

a.	your Policy’s cost basis, as defined by the Internal Revenue Code, is reduced to zero;

b.	a partial Surrender within the first fifteen Policy Years would be a taxable event; or

c.	to prevent this Policy from becoming a MEC;

2.	partial Surrenders and Policy loans taken under the program are subject to the same terms and conditions as other partial Surrenders and Policy loans described in this Policy; and

3.	while the program is in effect, no Premium payment reminder notices will be sent, unless you request otherwise.

The Automated Income Monitor program will terminate upon the earliest of the following:

1.	our receipt of your written request to terminate participation;

2.	at the time this Policy enters a grace period or terminates for any reason;

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3.	at the time of a requested partial Surrender or Policy loan outside the program;

4.	upon a change of Policy Owner;

5.	a Rider that restricts partial Surrenders and/or Policy loans is invoked or begins providing benefits;

6.	on any Policy Anniversary when the illustration we provide produces a payment amount or duration of zero based on your then current payment elections;

7.	for income based on a fixed duration, at the end of the period you specify at the time of election;

8.	at any time the scheduled partial Surrender or Policy loan would cause this Policy to fail to qualify as life insurance under Section 7702 of the Internal Revenue Code, as amended; or

9.	your Policy’s Maturity Date.

We reserve the right to modify, suspend, or discontinue offering Automated Income Monitor programs at any time upon providing you with written notice.

The Death Benefit

This Policy provides a death benefit upon the Insured’s death while this Policy is In Force.

You may elect one of the two death benefit options detailed below. If you do not elect a death benefit option in the application, your Policy will be issued with Death Benefit Option 1. You may change the death benefit option as provided in the Change of Death Benefit Option section. The death benefit is determined based on the death benefit option in effect on the date of the Insured’s death. The death benefit option currently in effect is stated in the Policy Specification Pages.

Death Benefit Option 1 – Under this option, the death benefit will be the greater of:

1.	the Specified Amount in effect on the date of the Insured’s death; or

2.

the Cash Value on the date of the Insured’s death multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table stated in the Policy Specification Pages at the Insured’s Attained Age on the date of the Insured’s death.

Death Benefit Option 2 – Under this option, the death benefit will be the greater of:

1.	the Specified Amount in effect on the date of the Insured’s death plus the Cash Value; or

2.

the Cash Value on the date of the Insured’s death multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table stated in the Policy Specification Pages at the Insured’s Attained Age on the date of the Insured’s death.

Changes to Insurance Coverage

You may request a change of death benefit option, Specified Amount increases, and Specified Amount decreases to your Policy. Any such changes are subject to the following conditions in addition to the conditions stated in the applicable sub-section below:

1.	your Policy must be In Force;

2.	you must submit a written request on a form we provide;

3.	no change may be requested during the first Policy Year;

4.	no change will take effect unless the Cash Surrender Value, after the change, is sufficient to keep your Policy In Force for at least three months;

5.

the effective date of any change under this section will be the Policy Monthaversary on or next following the date we approve the request for change, unless you request and we approve a different date; and

6.	any requested change under this section is subject to our approval.

Revised Policy Specification Pages will be issued reflecting any of these changes to insurance coverage.

Change of Death Benefit Option

Requests to change your death benefit option are subject to the following additional conditions:

1.	you may only change the death benefit option once each Policy Year;

2.

unless you request otherwise and we approve, subject to evidence of insurability and underwriting, we will adjust the Specified Amount so that the Net Amount At Risk does not change due to the death benefit option change as follows:

a.

if the change is from Death Benefit Option 1 to Death Benefit Option 2, the Specified Amount will be decreased by the amount of the Cash Value on the date the change becomes effective. We will not impose a surrender charge on such decrease;

ICC16-NWLA-535	29	(08/2016)

b.

if the change is from Death Benefit Option 2 to Death Benefit Option 1, the Specified Amount will be increased by the amount of the Cash Value on the date the change becomes effective. We will not increase the surrender charge because of such increase.

3.

any change of death benefit option that would reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages or, in our reasonable belief under applicable law based on Premiums already paid, would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code at any time will be rejected; and

4.	no change of death benefit option will be permitted after the Insured reaches Attained Age 120.

Specified Amount Increases and Decreases

Specified Amount Increases

Each requested Specified Amount increase will have an associated surrender charge, cost of insurance rate, and monthly expense charge. We will inform you of these rates and charges at the time of the increase. Refer to the Surrender Charge and Monthly Deduction sections for additional information.

Requests to increase your Specified Amount are subject to the following additional conditions:

1.	you must provide evidence of insurability for the Insured that is satisfactory to us;

2.	we reserve the right to limit the number of Specified Amount increases to one each Policy Year;

3.	the Cash Surrender Value after the Specified Amount increase must be sufficient to keep this Policy in force for at least three months;

4.

the amount of the increase must be at least equal to the Minimum Specified Amount Increase stated in the Policy Specification Pages. We may change the minimum increase amount for your Policy upon ninety days written notice of such change to the Policy Owner; and

5.

age limits that apply to this Policy on a new issue basis apply to Specified Amount increases. For example, increases to the Specified Amount would not be permitted if the Insured’s Attained Age is greater than the maximum Issue Age for this Policy;

6.	once we approve an increase, it takes effect on the Policy Monthaversary on or next following the date we approve the increase, unless you request and we approve a different date; and

7.	we reserve the right to discontinue Specified Amount increases at any time.

Specified Amount Decreases

Requests to decrease your Specified Amount are subject to the following additional conditions:

1.	we reserve the right to limit the number of Specified Amount decreases to one per Policy Year;

2.

once we approve a decrease, it takes effect on the Policy Monthaversary on or next following the date we process your request to decrease the Specified Amount, unless you request and we approve a different date;

3.

the amount of the decrease must be at least equal to the Minimum Specified Amount Decrease stated in the Policy Specification Pages. We may change the minimum amount for your Policy upon ninety days written notice of such change to the Policy Owner;

4.

any decrease that would reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages or, in our reasonable belief under applicable law based on Premiums already paid, would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code at any time will be rejected;

5.	insurance is decreased in the following order:

a.	insurance provided by the most recent Specified Amount increase;

b.	insurance provided by the next most recent Specified Amount increases successively; then

c.	insurance provided by the Specified Amount in effect on the Policy Date;

6.	decreases in the Specified Amount may result in a decrease in the coverage provided by any elected optional riders; and

7.	we reserve the right to discontinue Specified Amount decreases at any time.

A surrender charge may be deducted from the Cash Value at the time of a Specified Amount decrease. Refer to the Surrender Charge section for additional information.

ICC16-NWLA-535	30	(08/2016)

Death Benefit Proceeds

We will pay the Death Benefit Proceeds according to the Policy Settlement section when we receive and record Proof of Death for the Insured while this Policy was In Force, and any other information we may reasonably require.

The Death Benefit Proceeds that become payable if the Insured dies while this Policy is In Force are equal to:

1.	the death benefit provided by the death benefit option in effect on the date of the Insured’s death; plus

2.	any death benefit provided by rider for which the requirements are met; minus

3.	any Indebtedness; minus

4.	if this Policy is in a grace period on the date of the Insured’s death, the lesser of:

a.	any due and unpaid monthly deductions and other Policy or rider charges;

b.	an amount equal to Premium sufficient to meet the requirements of the Death Benefit Guarantee Policy Continuation section, if applicable; or

c.	an amount equal to Premium sufficient to meet the requirements of any elected extended death benefit guarantee rider, if applicable.

We will pay the Death Benefit Proceeds as described in the Beneficiary and Contingent Beneficiary section of this Policy. The manner in which the Death Benefit Proceeds will be paid is described in the Policy Settlement section.

Interest on the resulting amount will be paid from the date of the Insured’s death to the date the Death Benefit Proceeds are paid. Interest will accrue at the rate or rates applicable to the Policy for funds left on deposit. In determining the effective annual rate or rates, we will use the rate in effect on the date of the Insured’s death.

Interest will accrue at the effective annual rate determined above, plus additional interest is payable at a rate of 10% annually beginning with the date that is thirty-one calendar days from the latest of (1), (2), and (3) to the date the claim is paid, where:

1.	is the date that due Proof of Death is received by us;
2.	is the date Nationwide receives sufficient information to determine its liability, the extent of the liability and the appropriate payee legally entitled to the proceeds; and

3.

is the date that legal impediments to payment of proceeds that depend on the action of parties other than Nationwide are resolved and sufficient evidence of the same is provided to us. Legal impediments to payment include, but are not limited to (a) the establishment of guardianships and conservatorships; (b) the appointment and qualification of trustees, executors and administrators; and (c) the submission of information required to satisfy state and/or federal reporting requirements.

The Death Benefit Proceeds are subject to adjustment as described in the Incontestability, Suicide, and Misstatement of Age or Sex sections of the General Policy Provision.

Policy Maturity Proceeds

If the Insured is alive and this Policy is In Force on the Maturity Date, you may elect to have the Maturity Proceeds, if any, paid to you according to the Policy Settlement section or elect to extend the Maturity Date. If we do not receive an election from you, the Maturity Date will automatically be extended subject to continued compliance with Section 7702 of the Internal Revenue Code, as amended.

Policy Maturity Date Extension

If the Insured is alive and your Policy is in force on the Maturity Date, the Maturity Date will automatically be extended until the date of the Insured’s death unless you specify otherwise, subject to continued compliance with Section 7702 of the Internal Revenue Code, as amended.

This Policy may not qualify as life insurance under federal tax law after the Insured reaches Attained Age 120. Extending the Maturity Date may result in adverse tax consequences. You should consult a tax advisor before the Maturity Date of your Policy is extended.

When the Maturity Date is extended, the following will apply:

1.	the Specified Amount will be set equal to the Specified Amount in effect at the Insured’s Attained Age 85, reduced by the following:

a.	any decrease to the Specified Amount after the Insured’s Attained Age 85; and

ICC16-NWLA-535	31	(08/2016)

b.

an adjustment for partial Surrenders taken after the Insured’s Attained Age 85. The amount of the adjustment varies based on the death benefit option and the Insured’s Attained Age, and is defined within the following chart:

	Insured’s Attained Age
	86-90	91 and Older
Death Benefit Option 1	Amount this Policy’s base Specified Amount is reduced due to partial Surrender	Amount proportional to the ratio of the partial Surrender to the Cash Value prior to the partial Surrender
Death Benefit Option 2	0	0

2.

on the original Maturity Date, 100% of the Cash Value in the Sub-Accounts, Long-Term Fixed Account, and any maturing Indexed Interest Strategies will be transferred to the Fixed Account. Any other Index Segments will be permitted to continue until the end of the applicable Index Segment Term;

3.	transfers out of the Fixed Account will not be permitted;

4.	no further monthly deductions will be taken;

5.	interest will continue to be credited to the Cash Value, if any;

6.

we will not accept additional Premium or permit Specified Amount increases, decreases, death benefit option changes, or partial Surrenders, except amounts required to keep the Policy In Force during a grace period;

7.	Policy loans and Policy loan repayments will be permitted;

8.	loan interest will continue to be charged to and credited on any Indebtedness; and

9.	if your Policy lapses, it cannot be reinstated after the Maturity Date has been extended.

Extension of the Policy’s Maturity Date will not continue any elected rider beyond its date of termination as provided in the rider.

Policy Settlement

Policy Settlement may be made in a lump sum or by other available options stated below upon our receipt of complete instructions and any other information we may reasonably require. More than one Settlement option may be elected. However, Settlement options other than the lump sum option may only be elected if the total amount to be applied under an option is at least $2,000.00 and each payment is at least $20.00.

While this Policy is In Force you may elect, revoke, or change Settlement options at any time, subject to the limits stated above. If no Settlement option has been elected before the Insured’s death, the party entitled to payment may elect a Settlement option or options at the time the Death Benefit Proceeds become payable. If no other Settlement option has been elected, payment will be made in a lump sum.

Settlement options must be elected, revoked, or changed by proper written request. After an election, revocation, or change is recorded at our Home Office stated on the face page of this Policy, it will become effective as of the date it was requested; however, we will not be liable to any person for any action or payment we make prior to recording the change. We may require proof of age of any person to be paid under a Settlement option. Any change of Beneficiary prior to the effective date of the settlement contract will automatically revoke any Settlement option that is in effect.

At the time of Policy Settlement under any Settlement option other than the lump sum option, we will issue a settlement contract in exchange for the Policy. The effective date of the settlement contract will be the date of the Insured’s death, the Maturity Date or the date the Policy is Surrendered. Payments will be made at the beginning of the selected twelve, six, three, or one month interval starting with the effective date of the settlement contract.

Settlement Options

Settlement option payments are not assignable. To the extent allowed by law, Settlement option payments are not subject to the claims of creditors or to legal process. The settlement option benefits at the time of their commencement will not be less than those that would be provided by the application of the Cash Surrender Value to purchase a single consideration immediate annuity contract at purchase rates offered by us at the time to the same class of annuitants whether the annuity benefits are payable in fixed or variable amounts or both. In addition to a lump sum payment, the following Settlement options are available:

1.

Life Income with Payments Guaranteed: Amounts applied to this option will be paid for a term equal to, the greater of the named payee’s remaining lifetime, or the guarantee period of ten years. The amount payable monthly for each $1,000 applied to this option is stated in the Option 1 - Life Income with Payments Guaranteed Table in the Policy Specification

ICC16-NWLA-535	32	(08/2016)

Pages. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

2.

Joint and Survivor Lifetime Income: Amounts applied to this option will be paid and continued during the lifetimes of the named payees, as long as either payee is living. The amount payable monthly for each $1,000 applied to this option for selected age and sex combinations is stated in the Option 2 - Joint & Survivor Life Income Table in the Policy Specification Pages. Amounts payable for age and sex combinations not stated in the Option 2 Table will be furnished on request. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

3.

Life Annuity: Amounts applied to this option will be paid during the lifetime of the named payee. The amount payable monthly for each $1,000 applied to this option is stated in the Option 3 - Life Annuity Monthly Installment Table in the Policy Specification Pages. Upon request, we will quote the amount currently payable under this Settlement option. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

4.

Any Other Option: Settlement options not set forth in this Policy may be available. You may request any other form of Settlement option, subject to our approval. The amount and period available under any other option will be determined by us.

ICC16-NWLA-535	33	(08/2016)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

ENDORSEMENTS (Endorsements may be made only by Nationwide at our Home Office stated on the face page of this Policy). Please attach any applicable endorsements here (Note: this section is not used as a blank endorsement).

THIS PAGE INTENTIONALLY LEFT BLANK.

THIS PAGE WILL BE USED FOR ENDORSEMENTS.

ICC16-NWLA-535	(08/2016)

INDIVIDUAL FLEXIBLE PREMIUM ADJUSTABLE VARIABLE, FIXED, AND INDEX-LINKED UNIVERSAL LIFE INSURANCE POLICY, NON-PARTICIPATING

While Cash Value allocated to the Indexed Interest Strategies may be affected by the experience of external indexes, the Policy does not directly participate in any stock or equity investment. Current benefits, values, periods of coverage, charges, actual Premium paid, and interest crediting rates are on an indeterminate basis.

Flexible Premiums payable until the Maturity Date while the Insured is living.

Death Benefit Proceeds payable upon the death of the Insured while this Policy is In Force.

The Maturity Date will automatically be extended unless you elect to receive the Maturity Proceeds.

Rate Class and Rate Type are stated in the Policy Specification Pages.

Adjustable Death Benefit.

Non-Participating, no dividends are payable.

ICC16-NWLA-535	(08/2016)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

[One Nationwide Plaza

Columbus, Ohio 43215-2220]

Conditional Reduction of Cost of Insurance Rate Endorsement to

Flexible Premium Adjustable Variable Universal Life Insurance Policy

General Information Regarding this Endorsement

This Conditional Reduction of Cost of Insurance Rate Endorsement (“Endorsement”) revises the terms and conditions of the Policy to which it is attached. To the extent the terms of the Policy and this Endorsement are inconsistent, the terms of this Endorsement shall control. Terms not defined in this Endorsement have the meaning given to them in the Policy.

This Endorsement is only attached to Policies issued with Death Benefit Option 1 in effect on the Policy Date. This Endorsement will terminate if the Death Benefit Option is changed after the Policy Date and cannot be reactivated.

Purpose

The purpose of this Endorsement is to state the conditions that, if met, will qualify the Policy, and Additional Term Insurance Rider if elected, for reduced Endorsement Monthly Cost of Insurance Rates on and/or after the Eligibility Date stated in the Policy Specification Pages. No other Policy or rider charges are impacted.

Definitions

Endorsement Monthly Premium – A reference value used to calculate the Endorsement Accumulated Premium. The Endorsement Monthly Premium is stated in the Policy Specification Pages.

Endorsement Accumulated Premium – A reference value used to determine eligibility for benefits under this Endorsement. On the Policy Date, the Endorsement Accumulated Premium is equal to zero. Beginning on the first Policy Monthaversary and thereafter, it is equal to the sum of the Endorsement Monthly Premium in effect for each respective month from the Policy Date to the most recent Policy Monthaversary up to and including the 35th Policy Anniversary, including any period during which the Policy is lapsed.

Net Accumulated Premium – Cumulative Premium received minus any partial Surrenders, any return of Premium due to Internal Revenue Code Section 7702 guidelines, and any Indebtedness.

Endorsement Monthly Cost of Insurance Rates – The applicable Monthly Cost of Insurance Rate Per $1,000 of Net Amount At Risk and Monthly Cost of Insurance Rates Per $1,000 of Rider Net Amount At Risk, if the Additional Term Insurance Rider is elected. The Guaranteed Maximum Monthly Cost of Insurance Rates Per $1,000 of Net Amount At Risk and Guaranteed Maximum Monthly Cost of Insurance Rates Per $1,000 of Rider Net Amount At Risk are stated in the Policy Specification Pages.

Effect of Policy Changes on Endorsement Monthly Premium

The Endorsement Monthly Premium will be recalculated if you make any of the following changes to the Policy:

•	increases of the base Policy’s Specified Amount;

•	any rider additions; or

•	increases of any rider’s Specified Amount.

The recalculated Endorsement Monthly Premium will apply on a prospective basis from the first Policy Monthaversary coinciding with or next following the effective date of the change.

The Endorsement Monthly Premium is not changed for Specified Amount decreases, rider terminations or coverage decreases, or partial Surrenders resulting in Specified Amount decreases.

ICC16-NWLA-537	(08/2016)

Eligibility Requirements

On and after the Eligibility Date, your Policy is eligible for a reduction of the Endorsement Monthly Cost of Insurance Rates if:

1.	Death Benefit Option 1 is in effect on the Policy Date and is never changed;

2.	the Policy is In Force; and

3.	the Endorsement Accumulated Premium test is satisfied.

Endorsement Accumulated Premium Test

The Endorsement Accumulated Premium test will be performed on each Policy Monthaversary on and after the Eligibility Date.

The Endorsement Accumulated Premium test will be satisfied if your Net Accumulated Premium, after any loan or Surrender requests are processed, is greater than or equal to the Endorsement Accumulated Premium on the date of the test.

If the Endorsement Accumulated Premium test is not satisfied on the 35th Policy Anniversary, this Endorsement will terminate and the Endorsement Monthly Cost of Insurance Rates reduction will no longer be available.

If the Endorsement Accumulated Premium test is satisfied on the 35th Policy Anniversary, the test will continue to be performed thereafter using the Endorsement Accumulated Premium value calculated on that date for all subsequent Policy Monthaversaries.

Cost of Insurance Reduction

On any Policy Monthaversary when the eligibility requirements are met, the Endorsement Monthly Cost of Insurance Rates will be applied instead of the otherwise applicable Monthly Cost of Insurance Rates Per $1,000 of Net Amount At Risk and Monthly Cost of Insurance Rates Per $1,000 of Rider Net Amount At Risk, if the Additional Term Insurance Rider is elected.

Calculation of the Cost of Insurance Reduction

The Specified Amount in effect on the Policy Date, and Rider Specified Amount, if the Additional Term Insurance Rider is elected, and each Specified Amount increase, if any, represent separate segments of coverage under the Policy. Separate rates are charged for each segment of coverage.

The reduction is calculated by multiplying the Endorsement Monthly Cost of Insurance Rates for each In Force segment by the current cost of insurance reduction factor. The Endorsement Guaranteed Minimum Reduction Factor is stated in the Policy Specification Pages.

Termination

This Endorsement will terminate on the earliest of the following occurrences:

1.	upon changing the death benefit option from Death Benefit Option 1 to any other death benefit option available;

2.	the Endorsement Accumulated Premium Test is not met on the 35th Policy Anniversary; or

3.	the date the Policy terminates for any reason.

ICC16-NWLA-537	2	(08/2016)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

[One Nationwide Plaza

Columbus, Ohio 43215-2220]

Overloan Lapse Protection Rider

PLEASE READ THIS RIDER CAREFULLY

The Incontestability period of this Rider begins on the Rider Effective Date and will be different from that of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

The Overloan Lapse Protection Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Terms not defined in this Rider have the meaning given to them in the Policy.

This Rider, upon invocation, prevents the Policy from lapsing due to Indebtedness by providing a guaranteed paid-up insurance benefit. There is no charge for this Rider unless it is invoked. This Rider has no Cash Value and no loan value.

Purpose

Upon invocation, this Rider provides lapse protection for policies with outstanding Indebtedness by providing a guaranteed paid-up insurance benefit. Invocation of the Rider enables you to avoid the negative tax consequences associated with this Policy lapsing when the Net Surrender Value is substantially depleted due to outstanding loans. Consult a qualified tax advisor for more details.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Rider Effective Date – The date coverage under this Rider commences. The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued. If added by post-issue election, the Rider Effective Date will be stated in reissued Policy Specification Pages.

Rider Charge Rate – The percentage of the Cash Value taken as the charge for invoking this Rider. This rate varies by Attained Age of the Insured (or younger Insured if this Rider is attached to a survivorship policy) at the time this Rider is invoked.

Incontestability

After this Rider has been In Force during the lifetime of the Insured (in the case of a survivorship policy, both Insureds) for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason.

Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, the charges and benefits payable will be adjusted to reflect the difference based on the Insured’s correct age and sex.

Reinstatement

This Rider can be reinstated on the same terms as the Policy to which it is attached.

Rider Charge

There is no charge or cost for this Rider unless the Policy Owner invokes it. If this Rider is invoked, the one-time rider charge is equal to (1) multiplied by (2), where:

1.	is the Cash Value; and

2.	is the Rider Charge Rate stated in the Policy Specification Pages for the Insured’s Attained Age.

This one-time Rider charge compensates us for the expense associated with the Rider’s benefit and may include a margin for overall expenses, profit, and for funding any required reserve associated with this Rider.

The Rider Charge Rate will be determined by us from time to time, based on our expectations as to future experience for factors such as mortality, persistency, expenses, including reinsurance expenses, investment, and taxes.

Any changes to the Rider Charge Rate will be on a uniform basis for Insureds with the same combination of Attained Age whose policies have been In Force for the same length of time. However, it will never exceed the Guaranteed Maximum Overloan Lapse Protection Rider Charge Rates stated in the Policy Specification Pages.

If the Cash Value minus Indebtedness is not sufficient to cover the charge for this Rider, a loan repayment sufficient to cover the charge for this Rider will be required.

ICC16-NWLA-533	(08/2016)

Invocation Requirements

You must submit a written request to our Home Office directing us to invoke this Rider.

To invoke this Rider, the Policy must meet all of the following conditions:

1.	the Policy is In Force and has reached the fifteenth Policy Anniversary;

2.	the Insured (or younger Insured if this Rider is attached to a survivorship policy) must be at least Attained Age 75;

3.	the Cash Value is at least $100,000;

4.	all amounts required to be withdrawn so that the Policy continues to qualify as life insurance under Section 7702 of the Internal Revenue Code, as amended, must be taken as partial Surrenders;

5.

the Policy is issued under the Guideline Premium/Cash Value Corridor Test of Section 7702 of the Internal Revenue Code, as amended. This Rider is not available on Cash Value Accumulation Test policies; and

6.

the Indebtedness exceeds a specified percentage of the Cash Value. This percentage is called the “Trigger Point” and varies by Attained Age of the Insured (or younger Insured if this Rider is attached to a survivorship policy). The Trigger Points are stated in the attached table.

We will notify you the first time the requirements for invoking this Rider are met at which time you may choose to invoke this Rider. If the Policy meets all of the above requirements and you do not choose to invoke the Rider, you still have the right to invoke the Rider at a later date as long as the Policy stays In Force and the above requirements can be met.

Test for 7702 Compliance

When the requirements for invoking this Rider have been met, and you elect to invoke this Rider, the death benefit will be adjusted in two steps in compliance with Section 7702 of the Internal Revenue Code, as amended:

1.

the death benefit option will be changed to Death Benefit Option 1 if it is not already Option 1. The Specified Amount will not subsequently be adjusted to prevent the Net Amount At Risk from changing as a result of the death benefit option change; and

2.

if the Specified Amount is greater than the lowest death benefit that will qualify this Policy as life insurance under Section 7702 of the Internal Revenue Code, as amended, the Specified Amount will be reduced to equal the lowest death benefit that will qualify this Policy as life insurance immediately after the charge for this Rider is taken.

If this adjusted Specified Amount is not compliant with our interpretation of Section 7702 of the Internal Revenue Code, as amended, you will not be allowed to invoke this Rider.

Operation of the Policy upon Invoking the Rider

After the charge for this Rider is taken from the Cash Value as described in the Rider Cost section and the death benefit is adjusted as described in the Test for 7702 Compliance section. The following will occur:

1.	the Indebtedness will continue to grow at the Policy’s loan interest charged rate;

2.	the Policy’s loan account, if any, will continue to grow at the Policy’s loan interest credited rate;

3.	the remaining Cash Value, less any Policy loan account, will be transferred to the Fixed Account without regard to any otherwise applicable restrictions and no subsequent transfers will be permitted.

While the Policy is being kept In Force by this Rider, the Cash Value in the Fixed Account will be credited interest. However, if interest charged on Indebtedness is higher than interest credited to the Policy loan account and/or the Fixed Account the Cash Surrender Value may become negative;

4.	no monthly deductions or other charges will be taken from the Cash Value;

5.	no further loans or partial Surrenders may be taken;

6.	no further Premium payments or loan repayments will be allowed (with the exception of a loan repayment required to pay the one-time charge for this Rider);

7.	the death benefit will continue to be defined as the greater of (a) and (b) where:

a.	is the adjusted Specified Amount after invoking the Rider; and

ICC16-NWLA-533	2	(08/2016)

b.	lowest death benefit that will qualify this Policy as life insurance under Section 7702 of the Internal Revenue Code, as amended;

8.	the Death Benefit Proceeds will continue to be defined as outlined in the Policy; and

9.	the Policy Owner will be notified of the changes to the Policy.

The Policy will be guaranteed and placed in paid-up status.

Effect on Other Riders and Policy Provisions

Invoking this Rider will affect other riders and Policy provisions.

Riders

Upon invocation of this Rider, all other elected riders will terminate.

Policy Provisions

Upon invocation of this Rider, if a change in death benefit option and/or a reduction in Specified Amount results, benefits paid under the Maturity Date Extension section of the Policy may be reduced.

Termination

This Rider terminates on the earliest of the following dates:

1.	the date the Policy terminates; or

2.

the Policy Anniversary on which the Insured reaches Attained Age 120; or if this Rider is attached to a survivorship policy, the Policy Anniversary on which the younger Insured reaches, or would have reached, Attained Age 120.

ICC16-NWLA-533	3	(08/2016)

Rider Trigger Points

The Rider Trigger Points vary by the Insured’s Attained Age. For a survivorship policy, Attained Age refers to the younger Insured’s Attained Age.

Attained Age	Trigger Point
75	95%
76	95%
77	95%
78	95%
79	95%
80	95%
81	95%
82	95%
83	95%
84	96%
85	96%
86	96%
87	96%
88	96%
89	97%
90	97%
91	97%
92	98%
93	98%
94	98%
95	99%
96	99%
97	99%
98	99%
99	99%
100	99%
101	99%
102	99%
103	99%
104	99%
105	99%
106	99%
107	99%
108	99%
109	99%
110	99%
111	99%
112	99%
113	99%
114	99%
115	99%
116	99%
117	99%
118	99%
119	99%

ICC16-NWLA-533	4	(08/2016)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215-2220

CHILDREN’S TERM INSURANCE RIDER

PLEASE READ THIS RIDER CAREFULLY

Term insurance is involved. The Suicide and Incontestability periods of this Rider begin on the Rider Effective Date and will be different from those of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

This Children’s Term Insurance Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides term life insurance on each Insured Child. This Rider has no cash value except as provided in the Paid-Up Term Insurance Benefit section and has no loan value. This Rider does not modify the Specified Amount, or any cash or loan value of the Policy.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Insured Child – An Insured Child is a natural child, stepchild, or legally adopted child of the Insured who:

1.	is at least 15 days old; and

2.	was less than 22 years of age on the most recent Policy Anniversary, and:

a.	is named in the application for this Rider and is less than 18 years of age on the date the application is signed; or

b.	after the date of application for this Rider, is born to the Insured, or is legally adopted or acquired as a stepchild by the Insured prior to the Insured Child’s 18th birthday.

Rider Beneficiary – The person entitled to receive the Rider Specified Amount upon the death of each Insured Child. Unless otherwise designated by you, the Rider Beneficiary will be the Insured under the base Policy, if living; otherwise the deceased Insured Child’s estate.

Rider Effective Date – The date coverage under this Rider commences. The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued. If added by post-issue election, the Rider Effective Date will be stated in reissued Policy Data Pages.

Rider Specified Amount – The dollar amount of the benefit payable to the Rider Beneficiary on the death of an Insured Child. The Rider Specified Amount is equal to $1,000 for each unit of this Rider purchased. The number of units is stated in the Policy Data Pages.

Suicide

If the Insured commits suicide, while sane or insane, within two years of the Rider Effective Date or a reinstatement date, the term life insurance this Rider provides may be converted as stated in the Right of Conversion section.

If an Insured Child commits suicide, while sane or insane, within two years of the Rider Effective Date or a reinstatement date, no benefit will be paid under this Rider.

Incontestability

After this Rider has been in force during the lifetime of the Insured for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason.

Misstatement of Age or Sex

No adjustment will be made for misstatement of an Insured Child’s age or sex, except in the case of a misstatement that results in the Insured Child not being covered on the date of death. If this occurs and the Insured has no eligible children, we will not pay the Rider Specified Amount. Instead, we will pay a death benefit equal to the cost of insurance paid for this Rider since the Policy Anniversary on or next following the Insured Child’s 22nd birthday.

NWLA-417-AO	(09/2007)

Rider Cost

The monthly cost for this Rider is equal to the product of (1) times (2), where:

1.	is the number of units for this Rider stated in the Policy Data Pages;

2.	is the rate per unit for this Rider stated in the attached page.

The Rider cost will not change as the number of children insured under this Rider changes.

The monthly cost for this Rider will be included in the monthly deduction from the Policy Cash Value as long as this Rider is in force.

Reinstatement

If the Policy to which this Rider is attached is reinstated, then this Rider may be reinstated at the same time. Evidence of insurability, satisfactory to us, will be required for each Insured Child to be covered. If we are not satisfied with the evidence of insurability furnished as to any child, we may, upon reinstating this Rider, exclude such child from coverage by endorsement. No benefits will be payable as a result of the death of any child if such death occurred after the end of the grace period and before the date of reinstatement.

Benefits Provided by this Rider

This Rider provides level term life insurance on each Insured Child. If an Insured Child dies while coverage under this Rider is in effect, the Rider Beneficiary will receive the Rider Specified Amount, subject to the Misstatement of Age or Sex section.

The Rider Specified Amount becomes payable when we receive the following at our Home Office listed on the face page of the Policy:

1.	Proof of Death for an Insured Child; and

2.	unless previously provided with an application, proof of relationship to the Insured (certified records of birth, adoption, and/or marriage, as applicable).

Coverage for an Insured Child ends on the earliest of:

1.	the Policy Anniversary on or next following the Insured Child’s 22nd birthday;

2.	the date an Insured Child converts his or her coverage under the Right of Conversion section of this Rider; or
3.	the date this Rider terminates under the terms of the Termination section.

If an Insured Child dies during a grace period, we will pay the Rider Specified Amount reduced by the amount of the unpaid monthly deductions for this Rider through the Policy month in which the Insured Child died. No benefit will be paid under this Rider if an Insured Child dies after coverage ends.

Paid-Up Term Insurance Benefit

On our receipt of Proof of Death for the Insured while this Rider is in force, the term life insurance of each Insured Child becomes paid-up term insurance and has a cash value.

The amount of coverage for each Insured Child will be equal to the Rider Specified Amount. This paid-up term insurance will remain in effect until the earliest of:

1.	the Policy Anniversary on which the Insured Child reaches Attained Age 22;

2.	the Policy Anniversary on which the Insured would have reached Attained Age 65; or

3.	the date on which the Policy to which this Rider is attached was scheduled to mature.

The cash value of the paid-up term insurance at any time will be what it would cost, as a net single premium, to buy the remaining insurance at the Attained Age of each Insured Child respectively. The cash value is based on the Commissioner’s 2001 Standard Ordinary Mortality Table, an interest rate of 4% per year, and the assumption that death benefits will be paid immediately. The cash value within 31 days after a Policy Anniversary shall not be less than the value as of that Policy Anniversary. Cash value information for this Rider will be furnished on request.

Right of Conversion

The term life insurance on an Insured Child may be converted to a level Premium, level benefit, permanent plan of whole life insurance that we are selling at the time of conversion. Evidence of an Insured Child’s insurability is not required for conversion. The plan of insurance converted to for each Insured Child must be in an amount that is at least the minimum required by the new policy but which does not exceed the lesser of 5 times the Rider Specified Amount at the time of the conversion or $50,000.

NWLA-417-AO	2	(09/2007)

Conversion may be requested for:

1.	the date this Rider will terminate according to the Termination section; or

2.	one of the following dates while this Rider is in force,

a.	the date the Insured Child marries; or

b.	the Policy Anniversary on or next following the Insured Child’s 18th or 22nd birthday.

Any new policy issued under the right of conversion is subject to the following conditions:

1.	the application for conversion must be received within 31 days of a date on which conversion is permitted;

2.	the first Premium for the new policy must be received with the application for conversion;

3.	the Premium for the new policy will be based on the rates in effect on the date of conversion;

4.

the same class of risk as this Rider, unless you request underwriting, and the Attained Age of the Insured Child whose coverage is converted will be used in determining the Premium for the new policy; and

5.	no supplemental benefits or additional coverage may be added without evidence of the Insured Child’s insurability and our consent.

The effective date of the new policy will be the date of conversion. The incontestability and suicide periods of the new policy will start on the Rider Effective Date of this Rider. We will always make available a plan of insurance to which an Insured Child may convert.

Extended Coverage

We will pay a death benefit equal to the amount which would have been payable had the term insurance been in force, if any Insured Child dies within 31 days after his or her coverage under this Rider terminates and before any new policy provided by the Right of Conversion section becomes effective.

Termination

You may terminate this Rider by written request to us. Termination by written request will be effective the Policy Monthaversary on or next following receipt at our Home Office stated on the Policy cover page. In order to terminate this Rider, we have the right to require return of this Rider and the Policy to which it is attached for endorsement. This Rider also terminates on the earliest of the following dates:

1.	The date the Policy to which this Rider is attached terminates; or

2.	the Policy Anniversary on which the Insured reaches Attained Age 65.

Important Notice Regarding Termination of this Rider

This rider will not terminate automatically when the Insured’s youngest child becomes too old to be covered. We generally have no way of knowing how many eligible children have been born to, or adopted or acquired by, the Insured since application for this Rider was made, therefore, this Rider’s coverage and cost will continue until it has been terminated. If the Insured no longer has (or expects to have) eligible children, it is his/her responsibility to decide if and when to initiate termination of this rider.

NWLA-417-AO	3	(09/2007)

CHILDREN’S INSURANCE RIDER

Monthly Rate Per Unit: $0.43.

NWLA-417-AO	4	(09/2007)

LONG-TERM CARE RIDER

Attached to and made a part of this Policy issued by

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

One Nationwide Plaza

Columbus, Ohio 43215-2220

Telephone: 1-800-848-6331

PLEASE READ THIS RIDER CAREFULLY

General Information Regarding this Rider

THIS IS A LONG-TERM CARE RIDER THAT COVERS QUALIFIED LONG-TERM CARE SERVICES. THESE SERVICES INCLUDE LONG-TERM CARE FACILITY STAY(S), HOME HEALTH CARE SERVICES, AND ADULT DAY CARE SERVICES FOR THE INSURED.

This Long-Term Care Rider (“Rider”) provides for acceleration of an elected portion of the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force) paid as a monthly benefit to cover Qualified Long-Term Care Services.

This Rider will not change, waive, or extend any part of the base Policy except as set forth below. To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy, the provisions of this Rider control. Terms not defined in this Rider have the meaning given to them in the Policy.

This Rider is attached to a Policy that is non-participating, no dividends are payable. This Rider has no surrender value or loan value.

DISCLOSURES

NOTICE TO BUYER: This Rider may not cover all the costs associated with long-term care incurred by the Insured during the period of coverage. The buyer is advised to review carefully all Rider limitations.

CAUTION: The issuance of this Rider is based upon your responses and the Insured’s responses to the questions on the application. A copy of the application is enclosed. If your and/or the Insured’s answers are incorrect or untrue, Nationwide has the right to deny benefits for the Insured or rescind this Rider, subject to the Incontestability section of this Rider. The best time to clear up any questions is now, before a Claim arises! If, for any reason, any of your answers and/or the Insured’s answers are incorrect, contact Nationwide at the address shown above.

TAXATION: This Rider is intended to be a qualified long-term care insurance contract under Section 7702B(b) of the Internal Revenue Code of 1986, as amended, (the “Code”). Benefits paid under this Rider may be taxable. If any changes are necessary to your Rider to conform to changes in the requirements of the Code, the Policy Owner will be given the right to accept or reject the changes. If the Policy Owner rejects the changes, this Rider may no longer be tax-qualified under the Code. As with all tax matters, you should consult your tax advisor to assess the impact of this benefit.

THIS RIDER IS NOT MEDICARE SUPPLEMENT COVERAGE: If the Insured is eligible for Medicare, review the “Guide to Health Insurance for People with Medicare” available from us upon request. Receipt of an acceleration of the death benefit under this Rider may adversely affect your eligibility for governmental benefits or public assistance programs such as Medicaid.

Right to Examine Rider

To be certain that you are satisfied with this Rider, you have a thirty day “free look.” Within thirty days after you receive this Rider, you may return it to our Home Office or to the representative who delivered it. We will then void this Rider as if it had never been In Force and refund all Rider charges as a credit to the Policy within thirty days.

Renewability

This Rider is guaranteed renewable. This means that we have no right to make unilateral changes to any section of this Rider. However, we do have the right to increase the current monthly Rider charge rate on a uniform basis, as described in the Monthly Rider Charge section of this Rider, subject to the applicable Guaranteed Maximum Monthly LTC Rider Charge Rate Per $1,000 of LTC Rider Specified Amount stated in the Policy Specification Pages.

ICC16-NWLA-523	1	(06/2016)

ICC16-NWLA-523	2	(06/2016)

DEFINITIONS

If a definition requires a provider to be licensed, certified or registered, and the jurisdiction in which the service is to be furnished does not require a provider of such services to be licensed, certified or registered, or if the jurisdiction licenses, certifies or registers the provider of services under another name, the definition is to be construed to require the provider to be legally authorized to perform the services in the jurisdiction in which the services are to be furnished.

Activities of Daily Living – Those activities that measure the Insured’s ability for self care. This means the ability to perform these activities without Substantial Assistance. The six key Activities of Daily Living are:

1.	“Bathing” – washing oneself in either a tub or shower, or by sponge bath. Includes getting into and out of the tub or shower.

2.

“Continence” – ability to control one’s bowel and/or bladder function, including the ability to perform associated personal hygiene (including caring for a catheter or colostomy bag) when unable to control one’s bowel and/or bladder function.

3.	“Dressing” – getting clothes from the closet or drawers, putting on clothes, and attaching any necessary braces or prosthesis.

4.	“Eating” – feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table), or by a feeding tube or intravenously.

5.	“Toileting” – getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.

6.	“Transferring” – moving in and out of a bed, chair, or wheelchair.

Adult Day Care Services – A state licensed or certified program for a specified number of individuals providing Qualified Long-Term Care Services. Adult Day Care Services include social or health-related or both types of services. These services are provided during the day in a community group setting for the purpose of supporting frail, impaired elderly or other disabled adults who can benefit from care in a group setting outside the home.

Benefit Trigger – Criteria that condition the payment of Rider benefits on the Insured being a Chronically Ill individual who has satisfied the Elimination Period.

Chronically Ill – An Insured who has been certified, within the preceding twelve months, by a Licensed Health Care Practitioner other than the owner or employee of an LTC Service Provider or Immediate Family of the Policy Owner or Insured, as:

1.	being unable to perform, without Substantial Assistance from another individual, at least two Activities of Daily Living for a period of at least ninety days due to a loss of functional capacity; or

2.	requiring Substantial Supervision to protect the individual from threats to health and safety due to severe Cognitive Impairment.

Claim – A request for payment of benefits under this Rider, regardless of whether the benefit claimed is covered or any terms or conditions of this Rider have been met.

Clean Claim – A Claim that has no defects, errors, or omissions, including any lack of required substantiating documentation, that prevents timely payment of a Claim.

Cognitive Impairment – A deficiency in the Insured’s short or long-term memory, orientation as to person, place and time, deductive or abstract reasoning, or judgment as it relates to safety awareness. Included are nervous or mental disorders of organic origin, including Alzheimer’s Disease and senile dementia, which are determined by clinical diagnosis or tests.

Effective Date of LTC Coverage – The Coverage Start Date stated in the Policy Specification Pages for a LTC Rider Specified Amount segment of coverage except, for any coverage that has been reinstated, the Effective Date of LTC Coverage will be the date we approve the reinstatement.

Elected Percentage for Maximum Monthly LTC Rider Benefit Determination – A factor used to determine the Maximum Monthly LTC Rider Benefit. The Elected Percentage for Maximum Monthly LTC Rider Benefit Determination must be elected at the time of application for this Rider and cannot be changed. The Elected Percentage for Maximum Monthly LTC Rider Benefit Determination is stated in the Policy Specification Pages.

Elimination Period – A period of ninety calendar days beginning the day after the Insured begins receiving Qualified Long-Term Care Services. No Rider benefits are payable during the Elimination Period.

If the Insured does not remain Chronically Ill for ninety consecutive calendar days, the Insured may combine multiple periods of being Chronically Ill to satisfy the Elimination Period. However, the required number of days of the Elimination Period must be accumulated within a continuous period of 730 days.

Hands-On Assistance – The physical assistance of another person without which the individual would be unable to perform the Activities of Daily Living.

ICC16-NWLA-523	3	(06/2016)

Home Health Care Agency – A public or private entity that provides in-home Qualified Long-Term Care Services. Services are delivered through licensed practical nurses, registered nurses, or other skilled or unskilled medical personnel. If the jurisdiction does not license or certify such facilities, then the Home Health Care Agency must:

1.	be primarily engaged in providing residential health care services; and

2.	operate under policies and procedures established by a group of professionals, including at least one physician and one nurse.

Home Health Care Services – Medical or non-medical Maintenance or Personal Care Services, Homemaker Care, and Hospice Care delivered to the Insured in their place of residence, as part of the Insured’s Plan of Care by skilled or unskilled medical personnel of a Hospital or Home Health Care Agency; or by any skilled or unskilled individuals of your choice.

Homemaker Care – Care having a primary purpose necessary to or consistent with the Insured’s ability to remain in his or her residence.

Hospice Care – Outpatient services not paid by Medicare, that are designed to provide palliative care and alleviate the physical, emotional, social and spiritual discomforts of an Insured who is experiencing the last phases of life due to the existence of a terminal disease.

Hospital – A place which, by law, provides care and treatment for sick or injured persons as resident bed patients. It also must have:

1.	a registered graduate nurse on duty or on call at all times to supervise twenty-four hour nursing service;

2.	the means for diagnosis, treatment and surgery; and

3.	a Physician present or on call at all times to supervise all care.

Immediate Family – The Insured’s or Policy Owner’s spouse or other legally recognized partner and anyone who is related to you or the Insured, including: children and grandchildren; parents and grandparents; brothers and sisters; aunts and uncles; cousins; including adopted, in-laws, and step-relatives of any of the listed persons and any of their spouses or legally recognized partners.

Licensed Health Care Practitioner – A Physician, as defined in §1861(r)(1) of the Social Security Act, as amended, a registered professional nurse, licensed social worker or other individual who meets requirements prescribed by the Secretary of the Treasury. The Licensed Health Care Practitioner must be acting within the scope of his or her license when providing: a) a certification and/or recertification that the Insured is Chronically Ill; or b) an individualized Plan of Care for the Insured.

Long-Term Care Facility – Any facility, other than a Hospital, which provides Qualified Long-Term Care Services and is licensed by the appropriate state licensing agency. It must also have:

a)	a registered graduate nurse on duty at all times to supervise twenty-four hour nursing service;

b)	a Physician to supervise the operation of the facility;

c)	a planned program of policies and procedures developed with the advice of a professional group of at least one Physician and one nurse; and

d)	a Physician available to furnish emergency medical care.

Long-Term Care Facility does not refer to:

a)	a facility which primarily treats drug addicts or alcoholics;

b)	a facility which primarily provides domiciliary, residency, or retirement care; or

c)	a facility owned or operated by Immediate Family.

LTC Benefit Payout Account – A tracking account used to track the dollar amount of benefits paid under this Rider. This account will grow at 0% interest.

LTC Rider Specified Amount – The Rider coverage amount chosen at the time of application, adjusted for any subsequent increases or decreases. The LTC Rider Specified Amount is stated in the Policy Specification Pages. See the LTC Rider Specified Amount section of this Rider for additional information.

LTC Service Provider – Any entity or individual providing Qualified Long-Term Care Services covered by this Rider to the Insured.

Maintenance or Personal Care Services – Any care of which the primary purpose is the provision of needed assistance with any of the disabilities as a result of which the Insured is Chronically Ill, includes protection from threats to health and safety due to severe Cognitive Impairment. Maintenance or Personal Care Services also include, but are not limited to, assistance provided pursuant to a Plan of Care by any skilled or unskilled person of your choice.

ICC16-NWLA-523	4	(06/2016)

Maximum Lifetime LTC Benefit – A reference value used to calculate available Rider benefits. At any time, the Maximum Lifetime LTC Benefit is equal to the lesser of the then current:

1.	LTC Rider Specified Amount; or

2.	the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force) minus any Indebtedness.

Maximum LTC Rider Specified Amount – The maximum amount of Rider coverage that can be elected. The Maximum LTC Rider Specified Amount is stated in the Policy Specification Pages and may be recalculated any time there is a change in the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force).

Maximum Monthly LTC Rider Benefit – The maximum monthly Rider benefit payment permitted. It is the lesser of a), b), or c) where:

a)	is the Elected Percentage for Maximum Monthly LTC Rider Benefit Determination multiplied by the LTC Rider Specified Amount;

b)	is twice the applicable per diem amount allowed by the Health Insurance Portability and Accountability Act, as amended, multiplied by thirty; or

c)	is 1/12th of the Maximum Lifetime LTC Benefit.

The Maximum Monthly LTC Rider Benefit stated in the Policy Specification Pages is as of the most recent change in the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force) and/or the LTC Rider Specified Amount. The Maximum Monthly LTC Rider Benefit actually available at any other time may vary from the amount stated above based on changes to the Health Insurance Portability and Accountability Act per diem amount, any Indebtedness, and/or the remaining Maximum Lifetime LTC Benefit.

Medicare – The Health Insurance for the Aged Act, Title XVIII of the Social Security Amendments of 1965 as then constituted or later amended.

Minimum LTC Rider Specified Amount – The minimum amount of Rider coverage permitted. It is stated in the Policy Specification Pages and may be recalculated any time there is a change in the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force).

Physician – A person licensed to practice medicine or surgery in the state where such functions are performed, as defined in §1861(r)(1) of the Social Security Act, as amended. Physician does not include you or any Immediate Family. The Physician must perform only those services permitted by his or her license.

Plan of Care – A written document that prescribes Qualified Long-Term Care Services based on an assessment by a Licensed Health Care Practitioner indicating that the Insured is Chronically Ill. The individualized plan developed by a Licensed Health Care Practitioner must specify the type of medical treatment (including medication and therapy), non-medical assistance and services, frequency of services, and the most appropriate providers of all services the Insured requires. A Plan of Care will not require approval by Nationwide. However, the Plan of Care must be appropriate and consistent with generally accepted standards of care.

Policy Surrender Value – Policy Surrender Value means the Net Surrender Value if the base Policy is a universal life insurance policy or Cash Surrender Value if the base Policy is a variable universal life insurance policy.

Policy Value – Policy Value means the Accumulated Value if the base Policy is a universal life insurance policy or Cash Value if the base Policy is a variable universal life insurance policy.

Qualified Long-Term Care Services – Services that meet the requirements of §7702(B)(c)(1) of the Internal Revenue Code of 1986, as amended. Such services are as follows: necessary diagnostic, preventive, therapeutic, curative, treatment, mitigation and rehabilitative services, and Maintenance or Personal Care Services which are required by a Chronically Ill individual. These services are provided pursuant to a Plan of Care prescribed by a Licensed Health Care Practitioner. For purposes of this Rider, Qualified Long-Term Care Services include qualifying Adult Day Care Services, Home Health Care Services and Hospital services in any setting other than an acute care unit of a Hospital; unless, the area of the Hospital or unit where the services are provided is licensed or certified as a nursing care facility and the Insured is receiving Qualified Long-Term Care Services and not acute care.

Standby Assistance – The presence of another person within arm’s reach of the individual that is necessary to prevent, by physical intervention, injury to the individual while the individual is performing the Activities of Daily Living. An example is being ready to catch the individual if the individual falls while getting into or out of the bathtub or shower as part of bathing; or being ready to remove food from the individual’s throat if the individual chokes while eating.

Substantial Assistance – Hands-On Assistance and/or Standby Assistance.

Substantial Supervision – Continual supervision by another person. This may include cuing by verbal prompting, gestures or other demonstrations and must be necessary to protect an individual with severe Cognitive Impairment from threats to his or her health or safety (such as may result from wandering).

ICC16-NWLA-523	5	(06/2016)

GENERAL RIDER PROVISIONS

Conformity with Interstate Insurance Product Regulation Commission Standards

This Rider was approved under the authority of the Interstate Insurance Product Regulation Commission and issued under the Commission standards. Any section of this Rider in conflict with the Commission standards for this product type is hereby amended to conform to the Commission standards as of the provision’s effective date.

Suicide

If the Insured commits suicide, while sane or insane, within two years of an Effective Date of LTC Coverage, we will not pay the Death Benefit Proceeds normally payable. Instead, we will pay an amount equal to all Premium paid prior to the Insured’s death, minus: a) any Indebtedness; b) partial Surrenders; and c) the LTC Benefit Payout Account.

Incontestability

All statements submitted in the application for this Rider by or on behalf of the Insured will, in the absence of fraud, be deemed representations and not warranties. A misstatement may be used to rescind coverage under this Rider or deny an otherwise valid Claim as follows:

1.

if this Rider has been In Force for less than six months from the applicable Effective Date of LTC Coverage, we may rescind this Rider or deny an otherwise valid Claim upon a showing of misrepresentation that is material to the acceptance of the Insured for coverage;

2.

if this Rider has been In Force for at least six months, but less than two years, from the applicable Effective Date of LTC Coverage, we may rescind this Rider or deny an otherwise valid Claim upon a showing of misrepresentation that is both material to the acceptance of the Insured for coverage and pertains to the condition for which benefits are sought;

3.

after this Rider has been In Force for two years from the applicable Effective Date of LTC Coverage, it is not contestable upon the grounds of misrepresentation alone; this Rider may be contested only upon a showing that relevant facts relating to the Insured’s health were knowingly and intentionally misrepresented; and

4.

a separate contestability period will apply for any increase of the LTC Rider Specified Amount that was subject to evidence of insurability. The contestable period for any LTC Rider Specified Amount increase will be for the periods specified in 1., 2., and 3. and will be limited to the amount of the increase and the evidence of insurability provided for such increases.

Grace Period

When Rider benefits are not being paid, this Rider is covered by the Grace Period section of the Policy to which it is attached. The notice described in the Policy will be sent by first class United States mail at least thirty days before the end of a grace period. A copy of the notice will also be sent to the last known address of any third party you designate according to the Third Party Designee section of this Rider.

When Rider benefits are being paid, if the Policy would otherwise enter a grace period, it will instead be kept In Force as described in the Policy and Rider Lapse Protection Feature section of this Rider.

Third Party Designee

As a protection against unintentional lapse, at the time of application, you have the right to designate at least one other person in addition to the Policy Owner, to receive notice of lapse or termination of the Policy for nonpayment of Premium. At least every two years, thereafter, you will be notified of your right to change this written designation. You have the right to elect to not designate additional persons to receive notice. The designation does not constitute acceptance of any liability by the third party for services provided to the Insured.

Reinstatement

This Rider may be reinstated under the terms stated in the Policy to which it is attached, which requires evidence of insurability and provides for a reinstatement period greater than six months from the date of lapse.

In addition to the terms of reinstatement stated in the Policy, if the Policy lapses causing this Rider to terminate while the Insured had a Cognitive Impairment or a loss of functional capacity, the Policy and this Rider may still be reinstated. To reinstate under this section you must provide a written request within five months from the date of termination. In addition, all of the following conditions must be met:

1.

you must furnish us with satisfactory proof the Insured had a Cognitive Impairment or a loss of functional capacity on the date of termination. However, no new evidence of insurability will be required; and

2.	you must pay sufficient Premium to meet the requirements of the Reinstatement section of the Policy to which this Rider is attached.

ICC16-NWLA-523	6	(06/2016)

After reinstatement, your rights and ours under this Rider and the Policy will be the same as they were just before this Rider and Policy terminated. For Rider benefits to be payable after reinstatement pursuant to this section, a Claim must be submitted and the eligibility criteria set forth in the Eligibility for the Payment of Benefits section of this Rider must be met.

Misstatement of Age or Sex

If there is a misstatement or error in the age or sex of the Insured, the benefits provided by this Rider will be the amount that the Monthly LTC Rider charge would provide at the correct age or sex. This amount is subject to any LTC Specified Amount limitations.

LTC Rider Specified Amount

A LTC Rider Specified Amount must be elected as a whole dollar amount in the application. The LTC Rider Specified Amount available to be elected may vary by factors; including, but not limited to, Policy Date, Issue Age, Attained Age, base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force), rate class, rate type, sex, and Effective Date of LTC Coverage.

Increases or Decreases to the LTC Rider Specified Amount

Increases to the LTC Rider Specified Amount are subject to new evidence of insurability and then current underwriting standards. Any requested increases must result in a LTC Rider Specified Amount that is no greater than the Maximum LTC Rider Specified Amount.

Any decrease of the LTC Rider Specified Amount must result in a LTC Rider Specified Amount no less than the Minimum LTC Rider Specified Amount in effect at the time of the request. A decrease of the LTC Rider Specified Amount that would cause the LTC Rider Specified Amount to be less than the LTC Benefit Payout Account will not be permitted.

The Maximum LTC Rider Specified Amount and Minimum LTC Rider Specified Amount are stated in the Policy Specification Pages, subject to adjustment for any changes to the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is elected and In Force).

Impact of Changes to the Policy’s Specified Amount

Requests to increase the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is elected and In Force) will not result in an automatic increase to the LTC Rider Specified Amount.

Requests to increase the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is elected and In Force) that will otherwise result in the LTC Rider Specified Amount being less than the Minimum LTC Rider Specified Amount will require a request to increase the LTC Rider Specified Amount so that it continues to be at least equal to the Minimum LTC Rider Specified Amount.

Any decrease of the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is elected and In Force) will result in an automatic reduction of the LTC Rider Specified Amount when such request would otherwise cause the LTC Rider Specified Amount to exceed the recalculated Maximum LTC Rider Specified Amount. Any decrease of the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is elected and In Force) that would cause the LTC Rider Specified Amount to be less than the greater of the Minimum LTC Rider Specified Amount and the LTC Benefit Payout Account will not be permitted.

Termination

This Rider terminates on the earliest of the following:

1.	the Policy Monthaversary on or next following the date we receive your written request by the Policy Owner to terminate this Rider;

2.	upon termination of the Policy to which this Rider is attached;

3.	the Overloan Lapse Protection Rider is invoked;

4.	the original Maturity Date of the Policy: or

5.	the Insured’s date of death.

Coverage will terminate at midnight Eastern Standard Time on any given termination date. Upon termination of this Rider, benefits will no longer be available and the monthly Rider charge will no longer be assessed. However, the Impact of Long-Term Care Benefit on Policy Surrender Value and Accelerated Death Benefit Rider Values and Impact of Long-Term Care Rider Benefit Payments on the Death Benefit sections of this Rider and the LTC Benefit Payout Account will survive termination of this Rider for purposes of determining the Policy Surrender Value for Surrenders and loans and the death benefit.

Extension of Benefits

Termination of coverage under this Rider is without prejudice to any benefits payable when Qualified Long-Term Care Services are received by the Insured in a licensed Long-Term Care Facility, if eligibility for such benefits began while the Rider was In Force and continue without interruption after termination.

ICC16-NWLA-523	7	(06/2016)

Such extension of benefits, beyond the period this Rider was In Force, will be limited to payment of the remaining Maximum Monthly LTC Rider Benefit and Maximum Lifetime LTC Benefit at the time this Rider terminated. It will also be subject to the Elimination Period and all other applicable provisions of the Policy and Rider; including, the requirements of the Eligibility for the Payment of Benefits section of this Rider. No death benefit will be payable.

To request an extension of benefits, you must furnish us with detailed written documentation. The documentation must describe and confirm the Insured was Chronically Ill and receiving Qualified Long-Term Care Services in a licensed Long-Term Care Facility on the date of termination according to the Claims Process section of this Rider. No new evidence of insurability will be required.

Long-Term Care Referral Service

While this Rider is In Force, you will have access to a national long-term care services referral network via a toll-free telephone number. Services include free consultation and tailored information to assist in planning and implementing a care plan. These services are currently provided through a third party. There is no separate additional charge for this service. This service is subject to availability and may be modified, suspended, or discontinued at any time upon thirty days written notice.

MONTHLY RIDER CHARGE

This charge compensates us for the morbidity, mortality, lapse, reinsurance, and expense risks associated with the benefit provided by this Rider. This charge may include a margin for overall expenses, profits, and for funding the required reserve associated with this Rider.

The monthly Rider charge is equal to the product of: a) multiplied by b); multiplied by c), where:

a)	is the LTC Rider Specified Amount divided by $1,000;

b)	is the applicable monthly Rider charge rate; and

c)	is a factor based on the Rate Class Multiple stated in the Policy Specification Pages for this Rider.

The monthly Rider charge will be included in the monthly deduction from the Policy Value.

The Guaranteed Maximum Monthly LTC Rider Charge Rate Per $1,000 of LTC Rider Specified Amount is stated in the Policy Specification Pages and varies by the Insured’s Issue Age, sex, rate class, rate type, Elected Percentage for Maximum Monthly LTC Rider Benefit Determination, and Effective Date of LTC Coverage. Any increase of the LTC Rider Specified Amount will have its own associated Guaranteed Maximum Monthly LTC Rider Charge Rate Per $1,000 of LTC Rider Specified Amount. We may charge less than the maximum rate(s) on a current basis.

Any change in the current monthly Rider charge rate(s) will be based on our expectations as to future experience on a uniform basis for Insureds of the same sex, Issue Age, product, rate type, rate class, and Elected Percentage for Maximum Monthly LTC Rider Benefit Determination, whose Riders have been In Force for the same length of time. A notice of any such change will be provided to the Policy Owner at least sixty days prior to the implementation of the change or as required by state law.

RIDER BENEFITS

Exclusions

This Rider does not cover any expense that results from:

1.	intentionally self-inflicted injuries or attempts at suicide (either while sane or insane);

2.	committing or attempting to commit a felony;

3.	alcoholism or drug addiction, unless addiction results from administration of drugs for treatment prescribed by a Physician; or

4.	war or any act of war, whether declared or undeclared.

Preexisting Conditions Limitation

A preexisting condition is any condition for which the Insured received medical advice or treatment within the six months preceding the Effective Date of LTC Coverage. The receipt of Qualified Long-Term Care Services due to preexisting conditions stated in the application are covered immediately. We will not pay benefits for the receipt of Qualified Long-Term Care Services due wholly or in part to a preexisting condition for the Insured which is not disclosed in the application, if the need for services begins during the first six months after the Effective Date of LTC Coverage. This section does not preclude us from exercising other remedies available under this Rider for misrepresentation.

Eligibility for the Payment of Benefits

Subject to the Exclusions and the Preexisting Condition Limitations sections of this Rider, benefits will be payable under this Rider if all of the following requirements are met:

1.

the Insured is Chronically Ill. This means, the Insured has been certified, within the preceding twelve months, by a Licensed Health Care Practitioner other than the owner or employee of an LTC Service Provider or Immediate Family of the Policy Owner or Insured, as:

a.

being unable to perform, without Substantial Assistance from another individual, at least two or more of the Activities of Daily Living (i.e., Bathing, Continence, Dressing, Eating, Toileting, and Transferring) for a period of at least ninety days due to a loss of functional capacity; or

ICC16-NWLA-523	8	(06/2016)

b.	requiring Substantial Supervision to protect the individual from threats to health and safety due to severe Cognitive Impairment;

2.	the Insured must be receiving Qualified Long-Term Care Services specified in a Plan of Care submitted to us;

3.	the Elimination Period must be satisfied. The Elimination Period has to be satisfied only once while this Rider is In Force;

4.	the LTC Benefit Payout Account must be less than the Maximum Lifetime LTC Benefit; and

5.

the Policy Owner may be required to provide a signed acknowledgment of concurrence with the payment from all parties with an interest in the base Policy. This includes, but is not limited to, assignees.

We reserve the right to verify that all of the criteria for eligibility have been satisfied as provided for in the Proof of Claim and the Physical Examinations sections of this Rider.

Recertification

At least once every twelve months, but no more frequently than every ninety calendar days, after the most recent certification or recertification, a Licensed Health Care Practitioner must again certify that the Insured is Chronically Ill and a current Plan of Care must be submitted to us. A certification may not be rescinded and recertifications may not be required until after the expiration of the ninety calendar day period from the most recent certification or recertification.

We reserve the right to verify that the Insured continues to be Chronically Ill as provided for in the Recertification Requirements and the Physical Examinations sections of this Rider.

If the recertification requirements are not met, Rider benefits will cease immediately.

When Benefits Begin

Payment of Rider benefits will begin once the eligibility requirements stated in the Eligibility for the Payment of Benefits section have been met and a Claim for benefits has been approved by us.

Benefit Payment Amount

The Policy Owner has the option to request a monthly Rider benefit payment amount equal to or less than the Maximum Monthly LTC Rider Benefit available in effect on the date the benefit is paid. If the benefit amount available to be paid is less than the amount requested, we will pay the available amount. At no time will the total amount of Rider benefits paid exceed the Maximum Lifetime LTC Benefit.

Choosing an amount less than the Maximum Monthly LTC Rider Benefit could extend the length of time Rider benefits are payable. However, the Maximum Monthly LTC Rider Benefit is not cumulative, taking less than the Maximum Monthly LTC Rider Benefit does not increase the benefit amount available in succeeding months.

The requested monthly Rider benefit payment amount must be greater than or equal to the Minimum Monthly LTC Rider Benefit stated in the Policy Specification Pages, or no less than as required by applicable laws and regulations in the State of Issue.

While Benefits Are Being Paid

The following Policy transactions and changes are not allowed while benefits are being paid:

1.	loans or partial Surrenders are not permitted;

2.	Specified Amount changes to the Policy or any attached rider, including this Rider;

3.	changes in underwriting classification;

4.	rider additions; or

5.	changes in death benefit option.

Wavier of the Monthly Rider Charge

Upon meeting the requirements for benefit payment under this Rider, the monthly Rider charge will be waived while benefits are being paid. Monthly deductions for the Policy and any other riders will continue to be charged.

Policy and Rider Lapse Protection Feature

To the extent the Policy Surrender Value is insufficient to cover any monthly deductions while Rider benefits are being paid, the Policy will not lapse and all monthly deductions will be waived. This includes monthly deductions for other In Force riders. However, the death benefit amount protected by this feature will be limited, as explained in the Impact of Long-Term Care Rider Benefit Payments on the Death Benefit section of this Rider.

Premium requirements for any death benefit guarantee feature of the Policy or any elected rider are not waived. Once Rider benefits are no longer being paid, you may have to pay additional Premium and/or make loan repayments to prevent your Policy from lapsing.

Monthly LTC Benefit Report

While Rider benefits are being paid, a monthly report will be provided. This report will include: a) a record of Rider benefits paid during the month; b) an explanation of any

ICC16-NWLA-523	9	(06/2016)

changes in the Policy resulting from paying Rider benefits, such as, a change in the death benefit or Policy Surrender Values; and c) the amount of Rider benefits that remain to be paid.

Impact of Long-Term Care Rider Benefit Payments on the Death Benefit and Death Benefit Proceeds

Death Benefit

Upon the death of the Insured, the death benefit will be calculated as follows:

1.

if the Insured’s death occurs while the Policy is not being kept In Force by the Policy and Rider Lapse Protection Feature section of this Rider, the death benefit will be the greater of a., or b., plus c., if applicable, where:

a.	is the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is also elected and In Force), minus the LTC Benefit Payout Account; plus, as applicable;

i.	if Death Benefit Option 2 is in effect, the Policy Value; or

ii.	if Death Benefit Option 3 is in effect, the Returnable Accumulated Premium:

b.

is the Policy Value minus the LTC Benefit Payout Account, multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table in the Policy Specification Pages at the Insured’s Attained Age on their date of death; and

c.	is the death benefit provided by the Accidental Death Benefit Rider if elected and In Force; or.

2.	if the Insured’s death occurs while the Policy is being kept In Force by the Policy and Rider Lapse Protection Feature section of this Rider, the death benefit will be the greater of a. or b.:

a.	the LTC Rider Specified Amount applied to the elected death benefit option minus the LTC Benefit Payout Account; or

b.

the Policy Value minus the LTC Benefit Payout Account, multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table in the Policy Specification Pages at the Insured’s Attained Age on their date of death.

Death Benefit Proceeds

The Death Benefit Proceeds will be calculated using the result of 1 or 2 minus the following, as applicable:

1.	any Indebtedness; and

2.	if this Policy is in a grace period on the date of the Insured’s death, the lesser of:

a.	any due and unpaid monthly deductions and other Policy charges;

b.	an amount equal to Premium sufficient to meet the requirements of any death benefit guarantee feature or no-lapse guarantee feature of the Policy, if applicable; or

c.	an amount equal to Premium sufficient to meet the requirements of any elected death benefit guarantee rider or no-lapse guarantee rider, if applicable.

Notwithstanding the result of the applicable calculation, the Benefit Proceeds payable will never be less than zero.

Impact of Long-Term Care Benefit on Policy Surrender Value and Accelerated Death Benefit Rider Values

Policy Surrender and Loan Values

1.

The amount available for a full or partial Surrender or Policy loan is the respective amount otherwise available under the Policy minus the LTC Benefit Payout Account.

Accelerated Death Benefit Riders

While the Policy is being kept In Force by the Policy and Rider Lapse Protection Feature section of this Rider, the amount available to be accelerated under any other rider will be limited to the LTC Rider Specified Amount.

In addition, at any time when Rider benefits have been paid, the amount available to be accelerated under any other rider attached to the Policy will be reduced by the LTC Benefit Payout Account.

Impact of Partial Surrenders on Rider Benefits

Rider benefits may be affected any time a partial Surrender is taken. Taking partial Surrenders may reduce the Maximum Lifetime LTC Benefit and the Maximum Monthly LTC Rider Benefit. Requests for a partial Surrender that would result in a decrease of the base Policy Specified Amount (Total Specified Amount if the Additional Term Insurance Rider is elected and In Force) and would cause the LTC Rider Specified Amount to be less than the greater of the Minimum LTC Rider Specified Amount or the LTC Benefit Payout Account will not be permitted.

ICC16-NWLA-523	10	(06/2016)

Impact of Loans on Rider Benefits

Rider benefits may be affected: a) any time a Policy loan is taken; b) Indebtedness is increased by loan interest charged; and c) any time a loan repayment is made. Taking Policy loans may reduce the Maximum Lifetime LTC Benefit and the available Maximum Monthly LTC Rider Benefit. Making loan repayments may increase the amount of benefits available.

If you take Policy loans, the Policy and attached riders may remain In Force as long as the Policy Surrender Value is greater than zero. Otherwise, your Policy may lapse subject to the Grace Period and the Policy and Rider Lapse Protection Feature sections of this Rider.

CLAIMS PROCESS

All Claims information and medical records must be submitted in English.

Notice of Claim

Written notice of a Claim must be given within thirty days after the Insured begins receiving Qualified Long-Term Care Services or as soon as reasonably possible. This notice must be sent to us at our Home Office. The notice should include your name, a brief statement that the Insured is receiving Qualified Long-Term Care Services, and the Policy number.

Claim Forms

When we receive the notice of a Claim, we will send the forms necessary for filing a Claim for benefits. If these forms are not sent within fifteen days after giving the notice, the Claim forms requirement of the Proof of Claim section of this Rider is met by giving us a written statement of the nature and extent of the Claim within the time limit stated in the Submission of Claims section of this Rider. The remaining requirements of the Proof of Claim section must still be met.

Submission of Claims

Written proof of Claim must be given to us at our Home Office within ninety days after such Claim arose. If it was not reasonably possible to give written proof in the time required, we shall not reduce or deny the Claim for this reason if the proof is given as soon as reasonably possible. In any event, the proof required must be given no later than one year from the time specified unless the Policy Owner was legally incapacitated.

Proof of Claim

Proof of Claim consists of detailed written documentation satisfactory to us that describes and confirms the Insured meets the requirements of the Eligibility for the Payment of Benefits section of this Rider including, but not limited to, submission of:

1.	completed Claim forms;
2.	a copy of the most recent certification that the Insured is Chronically Ill;

3.	a copy of the Insured’s current Plan of Care;

4.	copies of Insured’s medical records;

5.	copies of the licenses of the certifying Licensed Health Care Practitioner; and

6.	if a Long-Term Care Facility or Home Health Care Agency is being used to provide Qualified Long-Term Care Services to the Insured, copies of the facility’s or agency’s licenses.

We may also require proof that the Insured is receiving Qualified Long-Term Care Services during the Elimination Period and at the time of a Claim including, but not limited to, copies of LTC Service Providers’ daily notes of care and/or copies of itemized bills for Qualified Long-Term Care Services provided to the Insured. We will only use these to determine eligibility. They will not be used to determine the benefit amount.

Recertification Requirements

The recertification requirements consist of detailed written documentation satisfactory to us that describes and confirms the Insured continues to be Chronically Ill including, but not limited to, submission of:

1.	completed Claim forms;

2.	a copy of the most recent recertification that the Insured is Chronically Ill;

3.	a copy of the Insured’s current Plan of Care;

4.	copies of Insured’s medical records;

5.	copies of the licenses of the certifying Licensed Health Care Practitioner; and

6.	if a Long-Term Care Facility or Home Health Care Agency is being used to provide Qualified Long-Term Care Services to the Insured, copies of the facility’s or agency’s licenses.

Physical Examinations

Nationwide, at its own expense, has the right to have the Insured examined as often as we may reasonably require while Rider benefits are being paid, but no more frequently than every ninety calendar days.

Cross Border Rules

Rider benefits will be paid for similar Qualified Long-Term Care Services obtained in one of the states or jurisdictions within the United States, other than the State of Issue, if benefits for those services would have been paid in the State of Issue. This is irrespective of any facility licensing, certification or registration requirement (or similar requirements) differences between the states and jurisdictions.

ICC16-NWLA-523	11	(06/2016)

International Claims

The Insured is not required to return to the United States for certification. However, the Licensed Health Care Practitioner providing the certification or recertification must be licensed to practice in the United States, its territories or possessions.

It is the responsibility of the Policy Owner to determine if collecting Rider benefits outside the United States will subject the Policy Owner to taxation in the United States, taxation from the country of residence, or any other form of tax or legal consequence. Nationwide and its affiliates do not give tax or legal advice.

Time of Payment of Claims

Once the Elimination Period has been satisfied and Nationwide determines the Insured is eligible for benefits under this Rider, such benefits will be paid to the Policy Owner on a monthly basis.

Within thirty business days after receipt of a Claim for benefits under this Rider, we will:

1.	pay the Claim if it is a Clean Claim; or

2.	if the Claim is not a Clean Claim, send a written notice acknowledging the date we received the Claim and stating one of the following:

a.	we are declining to pay all or part of the Claim and the specific reason for denial; or

b.	that additional information is necessary to determine if all or any part of the Claim is payable. We will also provide an explanation as to the specific additional information that is necessary.

Within thirty business days after receipt of any requested additional information, if the result is then a Clean Claim, we will pay the benefit under this Rider. Otherwise, we will send a written notice that we are declining to pay all or part of the Claim. We will also provide the specific reason for denial.

Appeal of Determination That a Benefit Trigger is Not Met

If we determine that a Benefit Trigger under this Rider has not been met, we will follow internal and external review processes consistent with applicable laws and regulations in the State of Issue. Details and requirements of the review process will be provided at the time we send notice of a denied Claim.

Notice of Release

The Policy Owner must give immediate notice to us when the receipt of Qualified Long-Term Care Services by the Insured has ceased or is no longer required.

Legal Actions

No legal action may be brought to recover under this Rider after three years from the time written proof of Claim is required to be given, or as otherwise permitted by state law.

ICC16-NWLA-523	12	(06/2016)

LONG TERM CARE RIDER

Attached to and made a part of this policy issued by

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

Columbus, Ohio 43215-2220

GENERAL PROVISIONS

NOTICE TO BUYER: THIS POLICY MAY NOT COVER ALL THE COSTS ASSOCIATED WITH LONG TERM CARE INCURRED BY THE BUYER DURING THE PERIOD OF COVERAGE. THE BUYER IS ADVISED TO REVIEW CAREFULLY ALL POLICY LIMITATIONS.

Consideration. The issuance of this Long Term Care Rider is based upon your responses to the questions on your application. A copy of your application was retained by you when you applied. If your answers are incorrect or untrue, the Company has the right to deny benefits or rescind your policy. The best time to clear up any questions is before a claim arises! If, for any reason, any of your answers are incorrect, contact the Company at the address shown on the Outline of Coverage.

Taxation. This Long Term Care Rider is intended to be a qualified long-term care insurance contract under Section 7702B(b) of the Internal Revenue Code. Benefits paid under this rider may be taxable. If so, you or your Beneficiary may incur a tax obligation. As with all tax matters, you should consult your personal tax advisor to assess the impact of this benefit.

Rider Values. This rider has no Cash Surrender Value and no loan values.

Net Amount at Risk. The Net Amount at Risk of the rider on a Monthly Anniversary Day is the lesser of the Net Amount at Risk on the base policy (including the Additional Protection Rider Net Amount at Risk) and the Long Term Care Specified Amount.

Cost of Insurance. The monthly rider charge will be determined based on our expectations of future experience. The monthly charge for this rider is equal to the product of A times B times C where:

A.	is the Net Amount at Risk of the Long Term Care Rider;

B.	is the per thousand of Net Amount at Risk charge based on the Insured’s Attained Age, class, sex, and product; and

C.	is a factor based on the substandard rating of the Insured.

The per thousand of Net Amount at Risk charge will not be greater than the rate shown in the Table of Guaranteed Rider Cost rates. Any change in cost of insurance rates will be on a uniform basis for Insured’s of the same sex, Attained Age, product, and rate class whose policies have been in force for the same duration.

Effective Date. The effective date of coverage under this rider will be as follows:

1.	For all coverage provided in the original application, the effective date will be the Policy Date.

2.	For any rider issued after the Policy Date, the effective date will be the date shown on a supplement to the Policy Data Pages.

3.	For any insurance that has been reinstated, the effective date will be the date we approve the reinstatement.

Right to Examine Rider. To be certain that you are satisfied with this rider, you have a 30 day “free look.” Within 30 days after you receive the rider, you may return it to our Home Office or to the representative who delivered it. We will then void the rider as if it had never been in force and refund all rider charges.

Renewability. We will not cancel or reduce coverage under this rider. Unless the Owner requests termination of this rider, it will remain in force as long as the policy remains in force.

Lapse Protection. If the contract value is insufficient to cover monthly deductions while the Insured is receiving rider benefits, we will not lapse the policy and monthly deductions will be waived.

Representations and Contestability. All statements submitted in the application for this rider by or on behalf of the Insured will, in the absence of fraud, be deemed representations and not warranties. The validity of this rider with respect to the Insured will not be contestable after it has been in force for two years during the lifetime of the Insured.

Reinstatement. If this rider terminates, as provided in the Grace Period section of the policy, it may be reinstated along with the policy at any time within 5 years after the date of termination and prior to the Maturity Date. The reinstatement is subject to:

1.	receipt of evidence of insurability satisfactory to us; and

NWLA-229

2.	payment of a premium sufficient to keep this policy and all attached riders in force for a minimum of 3 months.

This rider will be reinstated within 45 days of the date we receive the reinstatement application and the reinstatement premium unless we mail a written notice of denial to the Owner within 45 days. Notice will be sent to the last known address of the Owner.

Error in Age or Sex. If there is an error in the age or sex of the Insured, the benefits provided by this rider will be the amount that the most recent rider cost of insurance charge would provide at the correct age or sex. However, if an Insured’s correct age on the date coverage became effective was such that we would not have granted coverage, we will only be liable for the return of any premiums on account of such a person.

Conformity with State Statutes. If any provision of this rider is in conflict with the laws of the state in which the Insured resides on the rider effective date, the provision is automatically amended to meet the minimum requirements of such laws.

Termination of Rider. This rider terminates:

1.	on the Monthly Anniversary Day on or next following the date we receive written request by the Owner;

2.	upon termination of this policy;

3.	when this policy matures; or

4.	when the Insured dies.

Coverage will terminate at midnight on any given termination date.

DEFINITIONS

Accumulated Value is determined without deduction of any surrender charge. In some policies to which this rider may be attached, Accumulated Value is synonymous with “Cash Value” or “Contract Value.” The calculation of the Accumulated Value is explained in the policy.

Activities of Daily Living. Activities of Daily Living refers to those activities which measure the Insured’s ability for self care. The six key Activities of Daily Living used in this rider to determine the level of care needed by the Insured are:

1.	bathing;

2.	continence;

3.	dressing;

4.	eating;

5.	using the toilet facilities; and
6.	transferring.

Adult Day Care is a community based group program that provides health, social, and related support services in a facility which is licensed or certified by the state as an Adult Day Care Center for impaired adults.

Bathing. Washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.

Cognitive Impairment. A severe deficiency in the Insured’s short or long term memory, orientation as to person, place and time, deductive or abstract reasoning, or judgment as it relates to safety awareness. Included are nervous or mental disorders of organic origin, including Alzheimer’s Disease and senile dementia, which are determined by clinical diagnosis or tests.

Continence. The ability to maintain control of bowel and bladder function; or, when unable to maintain control of bowel or bladder function, the ability to perform associated personal hygiene (including caring for catheter or colostomy bag).

Custodial Care. Custodial Care means personal assistance and care provided in a Long Term Care Facility to the Insured who is admitted as a resident patient and who is under the care of a physician. Custodial Care includes assistance in the Activities of Daily Living. Persons eligible for Custodial Care are those who are unable to care for themselves due to age, illness, or mental impairment, but who do not require Skilled Nursing Care or Intermediate Care. Custodial Care must be performed under the orders of a physician.

Doctor or Physician. Doctor or physician means a person who is licensed to practice the healing arts. Doctor or physician does not include you or any close relative. The doctor or physician must perform only those services permitted by his or her license.

Dressing. Putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.

Eating. Feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.

Elimination Period. An Elimination Period is a period of time following eligibility for Long Term Care Benefits for which no benefits are payable. The Long Term Care Rider will have an Elimination Period of 90 days. Benefits will not be paid until the Elimination Period is satisfied, and benefits will not be retrospectively paid for the Elimination

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Period. The Elimination Period can be satisfied by any combination of days of Long Term Care Facility stay or days of Home Health Care. These days of care or services need not be continuous, but must be accumulated within a continuous period of 730 days. The Elimination Period has to be satisfied only once while this rider is in effect.

Home Health Care. Home Health Care means personal assistance and care provided in a private home to the Insured who is under the care of a physician. It is provided by a hospital with a valid operating certificate or by a home health service or agency with a valid certificate. It must be certified, by an attending physician, that confinement in a hospital or Long Term Care Facility is required if Home Health Care is not provided.

Hospital. Hospital means a place which, by law, provides care and treatment for sick or injured persons as resident bed patients. It also must have:

1.	a registered graduate nurse on duty or on call at all times to supervise 24-hour nursing service;

2.	the means for diagnosis, treatment and surgery; and

3.	a doctor present or on call at all times to supervise all care.

Injury. Injury means bodily injury to the Insured which is caused solely by an accident without being contributed to in any way by disease. The accident must take place while this rider is in force for the person injured. Injury will include all lesions due to any one accident.

Intermediate Care. Intermediate Care means medically necessary care provided under the supervision of a registered nurse or a physician in a Long Term Care Facility to the Insured who is admitted as a resident patient. These services are provided to persons who do not require the degree of care and treatment of Skilled Nursing Care but who, because of their mental or physical condition, require care and services above the level of Custodial Care. It must be certified by an attending physician that Intermediate Care in a Long Term Care Facility is medically needed.

Long Term Care Facility. Long Term Care Facility refers to any facility, other than a hospital, which provides Skilled Nursing Care, Intermediate Care, or Custodial Care, and is licensed by the appropriate state licensing agency. It must also have:

1.	a registered graduate nurse on duty at all times to supervise 24-hour nursing service;

2.	a doctor to supervise the operation of the facility;
3.	a planned program of policies and procedures which was developed with the advice of a professional group of at least one doctor and one nurse; and

4.	a doctor available to furnish emergency medical care.

Long Term Care Facility does not refer to:

1.	a facility which primarily treats drug addicts or alcoholics;

2.	a facility which primarily provides domiciliary, residency, or retirement care; or

3.	a facility owned or operated by a member of the Insured’s immediate family.

Long Term Care Specified Amount. The Long Term Care Specified Amount, chosen at issue, represents the maximum accumulation of Long Term Care Benefits available under the Long Term Care Rider. This amount must be at least 10% of the base policy Specified Amount (including the Additional Protection Rider) and no more than the base policy Specified Amount (including the Additional Protection Rider).

Period of Confinement. A Period of Confinement begins immediately following an Elimination Period and consists of continuous or consecutive Long Term Care Facility or Home Health Care confinements which:

1.	are due to the same or related conditions;

2.	are not separated by more than 90 days; and

3.	occur while this rider is in force.

Sickness. Sickness means illness or disease of the Insured which first manifests itself after the effective date of this rider and while this rider is in force. It will also include illness or disease first manifested before the effective date of this rider, but only if the condition is shown on the application and the Company has not excluded it from coverage by name or specific description. Sickness includes any complications or recurrences that relate to the illness. These must occur while the rider is in force.

Skilled Nursing Care. Skilled Nursing Care means medically necessary care provided or supervised by a registered nurse or a doctor in a Long Term Care Facility to the Insured who is admitted as a resident patient. It must be certified by an attending physician that Skilled Nursing Care in a Long Term Care Facility is medically needed on a daily basis.

Toileting. Getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.

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Transferring. Moving into or out of a bed, chair or wheelchair.

BENEFITS

Eligibility for the Payment of Benefits. In order for benefits to be payable as a result of the Insured’s confinement in a Long Term Care Facility, all of the following must be met:

1.	The Insured must satisfy the eligibility of the payment of benefits condition.

2.	The Elimination Period must be satisfied.

3.	Confinement is medically necessary and is based on physical limitations which prohibit daily living in a non-institutional environment.

4.	While confined for Skilled Nursing Care or Intermediate Care, the Insured receives a planned program of observation and treatment. This program must:

a.	be under the supervision of a physician other than the Owner or an employee of the Long Term Care Facility; and

b.	be continued in accordance with generally accepted standards of medical practice for the Injury or Sickness.

5.	While confined in a Long Term Care Facility, the Insured is dependent in performing at least two of the key Activities of Daily Living or is suffering from Cognitive Impairment.

In order for Home Health Care benefits to be payable, all the conditions listed below must be met:

1.	The Insured must satisfy the eligibility of the payment of benefits condition.

2.	The Elimination Period must be satisfied.

3.	The attending physician certifies that confinement in hospital or Long Term Care Facility would have been required if Home Health Care were not provided.

4.

Personal assistance and care is provided in a private home to the Insured who is under the care of a physician. Such care must be provided by a hospital or by a home health service or agency with a valid certificate of approval.

5.	The Insured must be dependent in performing at least two of the Activities of Daily Living or be suffering from Cognitive Impairment.

When Benefits Begin. We will provide a Long Term Care Benefit after the Insured has been continuously confined in a Long Term Care Facility or has been eligible for Home Health Care benefits for a period of time equal to the Elimination Period and a claim for benefits has been approved by us.

Maximum Monthly Long Term Care Benefit. The Maximum Monthly Long Term Care Benefit is equal to the minimum of A and B where:

A.	is 2% of Long Term Care Specified Amount, and

B.	is the per diem amount allowed by the Health Insurance Portability and Accountability Act times the number of days in the month.

Upon submitting a claim, the policy owner may request a monthly benefit below the Maximum Monthly Long Term Care Benefit amount. Choosing a lesser amount could extend the length of the benefit period.

Upon meeting the requirements for Long Term Care Rider benefits, the Long Term Care Rider charges will be waived for the duration of the rider benefit payment period. While receiving rider benefits, loans or partial withdrawals are not permitted.

Maximum Lifetime Benefit. The Maximum Lifetime Benefit under any combination of Home Health Care benefits and Long Term Care Facility benefits is equal to the lesser of the Long Term Care Specified Amount and the quantity, base policy Specified Amount (including the Additional Protection Rider) minus policy Indebtedness.

The Accumulated Benefit. Upon receiving any benefits under this rider, an Accumulated Benefit Account will be created. This account will grow at 0% interest. The Accumulated Benefit Account has the following financial consequences to future benefits under this policy:

1.	If the Insured surrenders the policy for full Cash Surrender Value, the surrender value will be equal to the base policy Cash Surrender Value minus the Accumulated Benefit Account.

2.

Upon death of the Insured, the Death Proceeds will be equal to the death benefit minus the Accumulated Benefit Amount, provided this amount is greater than 10% of the quantity, base policy Specified Amount minus policy Indebtedness. If the Death Proceeds are not greater than this amount, we will award the Beneficiary a Death Proceed of 10% of the quantity, base policy Specified Amount minus policy Indebtedness.

Preexisting Conditions Limitation. Preexisting condition refers to any condition for which the Insured received medical advice or treatment in the six months preceding the effective date of this rider. Home Health Care and Long Term Care Facility confinements due to preexisting conditions shown on the application are covered immediately. We will not pay benefits for a Home Health

NWLA-229

Care or Long Term Care Facility confinement due to a preexisting condition which is not disclosed in the application if the confinement begins during the first six months after the effective date of this rider.

Exclusions. This rider does not cover any expense which results from:

1.	suicide, intentionally self-inflicted injuries or attempts at suicide (either while sane or insane);

2.	committing or attempting to commit a felony;

3.	a condition for which the Insured can receive benefits under Worker’s Compensation;

4.	a mental, psychoneurotic, or personality disorder without evidence of organic disease (Alzheimer’s Disease and senile dementia are not excluded from coverage);

5.	alcoholism or drug addiction, unless addiction results from administration of drugs for treatment prescribed by a physician;

6.	service in the armed forces or units auxiliary thereto; and

7.	war or any act of war, whether declared or undeclared.

CLAIMS

Notice of Claim. Written notice of claim must be given within 30 days after a covered loss starts or as soon as reasonably possible. This notice can be sent to us at our Home Office in Columbus, Ohio. The notice should include your name and policy number.

Proof of Loss. Written proof of loss must be given to us at our Home Office in Columbus, Ohio, within 90 days after such loss. If it was not reasonably possible to give written proof in the time required, we shall not reduce or deny the claim for this reason if the proof is given as soon as reasonably possible. In any event, the proof required must be given no later than one year from the time specified unless the Owner was legally incapacitated.

Physical Examinations. The Company, at it’s own expense, has the right to have the Insured examined as often as it may reasonably require during any Period of Confinement.

Time of Payment of Claims. Benefits for any loss covered under this rider will be paid as soon as we receive proper written proof of loss.

Notice of Release. The Owner must give immediate notice to us when confinement in a Long Term Care Facility has ceased or when Home Health Care is no longer required.

Legal Actions. No legal action may be brought to recover under this rider within 60 days after written proof of loss has been given as required by this rider. No such action may be brought after three years from the time written proof of loss is required to be given.

NWLA-229

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215-2220

SPOUSE LIFE INSURANCE RIDER

PLEASE READ THIS RIDER CAREFULLY

Term insurance is involved. The Suicide and Incontestability periods of this Rider begin on the Rider Effective Date and will be different from those of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

This Spouse Life Insurance Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides renewable term life insurance coverage on the life of the Insured Spouse. This Rider has no cash value and no loan value. This Rider does not modify the Specified Amount, or any cash or loan values of the Policy.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Insured Spouse – The legal spouse of the Insured under the Policy to which this Rider is attached as named in the application for this Rider.

Rider Beneficiary – The person entitled to receive the Rider Specified Amount upon the death of the Insured Spouse. Unless otherwise designated by you, the Rider Beneficiary will be the Insured, if living; otherwise, the Insured Spouse’s estate.

Rider Anniversary – The same day and month as the Rider Effective Date in each succeeding year. Rider years and Rider months are measured from the Rider Effective Date.

Rider Effective Date – The date coverage under this Rider commences. The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued. If added by post-issue election, the Rider Effective Date will be stated in newly reissued Policy Data Pages.

Rider Specified Amount – The dollar amount of the benefit payable to the Rider Beneficiary on the death of the Insured Spouse. It is stated in the Policy Data Pages. If added by post-issue election, the Rider Specified Amount will be stated in reissued Policy Data Pages.

Suicide

We will not pay an amount equal to the Rider Specified Amount if the Spouse commits suicide, while sane or insane, within two years after the Rider Effective Date or a reinstatement date. Instead, we will pay a sum equal to the total amount of the cost of insurance deducted for this Rider prior to the date of death.

Incontestability

After this Rider has been in force during the lifetime of the Insured Spouse for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason.

Misstatement of Age or Sex

If the age or sex of the Insured Spouse has been misstated, the affected benefits will be adjusted. The amount of the adjusted Rider Specified Amount will be (1), multiplied by (2), where:

(1)	is the Rider Specified Amount; and

(2)	is the ratio of the monthly cost of insurance applied in the Policy month of death and the monthly cost of insurance that should have been applied at the true age and sex in the Policy month of death.

Rider Cost

The monthly cost for this Rider is equal to the product of 1), times 2), times 3), times 4), plus 5), where:

(1)	is the amount of the Rider Specified Amount stated in the Policy Data Pages;

(2)	is 0.001;

(3)	is the rate class multiple for this Rider stated in the Policy Data Pages;

NWLA-423-AO	(09/2007)

(4)	is the rate per $1,000 based on the Insured Spouse’s Attained Age and sex which is stated in the Policy Data Pages; and

(5)	is the level amount, if any, which does not vary by the Insured Spouse’s Attained Age and is called a Monthly Flat Extra on the Policy Data Pages.

The monthly cost for this Rider will be included in the monthly deduction from the Policy Cash Value as long as this Rider is in force.

Reinstatement

In the event of a lapse, this Rider may be reinstated along with, and according to the terms of, the Policy to which it is attached, subject to the following:

(1)	this Rider has not terminated, see Termination section; and

(2)	satisfactory evidence of insurability will be required for the Insured Spouse covered by this Rider before it will be reinstated.

We will not pay any benefit under this Rider on a death occurring between the date a lapse occurs and the date of reinstatement.

Benefits Provided by this Rider

This Rider provides term insurance on the life of the Insured Spouse. Coverage under this Rider begins on the Rider Effective Date and terminates as provided in the Termination section of this Rider.

If the Insured Spouse dies while this Rider is in force, the Rider Beneficiary will receive the Rider Specified Amount subject to the Misstatement of Age and Sex section. If the Insured Spouse dies during a grace period, we will pay the Rider Specified Amount reduced by the amount of any unpaid monthly deductions for this Rider.

The Rider Specified Amount will be paid when we receive Proof of Death for the Insured Spouse while this Rider is in force at our Home Office listed on the face page of the Policy. If the Insured Spouse is still living when coverage under this Rider terminates, then no benefit is payable.

Increases or Decreases to the Rider Specified Amount

At any time after the Rider has been issued, you may request to increase or decrease the Rider Specified Amount. Your request must be in writing to our Home Office, listed on the face page of this Policy, on a form we provide.

Increases – Increases in the Rider Specified Amount are subject to the following:

(1)	you must provide evidence of the insurability of the Insured Spouse that is satisfactory to us; and

(2)	once we approve an increase, it takes effect on the Policy Monthaversary on or next following the date we approve the increase, unless you request and we approve a different date;

Decreases – Decreases to the Rider Specified Amount are subject to the following:

(1)	we may limit the right to decrease the Rider Specified Amount to one time per Policy Year; and

(2)

once we approve a decrease, it takes effect on the Policy Monthaversary on or next following the date we process your request to decrease the Rider Specified Amount, unless you request and we approve a different date.

Renewal

This Rider will expire at the end of a Rider month unless renewed. It is renewed by the deduction of the monthly cost of this Rider from the Cash Value of your Policy on the Policy Monthaversary. No evidence of insurability will be required. This Rider may be renewed while this Policy is in force and before the Rider Anniversary on which the Insured Spouse reaches Attained Age 70.

Right of Conversion

You have the right to convert this Rider to a level Premium, level benefit, permanent plan of whole life insurance that we are selling at the time. No evidence of the Insured Spouse’s insurability will required for conversion. The following are required to exercise this conversion right:

(1)	conversion must be applied for in writing;

(2)	you must exercise your conversion right while both:

a.

the Policy and Rider are in force and not in a grace period (if the Insured under the Policy dies anytime while this Policy and Rider are in force, conversion must be applied for within 90 days after we receive Proof of Death for the Insured); and

NWLA-423-AO	2	(09/2007)

b.	prior to the Rider Anniversary on which the Insured Spouse reaches Attained Age 66;

(3)	the amount of coverage available for any new policy purchased under this right of conversion is subject to the following:

a.	the coverage amount of the new policy must be for the greater of $10,000 or the minimum amount available for the new policy under our issue rules at the time; but

b.	no more than 100% of the Rider Specified Amount.

(4)	the new policy must be for a plan of insurance we are issuing on the date of conversion;

(5)	the Premium for the new policy will be based on the rates in effect on the date of conversion;

(6)

the Premium rate for the new policy will be based on the Attained Age of the Insured Spouse on the date of conversion, the same class of risk as this Rider, if available, and the rates in use at that time. If this Rider’s risk class is not available for the new policy, the next best risk class available will apply; and

(7)	no supplemental benefits or additional coverage may be added without evidence of the Insured Spouse’s insurability and our consent.

The effective date of the new policy will be the date of conversion. The incontestability and suicide periods of the new policy will start on the Rider Effective Date of this Rider.

If this Rider is converted while monthly deductions are being waived in accordance with a waiver of Premium or deduction benefit contained in the Policy, or attached to it, Premiums under the new policy will not be waived and a Waiver of Premium or deduction benefit will not be added to the new policy.

We will always make available a plan of insurance to which an Insured Spouse may convert.

Extended Coverage

If the Insured Spouse dies within 90 days of the Insured’s death while this Rider is in force and has not exercised the Right of Conversion, we will pay the Rider Specified Amount reduced by the amount of any unpaid monthly deductions for this Rider.

Termination

You may terminate this Rider by written request to us. Termination by written request will be effective the Policy Monthaversary on or next following receipt at our Home Office stated on the Policy cover page. In order to terminate this Rider, we have the right to require return of this Rider and the Policy to which it is attached for endorsement. This Rider also terminates on the earliest of the following dates:

(1)	the date this Rider is converted to a new Policy;

(2)	the Policy Anniversary on which the Insured Spouse reaches Attained Age 70; or

(3)	the date the Policy to which this Rider is attached terminates.

NWLA-423-AO	3	(09/2007)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

P.O. Box 182835

Columbus, OH 43218-2835

Telephone: 1-800-848-6331 (Customer Service)

ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS RIDER

PLEASE READ THIS RIDER CAREFULLY

General Information Regarding this Rider

This Accelerated Death Benefit for Terminal Illness Rider (“ADB Rider”) is made part of the Policy on the Policy Date. The ADB Rider Endorsement referenced in this ADB Rider will only be issued and become part of the base Policy on the Benefit Effective Date if an Accelerated Death Benefit Payment is made. Some policies to which this ADB Rider may be attached use the term “ADBTI Rider” or some similar term to describe the benefits provided under this ADB Rider. For purposes of this ADB Rider, “ADBTI Rider” or such similar term, also means ADB Rider.

To the extent any provisions contained in this ADB Rider are contrary to or inconsistent with those of the Policy to which it is attached, or any other attached riders, the provisions of this ADB Rider will control with regard to benefits provided under this ADB Rider. Terms not defined in this ADB Rider shall have the meaning given to them in the base Policy.

This ADB Rider provides for a one-time, lump sum accelerated death benefit. The Accelerated Death Benefit Payment will be paid to the Policy Owner, or the Policy Owner’s estate while the Insured is living, when the Insured has a Terminal Illness.

The Policy will be subject to reductions that reflect the Unadjusted Payment as of the Benefit Effective Date. These reductions will be made to the base Policy Specified Amount, Cash Value, Indebtedness if any, required Premium if any, and any other Policy charges in effect at the time the request for payment is processed under this ADB Rider.

This ADB Rider has no Cash Value and no loan value.

We will pay the Accelerated Death Benefit Payment only once per Policy to which this ADB Rider is attached.

DISCLOSURES

The receipt of accelerated death benefits may be taxable. Accelerated Death Benefit Payments may also adversely affect the recipient’s eligibility for Medicaid and other government provided benefits. Assistance and advice should be obtained from a personal tax advisor and social services agencies prior to receipt of any such payments.

The base Policy Specified Amount, Cash Value, Indebtedness, required Premium if any, and any other Policy charges will be reduced if an accelerated death benefit is paid. If a nonforfeiture option, such as Extended Term Insurance or Reduced Paid-Up Insurance, is elected after an accelerated death benefit is paid, or the Policy is reinstated, the Policy’s Specified Amount will be based on the remaining reduced Policy Specified Amount.

Right to Examine

To be certain you are satisfied with the benefit received under this ADB Rider, you have a thirty (30) day “free look.” Within thirty (30) days of receipt of the Accelerated Death Benefit Payment, you may return the payment to our Home Office listed on the face page of the Policy or the representative who delivered it. We will then void this election as if it had never been made and restore the base Policy’s Cash Value, including any charges and adjustments. If you return the payment in accordance with the terms of the Right to Examine period, you may not apply for benefits provided by this ADB Rider again at a later date.

DEFINITIONS

Some policies to which this ADB Rider may be attached use the term “Cash Value” to describe the accumulated dollar value of the Policy, while others use the term “Accumulated Value.” For

ICC13-NWLA-495	1	(07/2013)

purposes of this ADB Rider, the “Cash Value” also means “Accumulated Value” as defined in the base Policy. Additionally, all references to “Policy Specifications Page” in this ADB Rider also means “Policy Data Pages.”

The following definitions apply to coverage under this ADB Rider.

Accelerated Death Benefit Payment – This is the actual benefit amount you will receive. It is equal to the Unadjusted Payment less charges and adjustments as stated in the Charges and Adjustments section of this ADB Rider.

Benefit Effective Date – The date your claim for the Accelerated Death Benefit Payment has been approved by us. The Benefit Effective Date is shown on the ADB Rider Endorsement and the ADB Rider Disclosure Statement, both of which are issued at the time the Accelerated Death Benefit Payment is made.

Eligible Specified Amount – The Specified Amount of the base Policy (minus any Indebtedness, or applicable amounts paid out as an accelerated death benefit under riders attached to the base Policy, or other amounts owed to us) plus the face amount of any additional Paid-Up Insurance in effect when the request for payment under this ADB Rider is processed.

Physician – A Physician, as defined in §1861 (r)(1) of the Social Security Act, as amended. For the purposes of this ADB Rider, the Physician must be licensed in the United States, and shall not be any Insured, Policy Owner, Beneficiary, or a relative thereof.

Requested Percentage – The percentage of the Eligible Specified Amount you request to be accelerated. The Requested Percentage is stated on the ADB Rider Endorsement and the ADB Rider Disclosure Statement, both of which are issued at the time the Accelerated Death Benefit Payment is made.

Terminal Illness – An illness diagnosed by a Physician that is expected to result in death within twelve (12) months of the diagnosis. The licensed Physician shall not be any Insured, Policy Owner, Beneficiary, or a relative thereof.

Unadjusted Payment – The Requested Percentage multiplied by the Eligible Specified Amount.

MONTHLY RIDER CHARGE

Monthly ADB Rider Charge

There is no Premium charge, monthly rider charge or monthly deductions for this ADB Rider.

RIDER PROVISIONS

Benefit Provided by this ADB Rider

This ADB Rider provides for a one-time, lump sum, advance payment of a portion of the Death Benefit Proceeds of the Policy to which it is attached, subject to the terms and conditions described herein. Unless it has been otherwise assigned or designated by the Policy Owner, the Accelerated Death Benefit Payment shall be paid to the Policy Owner or the Policy Owner’s estate while the Insured is living.

Suicide

If the Insured commits suicide, while sane or insane, within two (2) years from the Policy Date or a reinstatement date, we will not pay the Death Benefit Proceeds payable on the Insured’s death. Instead, we will pay an amount equal to all Premium paid prior to the Insured’s death minus the Unadjusted Payment, if applicable.

Eligibility and Conditions for Payment

If the Insured dies prior to the Benefit Effective Date, no payment will be made under this ADB Rider and the death benefit shall be paid per the terms of the base Policy. However, this provision will not apply to any payment made by us before receiving written notice of the Insured’s death at our Home Office listed on the face page of the Policy.

In order to receive the benefits under this ADB Rider, all of the following conditions must be satisfied:

1.	this ADB Rider is only available for coverage on the life of the primary Insured under the base Policy;

2.

your request for an application for benefits under this ADB Rider must be received at our Home Office in a form satisfactory to us. Once we receive your request for an application, we will then send the forms necessary for filing

ICC13-NWLA-495	2	(07/2013)

a claim for the Accelerated Death Benefit Payment. If the claim form is not provided within fifteen (15) days after your request, the claim requirements are deemed to have been met by providing us with written proof that the Insured has a Terminal Illness;

3.

we must receive evidence satisfactory to us, including, but not limited to certification from a Physician that the Insured has a Terminal Illness. To confirm benefit eligibility, we may require a second medical opinion by a Physician to whom we refer the Insured. Should the second medical opinion differ from the opinion of the Insured’s Physician, then the opinion of a third Physician acceptable to both parties will serve as the final determinant of whether this condition is satisfied. Any second or third medical opinion will be at our expense;

4.

once submitted, the application for the ADB Rider benefit only attaches to, and becomes a part of the base Policy. We reserve the right, at our sole discretion, to exclude certain plans of insurance from eligibility for this ADB Rider;

5.	any coverage scheduled to terminate in twelve (12) months or less as of the Benefit Effective Date shall be excluded for purposes of calculating the Accelerated Death Benefit Payment;

6.

if the base Policy has been in force for less than two (2) years from the Policy Date or any reinstatement date, a claim for benefits under this ADB Rider will be subject to the Incontestability provision stated in the base Policy;

7.

we reserve the right to require the base Policy Specified Amount be at least $50,000 on the date your request for the benefit under this ADB Rider is processed at our Home Office. After accounting for reductions to the Specified Amount due to the Unadjusted Payment, the remaining reduced Specified Amount of the Policy must be greater than or equal to the Minimum Specified Amount stated in the Policy Specifications Page;

8.	we must receive a signed acknowledgment of concurrence with the payment from all assignees, irrevocable beneficiaries, or other interested parties as determined by us; and
9.	this benefit is not available if:

a.	the law requires this benefit to meet the claims of creditors, whether in bankruptcy or otherwise; or

b.	a government agency requires this benefit in order to apply for, obtain, or keep a government benefit or entitlement.

RIDER BENEFITS

This ADB Rider provides for a one-time lump sum advance payment to the Policy Owner of a portion of the Death Benefit Proceeds of the Policy to which it is attached, subject to the terms and conditions described herein. Payment will be made upon due proof of eligibility.

Payment Procedures

The Accelerated Death Benefit Payment will be paid immediately upon receipt of satisfactory evidence, as provided in the Eligibility and Conditions for Payment section, that the Insured has a Terminal Illness.

Accelerated Death Benefit Payment Limits

We reserve the right to limit the Unadjusted Payment and the Accelerated Death Benefit Payment such that:

1.	the Requested Percentage does not exceed fifty percent (50%) of the base Policy Specified Amount on the Benefit Effective Date;

2.	the Accelerated Death Benefit Payment must be at least $10,000.00 and shall not exceed $250,000.00; and

3.	the Policy is not disqualified as life insurance according to the Internal Revenue Code.

Charges and Adjustments

There are no monthly rider charges or monthly deduction for this ADB Rider; however, there is a one-time charge. The Accelerated Death Benefit Payment is equal to the Unadjusted Payment minus the following charges and adjustments as of the Benefit Effective Date:

ICC13-NWLA-495	3	(07/2013)

1.	the ADB Rider charge which varies based on the prevailing interest rates and the life expectancy of the Insured upon payment of the accelerated death benefit. The ADB Rider charge has two components:

a.

the Interest Rate Discount shown on the ADB Rider Endorsement and the ADB Rider Disclosure Statement, both of which are issued at the time the Accelerated Death Benefit Payment is made, compensates us for the premature payment of a portion of your Policy’s Death Benefit Proceeds. It adjusts the base Policy Specified Amount to its present value. The maximum interest rate used in this present values calculation is eight percent (8%) per annum. The actual interest rate used at the time the Accelerated Death Benefit Payment is made will be the greater of:

1)	the current yield on ninety 90 day treasury bills; or

2)

the Moody’s Corporate Bond Yield Average – Monthly Average as published by Moody’s Investor Service, or its successor, for the calendar month ending two months prior to the date the rate is determined.

In the event that the Moody’s Corporate Bond Yield Average – Monthly Average is no longer published, we will substitute with a similar reference average subject to approval by the Interstate Insurance Product Regulation Commission, or its successor. Before a substitute index is used, Nationwide will provide written notification to the Policy Owner and any assignee; and

b.	the Policy Premium due on the accelerated portion of the death benefit reflects the premature payment of a portion of the Policy’s Death Benefit Proceeds. It includes the Cost of Insurance and other Policy charges that would have been due during the twelve (12) month period following the Benefit Effective Date for coverage corresponding to the Accelerated Death Benefit Payment.

c.

The risk charge covers the risk that the Insured might live longer than a twelve (12) month period and a margin for profit. The risk charge is equal to the Unadjusted Payment times the Additional Risk Margin shown on the ADB Rider Endorsement and the ADB Rider Disclosure Statement, both of which are issued at the time the Accelerated Death Benefit Payment is made. The maximum Additional Risk Margin is 3.60%. The actual rate charged at the time the Accelerated Death Benefit Payment is made is based on the Company’s future expectations as to claimants living longer than twelve (12) months after an Accelerated Death Benefit Payment is made.

2.	any Indebtedness will reduce the Unadjusted Payment by an amount equal to the Requested Percentage multiplied times the amount of Indebtedness;

3.

the Administrative Expense Charge shown on the ADB Rider Endorsement and the ADB Rider Disclosure Statement, both of which are issued at the time the Accelerated Death Benefit Payment is made. The maximum charge is $250. The actual charge will be based on our future expectation of administrative expenses; and

4.	any due and unpaid Premium, if the Policy is in a grace period.

Effect of Accelerated Death Benefit Rider on Death Benefit, Policy Values and Premium

The base Policy will be subject to reductions that reflect the Unadjusted Payment as of the Benefit Effective Date. If a claim for the Accelerated Death Benefit Payment is approved by us and the Policy Owner receives and accepts such payment:

ICC13-NWLA-495	4	(07/2013)

1.	the base Policy Specified Amount will be reduced;

2.	the base Policy Cash Value will be reduced;

3.	the Death Benefit Proceeds payable under the base Policy will be reduced by the amount of the Unadjusted Payment;

4.	the required Premium, if any, for the Policy will be reduced to reflect the reduction in the Policy Specified Amount and will continue to be due in order to keep the Policy in force;

5.	the face amounts and Cash Values of any Paid-Up Insurance will be reduced;

6.	any dividends will be reduced;

7.	any Indebtedness will be reduced; and

8.	any other Policy charges and account values in effect at the time the request for payment is processed under this ADB Rider may change to reflect the new Specified Amount.

If a nonforfeiture option, such as Extended Term Insurance or Reduced Paid-Up Insurance, is available in the Policy and is elected, or the Policy is reinstated after an accelerated death benefit is paid, it will be based on the remaining reduced Cash Value.

Prior to or concurrent with receipt of the Accelerated Death Benefit Payment, the Policy Owner and any irrevocable beneficiaries will be provided with the ADB Rider Disclosure Statement demonstrating the effect of the Accelerated Death Benefit Payment on the base Policy Specified Amount, Death Benefit Proceeds, and Premium on the Policy.

Reinstatement

If the Policy is reinstated, this ADB Rider will continue to be available, provided the Accelerated Death Benefit Payment has not already been paid. If the Policy is reinstated after payment of the Accelerated Death Benefit Payment, the reinstated Policy’s Specified Amount will be equal to the remaining reduced Policy Specified Amount.

Termination of the Accelerated Death Benefit for Terminal Illness Rider

This ADB Rider will terminate or otherwise be unavailable on the earliest of the following dates. The date:

1.	we receive your written request to terminate this ADB Rider; or

2.	the Policy is terminated.

Coverage will terminate at midnight Eastern Standard Time on any given termination date.

From and after the Benefit Effective Date, termination of this ADB Rider shall not prevent payment of the Accelerated Death Benefit Payment for a Terminal Illness that occurred while this ADB Rider was in force, provided that the requirements of the Eligibility and Conditions for Payment section are satisfied.

ICC13-NWLA-495	5	(07/2013)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215-2220

ACCIDENTAL DEATH BENEFIT RIDER

PLEASE READ THIS RIDER CAREFULLY

The Incontestability period of this Rider begins on the Rider Effective Date and will be different from that of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

This Accidental Death Benefit Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides an additional death benefit on the life of the Insured under the Policy to which it is attached in the event of an accidental death. This Rider has no cash value and no loan value. This Rider does not modify the Specified Amount, or any cash, or loan values of the Policy.

Defined Terms Used in this Rider

The following definitions apply to coverage under this Rider.

Rider Effective Date – The date coverage under this Rider commences. The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued. If added by post-issue election, the Rider Effective Date will be stated in reissued Policy Data Pages.

Rider Specified Amount – The dollar amount of the benefit payable on the death of the Insured. The Rider Specified Amount is stated in the Policy Data Pages unless this Rider is elected after the Policy is issued. If added by post-issue election, the Rider Specified Amount is stated in reissued Policy Data Pages.

Incontestability

After this Rider has been in force during the lifetime of the Insured for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason except for nonpayment of Premiums sufficient to cover the cost of insurance for this Rider.

Misstatement of Age or Sex

If the age of the Insured has been misstated, the affected benefits will be adjusted. The amount of the adjusted death benefit will be (1), multiplied by (2), where:

1.	is the Rider Specified Amount; and

2.	is the ratio of the monthly cost of insurance applied in the policy month of death and the monthly cost of insurance that should have been applied at the true age in the policy month of death.

There will be no adjustment of benefits due to a misstatement of sex.

Rider Cost

The monthly cost for this Rider is equal to the product of (1) times (2) times (3) times (4), where:

1.	is the amount of the Accidental Death Benefit shown on the Policy Data Page;

2.	is 0.001;

3.	is the rate class multiple for this Rider stated in the Policy Data Pages; and

4.	is the applicable rate per $1,000 based on the Insured’s Attained Age which is shown in the attached table.

The monthly cost for this Rider will be included in the monthly deduction from the Policy Cash Value as long as this Rider is in force.

Reinstatement

In the event of a lapse, this Rider may be reinstated along with, and according to the terms of, the Policy to which it is attached, so long as the Rider has not terminated, see Termination section.

NWLA-412-AO	(09/2007)

We will not pay any benefit under this Rider on a death occurring between the date a lapse occurs and the date of reinstatement.

Risks Not Assumed

We will not pay any benefit under this Rider if the Insured’s death in any way results from:

1.	suicide;

2.	bodily or mental disease or infirmity of any kind or medical or surgical treatment of any of these;

3.	infection not caused by an external visible wound which was a result of external, violent and accidental means;

4.	the voluntary taking or injection of any drug unless prescribed for the Insured by a licensed physician as a medication;

5.	the voluntary taking of any kind of poison or inhaling of any kind of gas or fumes, except as a result of an occupational accident;

6.	travel or flight in any aircraft or spacecraft, or descent from such aircraft or spacecraft while in flight, if the Insured:

a)	is a pilot, officer or crew member of the craft;

b)	is giving or receiving aviation training or instruction;

c)	has any duties on or relating to such craft; or

d)	was being flown for the purpose of descent from such craft while in flight;

7.	the Insured’s commission of or attempt to commit an assault or felony;

8.	voluntary participation in a riot or insurrection;

9.	war or an act of war, or any type of military conflict, declared or undeclared; or
10.	military service for any country at war, declared or undeclared.

Examination and Autopsy

We have the right to examine the body and to conduct an autopsy at our expense, unless prohibited by law.

Benefits Provided by this Rider

If the Insured’s death is accidental, and is not a result of one of the excluded items in the Risks Not Assumed section, we will pay the Rider Specified Amount subject to the Misstatement of Age or Sex section. This amount will become payable when we receive Proof of Death for the Insured that shows the death was the direct and independent result of bodily injury caused by external, violent and accidental means while this Rider is in force. Death must occur within 90 days after sustaining the injury.

Termination

You may terminate this Rider by written request to us. Termination by written request will be effective the Policy Monthaversary on or next following receipt at our Home Office stated on the Policy cover page. In order to terminate this Rider, we have the right to require return of this Rider and the Policy to which it is attached for endorsement. This Rider also terminates on the earliest of the following dates:

1.	The date the Policy to which this Rider is attached terminates; or

2.	the Policy Anniversary on which the Insured reaches Attained Age 70.

NWLA-412-AO	2	(09/2007)

ACCIDENTAL DEATH BENEFIT RIDER

MONTHLY RATES PER $1,000 OF ACCIDENTAL DEATH BENEFIT

ATTAINED AGE	RATES PER $1,000 (Male & Female)	ATTAINED AGE	RATES PER $1,000 (Male & Female)
5	$0.05	35	$0.06
6	0.05	36	0.06
7	0.05	37	0.06
8	0.05	38	0.06
9	0.05	39	0.06

10	0.05	40	0.06
11	0.05	41	0.06
12	0.05	42	0.06
13	0.06	43	0.07
14	0.06	44	0.07

15	0.07	45	0.07
16	0.10	46	0.07
17	0.11	47	0.07
18	0.12	48	0.07
19	0.12	49	0.07

20	0.12	50	0.07
21	0.11	51	0.07
22	0.10	52	0.07
23	0.10	53	0.08
24	0.09	54	0.08

25	0.08	55	0.08
26	0.07	56	0.08
27	0.07	57	0.09
28	0.07	58	0.09
29	0.06	59	0.09

30	0.06	60	0.10
31	0.06	61	0.10
32	0.06	62	0.11
33	0.06	63	0.11
34	0.06	64	0.12

		65	0.12
		*66	0.13
		*67	0.14
		*68	0.15
		*69	0.15

The rates shown are for a standard premium class. If this Rider is issued in a substandard premium class, the rates will be a multiple of the standard rate.

*Renewal Only

NWLA-412-AO	3	(09/2007)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215-2220

PREMIUM WAIVER RIDER

PLEASE READ THIS RIDER CAREFULLY

The Incontestability period of this Rider begins on the Rider Effective Date and will be different from that of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

This Premium Waiver Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides for a credit of Monthly Premium Waiver Benefit to this Policy’s Cash Value if the Insured becomes Disabled, subject to the specified conditions being met. This Rider has no cash value and no loan value.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Monthly Premium Waiver Benefit – The lesser of the Specified Premium or the average actual premiums paid over the 36 months prior to the date a Disability began, excluding the six month waiting period.

Specified Premium – The monthly dollar amount specified by the Insured. It used to determine the Monthly Premium Waiver Benefit. It is stated on the Policy Data Pages.

Disability (Disabled) – The following will constitute a total Disability of the Insured for purposes of this Rider:

As a result of bodily injury or disease the Insured is prevented from:

1.	performing for pay or profit the material duties of his or her regular occupation during the first 60 months after the injury or disease first manifests itself; or thereafter,
2.

performing for pay or profit the duties of any occupation for which he or she becomes qualified by reason of training, education, or experience, following the first 60 months of any one continuous period of disability.

The total and permanent loss by the Insured of any of the following will also be considered a total Disability:

1.	complete loss of sight in both eyes;

2.	both hands are completely severed above the wrist (complete loss of four fingers on the same hand will be considered the same as complete severance of that hand above the wrist);

3.	both feet are completely severed above the ankle; or

4.

one hand is severed above the wrist (complete loss of four fingers on the same hand will be considered the same as complete severance of that hand above the wrist) and one foot is severed above the ankle.

Rider Effective Date – The date coverage under this Rider commences. The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued. If added by post-issue election, the Rider Effective Date will be stated in reissued Policy Data Pages.

Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, the charges and benefits payable will be adjusted to reflect the difference based on the Insured’s correct age and sex.

Incontestability

After this Rider has been in force during the life of the Insured for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason except as to a Disability that begins before the end of such two year period.

NWLA-420-AO	(09/2007)

Rider Cost

The monthly cost for this Rider is equal to the product of (1) times (2) times (3), where:

(1)	is the Specified Premium for this Rider;

(2)	is the rate class multiple for this Rider shown in the Policy Data Pages; and

(3)	is the factor based on the Insured’s Attained Age and sex shown in the attached table.

The monthly cost for this Rider will be included in the monthly deduction from the Policy Cash Value as long as this Rider is in force.

Reinstatement

In the event of a lapse, this Rider may be reinstated along with, and according to the terms of, the Policy to which it is attached, so long as this Rider has not terminated, see Termination section.

Risks Not Assumed

No benefits will be provided by this Rider if the Disability:

1.	resulted from bodily injury or disease that began prior to the Rider Effective Date or between the date a lapse occurs and the date of reinstatement;

2.	resulted from willfully self-inflicted injuries;

3.	resulted from an act of war while in military service of any country at war, declared or undeclared; or

4.	resulted from any war, declared or undeclared.

Notice of Claim and Proof of Disability

Written notice of a claim and satisfactory proof of the Insured’s Disability must be received and recorded at our Home Office listed on the face page of the Policy before we credit any Monthly Premium Waiver Benefits. We may require the Insured to be examined by a doctor, at our expense if a particular doctor is required by us, as part of any proof of Disability.

Such notice and proof must be received:

1.	while the Insured is alive and totally disabled; and

2.	not later than 12 months after the Disability began.

Failure to give notice and proof within such time will not invalidate the claim if it is shown that each was given as soon as reasonably possible.

While benefits are being received under this Rider, we may again require satisfactory proof, at reasonable intervals, that the Insured is still Disabled. After the Insured has been Disabled for two years, we will not require such proof more than once a year.

If the Monthly Premium Waiver Benefit is being credited under this Rider and the Insured fails to provide the required proof of Disability, we will not consider the Insured Disabled and no further Monthly Premium Waiver Benefits will be credited.

Six-Month Waiting Period

We will not begin to credit the Monthly Premium Waiver Benefit until a Disability has continued for at least six months. No credit will be payable for any period prior to the end of such six month period.

Policy Changes and Additional Contributions

While the Monthly Premium Waiver Benefit is being credited, we will not allow changes in the Specified Premium. Additional contributions to the Policy Cash Value of the policy will be allowed, if permitted by law.

Benefits Provided by this Rider

If the Insured has a condition that meets the definition of Disability, the condition is not excluded by the Risks Not Assumed section, and the Six-Month Waiting Period section is satisfied while this Rider is in force, we will provide one of the following benefits:

1.

if the Disability occurs before the Policy Anniversary on which the Insured reaches Attained Age 63, the Monthly Premium Waiver Benefit will be credited to the Policy’s Cash Value after such Disability begins and while it continues to Attained Age 65; or

2.

if the Disability occurs on or after the Policy Anniversary on which the Insured reaches Attained Age 63, but before Attained Age 65, the Monthly Premium Waiver Benefits will be credited to the Policy’s Cash Value during the Disability for a 2 year period starting on the date of Disability.

NWLA-420-AO	2	(09/2007)

Termination

You may terminate this Rider by written request to us. Termination by written request will be effective the Policy Monthaversary on or next following receipt at our Home Office stated on the Policy cover page. In order to terminate this Rider, we have the right to require return of this Rider and the Policy to which it is attached for endorsement. This Rider also terminates on the earliest of the following dates:

1)	the date the Policy to which this Rider is attached terminates; or

2)	the Policy Anniversary on which the Insured reaches Attained Age 65, except as provided in item 2 of the Benefits Provided by the this Rider section.

NWLA-420-AO	3	(09/2007)

PREMIUM WAIVER RIDER

FACTORS FOR WAIVER OF MONTHLY DEDUCTIONS

ATTAINED	Factors		ATTAINED	Factors
AGE	Male	Female	AGE	Male	Female

21.042		.063	46.053		.078
22.042		.063	47.055		.080
23.042		.063	48.057		.081
24.042		.063	49.059		.082
25.042		.063	50.061		.083

26.042		.063	51.063		.084
27.042		.063	52.074		.090
28.042		.063	53.084		.095
29.042		.063	54.095		.100
30.042		.063	55.105		.105

31.042		.063	56.105		.105
32.042		.063	57.105		.105
33.042		.063	58.105		.105
34.042		.063	59.105		.105
35.042		.063	*60	.105	.105

36.043		.063	*61	.105	.105
37.044		.063	*62	.105	.105
38.045		.063	*63	.105	.105
39.046		.063	*64	.105	.105
40.047		.063

41.048		.066
42.049		.069
43.050		.072
44.051		.074
45.052		.076

The factors shown are for a standard premium class. If this rider is issued in a substandard premium class, the factors will be a multiple of the standard factor.

*Renewal Only

NWLA-420-AO	4	(09/2007)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

[ONE NATIONWIDE PLAZA

Columbus, Ohio 43215-2220]

ADDITIONAL TERM INSURANCE RIDER

(Adjustable Term Insurance - Renewable until Policy Maturity Date)

PLEASE READ THIS RIDER CAREFULLY

Term insurance is involved. The Suicide and Inconstestibility periods of this Rider begin on the Rider Effective Date and will be different from those of the Policy if elected after the Policy Date.

General Information Regarding this Rider

The Additional Term Insurance Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date. The Beneficiary for this Rider is the same as the Beneficiary for the Policy.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Terms not defined in this Rider have the meaning given to them in the Policy.

This Rider provides term life insurance on the Insured. This Rider has no cash value and no loan value.

Defined Terms used in this Rider

The following defined terms are used in this Rider:

Rider Effective Date – The date coverage under this Rider commences. The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued. If added by post-issue election, the Rider Effective Date will be stated in newly issued Policy Specification Pages.

Rider Monthaversary – The same day as the Rider Effective Date in each succeeding month.

Total Specified Amount – The sum of the base policy Specified Amount and the Rider Specified Amount. The Total Specified Amount is stated in the Policy Specification Pages.

Rider Specified Amount – The portion of the Total Specified Amount attributable to this Rider. It is stated in the Policy Specification Pages.

Suicide

If the Insured commits suicide, while sane or insane, within two years of the Rider Effective Date, or a reinstatement date, the Rider death benefit proceeds will not be paid. Instead, this Rider will be cancelled and the cost of insurance charges deducted will be returned.

Incontestability

After this Rider has been In Force during the lifetime of the Insured for two years from the Rider Effective Date, effective date of an increase of the Rider Specified Amount, or a reinstatement date, we will not contest it for any reason except fraud, subject to state law.

Misstatement of Age or Sex

If the age or sex (if applicable) of the Insured has been misstated, the Rider death benefit will be adjusted. The adjusted Rider death benefit will be that which the Rider cost of insurance charge would have purchased, based on the Insured’s correct age and sex (if applicable). This Rider cost of insurance charge will be determined as of the last Rider Monthaversary prior to the death of the Insured.

Rider Charges

Cost of Insurance

The cost of insurance charge for this Rider is determined on a monthly basis and added to the Policy’s monthly deduction as long as this Rider remains In Force.

The monthly cost of insurance charge is determined by multiplying the monthly cost of insurance rate by the Rider death benefit, described in the Rider Death Benefit section of this Rider.

The guaranteed maximum cost of insurance rates are stated in the Policy Specification Pages. On a current basis, Nationwide may charge less than the guaranteed maximum rates. Current cost of insurance rates for this Rider are subject to change and will be determined by us based on our expectations as to future experience for factors such as mortality, persistency, expenses, and taxes.

ICC16-NWLA-532	(08/2016)

Any change in cost of insurance rates will be on a uniform basis for Insureds of the same sex (if applicable), Attained Age, Total Specified Amount, rate class and rate type whose Riders have been In Force for the same length of time.

Monthly Per $1,000 of Rider Specified Amount Charge

The Rider Specified Amount in effect on the Rider Effective Date and each Rider Specified Amount increase, if any, represent separate segments of coverage under this Rider. Separate monthly per $1,000 of Rider Specified Amount charge rates are used to calculate the monthly per $1,000 of Rider Specified Amount charges for each segment of coverage.

The monthly per $1,000 of Rider Specified Amount charge is calculated by multiplying the original amount of each segment of coverage by the applicable per $1,000 of Rider Specified Amount charge rates, divided by $1,000. Decreasing a segment of coverage will not decrease the applicable monthly per $1,000 of Rider Specified Amount charge.

The monthly per $1,000 of Rider Specified Amount charge rates for each segment of coverage are determined by us and may vary by the length of time since the Rider Effective Date, the Insured’s Issue Age, sex, rate class, rate type, rate class multiple and any monthly flat extra rating, death benefit option in effect, the Total Specified Amount, and the Rider Specified Amount of a segment of coverage, on the date the segment of coverage becomes effective. Decreasing a Rider Specified Amount segment of coverage will not decrease the applicable monthly per $1,000 of Rider Specified Amount charge rate.

The monthly per $1,000 of Rider Specified Amount charge rates and are subject to change as described in the Changes in Policy Cost Factors section of the Policy. However, these rates will never exceed the applicable Guaranteed Maximum Monthly Per $1,000 of Additional Term Insurance Rider Specified Amount Charge Rates stated in the Policy Specification Pages.

Policy Continuation, Grace Period, and Lapse

This Rider is covered under the Policy Continuation, Grace Period, and Lapse sections of the Policy, as well as the terms of any other rider providing for a no-lapse guarantee.

Reinstatement

If the Policy to which this Rider is attached is reinstated, we will also reinstate this Rider if we receive proof, satisfactory to us, that the Insured is still insurable at the same rates.

Benefits Provided by this Rider

This Rider provides term life insurance on the Insured. The Insured is the person insured under the Policy to which this Rider is attached. Coverage is annually renewable to the Maturity Date of the Policy. The amount of coverage provided under this Rider varies from month to month as described below. We will pay the Rider death benefit when we receive Proof of Death for the Insured, including that death occurred while this Rider was In Force.

Rider Death Benefit

The death benefit option chosen for the base Policy will also be the death benefit option for purposes of this Rider and calculation of the Total Specified Amount. The current death benefit option is stated in the Policy Specification Pages.

While this Rider is In Force, the death benefit option descriptions in the base Policy are modified by replacing the term “Specified Amount” with the term “Total Specified Amount.”

Increases and Decreases

At the time of issue or at any time after issue, you may request either an increase or decrease to the Total Specified Amount.

Any approved increase or decrease will result in a new Total Specified Amount. Your request must be in writing to our Home Office. Increases in the Total Specified Amount will require evidence of insurability satisfactory to us. Any such change will be effective on the Rider Monthaversary on or next following our approval of your request. We reserve the right to limit the number of changes to one each Policy Year. We reserve the right to disallow unscheduled increases or decreases in the first Policy Year after the issue of the Rider.

The Total Specified Amount may be decreased at any time, subject to the following conditions:

1.	the Total Specified Amount may not be decreased below the Minimum Specified Amount;

2.	decreases that would disqualify the Policy as life insurance under Section 7702 of the Internal Revenue Code will not be permitted;

3.	decreases that would cause the Policy to become a Modified Endowment Contract require written acknowledgment from the Owner; and

ICC16-NWLA-532	2	(08/2016)

4.

decreases on Guideline Premium/Cash Value Corridor Test policies that would result in both a negative Guideline Single Premium (GSP) and a Guideline Level Premium (GLP), that is negative to the extent that the annual sum of GLPs would be negative at some time before maturity, will not be allowed.

Termination

You may terminate this Rider by written request to us. Such termination will be effective the Rider Monthaversary on or next following the receipt of your request. In order to terminate this Rider, we have the right to require the policy for endorsement. This Rider also terminates on the earliest of the following dates:

1.	the date the policy is Surrendered or terminated;

2.	subject to the Reinstatement section, the date the Policy and this Rider lapse due to insufficient Cash Value to pay for monthly deductions;

3.	the death of the Insured; and

4.	the original Maturity Date of the Policy.

ICC16-NWLA-532	3	(08/2016)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215-2220

WAIVER OF MONTHLY DEDUCTIONS RIDER

PLEASE READ THIS RIDER CAREFULLY

The Incontestability period of this Rider begins on the Rider Effective Date and will be different from that of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

This Waiver of Monthly Deductions Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides for a waiver of monthly deductions for the Policy if the Insured becomes Disabled. This Rider has no cash value and no loan value. This Rider does not modify the Specified Amount, Cash Value, or loan values of the Policy.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Disability (Disabled) – The following will constitute a total Disability of the Insured for purposes of this Rider:

As a result of bodily injury or disease the Insured is prevented from:

1.	performing for pay or profit the material duties of his or her regular occupation during the first 24 months after the injury or disease first manifests itself; or

2.

thereafter, performing for pay or profit the duties of any occupation for which he or she becomes qualified by reason of training, education, or experience, following the first 24 months of any one continuous period of Disability;

The total and permanent loss by the Insured of any of the following will also be considered a total Disability:

1.	complete loss of sight in both eyes;

2.	both hands are completely severed above the wrist (complete loss of four fingers on the same hand will be considered the same as complete severance of that hand above the wrist);

3.	both feet are completely severed above the ankle; or

4.

one hand is severed above the wrist (complete loss of four fingers on the same hand will be considered the same as complete severance of that hand above the wrist) and one foot is severed above the ankle.

Rider Effective Date – The date coverage under this Rider commences. The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued. If added by post-issue election, the Rider Effective Date will be stated in reissued Policy Data Pages.

Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, the charges and benefits payable will be adjusted to reflect the difference based on the Insured’s correct age and sex.

Incontestability

After this Rider has been in force during the life of the Insured for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason except as to a Disability that begins before the end of such two year period.

NWLA-421-AO	(09/2007)

Rider Cost

The monthly cost for this Rider is equal to the product of (1) times (2) times (3), where:

1.	is the total monthly deduction for the Policy, including costs for additional Riders, if applicable, and excluding the cost for this Rider;

2.	is the rate class multiple for this Rider shown on the Policy Data Pages;

3.	is the factor based on the Insured’s Attained Age which is shown in the attached table.

The monthly cost for this Rider will be included in the monthly deduction from the Policy Cash Value as long as this Rider is in force.

Reinstatement

In the event of a lapse, this Rider may be reinstated along with, and according to the terms of, the Policy to which it is attached, so long as this Rider has not terminated, see Termination section.

Risks Not Assumed

Monthly deductions will not be waived under this Rider if the Disability:

1.	resulted from bodily injury or disease that began prior to the Rider Effective Date or between the date a lapse occurs and the date of reinstatement;

2.	resulted from willfully self-inflicted injuries;

3.	resulted from an act of war while in military service of any country at war, declared or undeclared;

4.	resulted from any war, declared or undeclared; or

5.	began after the Policy Anniversary on which the Insured reaches Attained Age 65.

Notice of Claim and Proof of Disability

Written notice of a claim and satisfactory proof of the Insured’s Disability must be received and recorded at our Home Office listed on the face page of the Policy before we waive any monthly deduction. We may require the Insured to be examined by a doctor, at our expense if a particular doctor is required by us, as part of any proof of Disability. Such notice and proof must be received:

1.	while the Insured is alive and Disabled; and

2.	not later than 12 months after this Rider terminates; or

3.	not later than 12 months after the Disability began.

Failure to give notice and proof within such time will not invalidate the claim if it is shown that each was given as soon as reasonably possible.

While benefits are being received under this Rider, we may again require satisfactory proof, at reasonable intervals, that the Insured is still Disabled. After the Insured has been Disabled for two years, we will not require such proof more than once a year.

If monthly deductions are being waived under this Rider and the Insured fails to provide the required proof of Disability, we will not consider the Insured Disabled and no further monthly deductions will be waived.

Six-Month Waiting Period

We will not begin to waive monthly deductions until a Disability has continued for at least six months. No monthly deductions will be waived for any period prior to the end of such six month period.

Policy Changes and Additional Contributions

While monthly deductions are being waived, we will not allow:

1.	changes in the Specified Amount;

2.	changes in the base Policy death benefit option;

3.	changes in the Maturity Date; or

4.	the addition or modification of riders.

NWLA-421-AO	2	(09/2007)

Additional contributions to the Policy Cash Value will be allowed, if permitted by law.

Benefits Provided by this Rider

If the Insured has a condition that meets the definition of Disability, the condition is not excluded by the Risks Not Assumed section, and the Six-Month Waiting Period section is satisfied while this Rider is in force, we will provide one of the following benefits:

1.	if the Disability occurs prior to the Policy Anniversary on which the Insured reaches Attained Age 60, we will waive each monthly deduction due after such Disability begins and while it continues;

2.

if the Disability occurs on or after the Policy Anniversary on which the Insured reaches Attained Age 60, but before Attained Age 63, we will waive all monthly deductions due after Disability begins and while it continues, but only until the Policy Anniversary on which the Insured reaches Attained Age 65;or

3.

if the Disability occurs on or after the Policy Anniversary on which the Insured reaches Attained Age 63, but before Attained Age 65, monthly deductions will be waived during the Disability for a 2 year period starting on the date of Disability.

If Disability begins during a grace period, we will waive monthly deductions only if sufficient Premium is paid to cover the monthly deductions through the Policy month in which Disability began. We will not waive any monthly deductions which fell due more than 12 months before the date we receive written notice of the claim and proof of the Insured’s Disability.

Termination

You may terminate this Rider by written request to us. Termination by written request will be effective the Policy Monthaversary on or next following receipt at our Home Office stated on the Policy cover page. In order to terminate this Rider, we have the right to require return of this Rider and the Policy to which it is attached for endorsement. This Rider also terminates on the earliest of the following dates:

1.	The date the Policy to which this Rider is attached terminates; and

2.	the Policy Anniversary on which the Insured reaches Attained Age 65 provided this will not bar any valid claim arising from a Disability that began before such date.

NWLA-421-AO	3	(09/2007)

WAIVER OF MONTHLY DEDUCTIONS RIDER

FACTORS FOR WAIVER OF MONTHLY DEDUCTIONS

ATTAINED	Factors	ATTAINED	Factors
AGE	(Male & Female)	AGE	(Male & Female)

15	0.0850	40	0.0850
16	0.0850	41	0.0850
17	0.0850	42	0.0850
18	0.0850	43	0.0850
19	0.0850	44	0.0850

20	0.0850	45	0.0850
21	0.0850	46	0.0880
22	0.0850	47	0.0910
23	0.0850	48	0.0940
24	0.0850	49	0.0970

25	0.0850	50	0.1000
26	0.0850	51	0.1175
27	0.0850	52	0.1350
28	0.0850	53	0.1525
29	0.0850	54	0.1700

30	0.0850	55	0.1875
31	0.0850	56	0.2119
32	0.0850	57	0.2363
33	0.0850	58	0.2606
34	0.0850	59	0.2850

35	0.0850	*60	0.1100
36	0.0850	*61	0.1050
37	0.0850	*62	0.1000
38	0.0850	*63	0.0925
39	0.0850	*64	0.1075

The factors shown are for a standard premium class. If this Rider is issued in a substandard premium class, the factors will be a multiple of the standard factor.

*Renewal Only

NWLA-421-AO	4	(09/2007)

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

[One Nationwide Plaza

Columbus, Ohio 43215-2220]

Extended No-Lapse Guarantee Rider

PLEASE READ THIS RIDER CAREFULLY

General Information Regarding this Rider

This Extended No-Lapse Guarantee Rider (“Rider”) is made part of the Policy to which it is attached and must be elected for issue on the Policy Date. The effective date of the Rider will be the Policy Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Terms not defined in this Rider have the meaning given to them in the Policy.

If this Rider is elected, we may restrict the availability of other optional riders, death benefit options, and/or investment options that may otherwise be offered with the Policy. Any restrictions in effect on the Policy Date will be stated in the application. Any restrictions imposed after the Policy Date will apply to Premium allocations and transfers made after the effective date of the restrictions.

You must elect an Extended No-Lapse Guarantee Maximum Attained Age at the time of application. This election is irrevocable.

Benefits Provided by this Rider

This Rider provides for a guarantee that the Policy will remain In Force up to the Extended No-Lapse Guarantee Maximum Attained Age, subject to the conditions stated in this Rider. This Rider has no cash value and no loan value.

Defined Terms

The following defined terms are used in this Rider:

Covered Specified Amount – The base Policy’s Specified Amount, Total Specified Amount if the Additional Term Insurance Rider is elected and In Force.

Extended No-Lapse Guarantee Loan Value – A factor equal to any loan principal plus accrued interest credited. The Extended No-Lapse Guarantee Rider Loan Value Minimum Interest Crediting Rate is stated in the Policy Specification Pages.

Extended No-Lapse Guarantee Value – A reference value for the policy continuation feature provided by this Rider. The Extended No-Lapse Guarantee Value is equal to the sum of the Primary Fund Account plus the Secondary Fund Account and includes any Extended No-Lapse Guarantee Loan Value. Refer to the Extended No-Lapse Guarantee Rider Policy Continuation section for more information.

Extended No-Lapse Guarantee Death Benefit – A factor used in calculation of the Extended No-Lapse Guarantee Net Amount At Risk. For purposes of calculating the Extended No-Lapse Guarantee Net Amount At Risk, on any Policy Monthaversary, the Extended No-Lapse Guarantee Death Benefit is determined by replacing the Cash Value with the Extended No-Lapse Guarantee Value in the Death Benefit section of the Policy.

Extended No-Lapse Guarantee Maximum Attained Age – The latest Attained Age of the Insured to which the lapse protection provided by this Rider will be available. The elected Extended No-Lapse Guarantee Maximum Attained Age is stated in the Policy Specification Pages

Extended No-Lapse Guarantee Monthly Deduction – Reference values used in the calculation of the Extended No-Lapse Guarantee Value. The Extended No-Lapse Guarantee Monthly Deduction is not actually assessed against the Policy’s Cash Value.

Extended No-Lapse Guarantee Net Amount At Risk – A reference value used in calculation of the Extended No-Lapse Guarantee Value. On any Policy Monthaversary, the Extended No-Lapse Guarantee Net Amount At Risk is the Extended No-Lapse Guarantee Death Benefit at the beginning of a Policy month, minus the Extended No-Lapse Guarantee Value on that Policy Monthaversary before deduction of the Extended No-Lapse Guarantee Monthly Cost Factors Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk, but after deduction of monthly charges for any riders and any other charges not dependent on the Extended No-Lapse Guarantee Net Amount At Risk. On any other day, the Extended No-Lapse Guarantee Net Amount At Risk is the Extended No-Lapse Guarantee Death Benefit minus the Extended No-Lapse Guarantee Value. The initial base Policy Specified Amount, any initial Additional Term Insurance Rider Specified Amount, and any increases

ICC16-NWLA-536	(08/2016)

in coverage are separate segments of coverage. Each segment of coverage will have a separate associated Extended No-Lapse Guarantee Net Amount At Risk. If the Extended No-Lapse Guarantee Value exceeds the initial base Policy Specified Amount, it will then be considered a part of base Policy Specified Amount increases in the order the increases became effective. For the purpose of calculating the Extended No-Lapse Guarantee Net Amount At Risk, any Extended No-Lapse Guarantee Value less than zero will be replaced with zero.

Extended No-Lapse Guarantee Net Premium – The portion of each Premium actually applied to an Account as described in the Allocation of Premium and Interest Crediting to the Accounts section of this Rider.

Rider Charge

This Rider has an associated cost that will be deducted each Policy Monthaversary. This charge compensates us for the mortality, lapse, and expense risks associated with no-lapse guarantee protection provided to you by this Rider and may include a margin for overall expenses, profit, and for funding the required reserve associated with this Rider.

The initial base Policy Specified Amount, any initial Additional Term Insurance Rider Specified Amount, and any increases in coverage are separate segments of coverage. Each segment of coverage will have its own applicable Rider charge rate.

The monthly charge for this Rider is the sum of:

1.

the Policy’s monthly cost of insurance per $1,000 of Net Amount at Risk charge for the Specified Amount in effect on the Policy Date plus the monthly charge for any elected optional riders covered by this Rider, except the Additional Term Insurance Rider, multiplied by the applicable extended no-lapse guarantee Rider charge rate; plus

2.

if elected, the monthly cost of insurance per $1,000 of Additional Term Insurance Rider death benefit for the Additional Term Insurance Rider Specified Amount in effect on the Rider’s Effective Date multiplied by the applicable extended no-lapse guarantee Rider charge rate; plus

3.

the monthly cost of insurance charge for any increase of the Policy’s Specified Amount or Additional Term Insurance Rider Specified Amount multiplied by the applicable extended no-lapse guarantee Rider charge rate.

The rates for each segment of coverage may vary by the Insured’s Issue Age, policy duration, sex, the most recent rate class, rate type, rate class multiple and any flat extra rating, death benefit option in effect, other optional riders elected, and the Covered Specified Amount at the time the charge is assessed.

The Guaranteed Maximum Extended No-Lapse Guarantee Rider Monthly Charge Rate is stated in the Policy Specification Pages. We may charge less than the Guaranteed Maximum Extended No-Lapse Guarantee Rider Monthly Charge Rate.

Changes to the Rider charge rate will be on a uniform basis for Insureds with the same combination of Issue Age, sex, rate class, rate type, rate class multiple, any monthly flat extra ratings, the Covered Specified Amount, Death Benefit option in effect, election of other riders, and Extended No-Lapse Guarantee Maximum Attained Age, but will not exceed the Guaranteed Maximum Extended No-Lapse Guarantee Rider Monthly Charge Rates stated in the Policy Specification Pages.

The charge for this Rider terminates when the Rider terminates.

Extended No-Lapse Guarantee Rider Policy Continuation

The Extended No-Lapse Guarantee Value is a reference value used only for determining whether the policy continuation requirements of this Rider are met.

Two record-keeping accounts, the Primary Fund Account and the Secondary Fund Account (the “Accounts”) are established to calculate the Extended No-Lapse Guarantee Value for your Policy.

The Extended No-Lapse Guarantee Value is not used in determining the Cash Value, the Death Benefit Proceeds, or any other benefits provided in this Policy or any elected optional riders. The Extended No-Lapse Guarantee Value is not a monetary amount that you may access.

If the Cash Surrender Value of your Policy is not sufficient to cover the monthly deductions described in the Policy Charges and Deductions Provision of the Policy on any Policy Monthaversary, your Policy will not enter a grace period or lapse if:

ICC16-NWLA-536	2	(08/2016)

1.	the Death Benefit Guarantee Period stated in the Policy Specification Pages has ended;

2.	this Rider has not terminated; and

3.	the Extended No-Lapse Guarantee Value, less Indebtedness, is greater than zero.

If your Policy is being kept In Force by its Death Benefit Guarantee Policy Continuation section, the Rider’s Extended No-Lapse Guarantee Value may become negative. It may grow more negative over time as Extended No-Lapse Guarantee Value Monthly Deductions continue to be accrued. On any day when the value of an Account is less than or equal to zero, we will credit interest to that Account at a zero percent interest rate. See the Allocation of Premium and Interest Crediting to the Accounts section below for more information. For purposes of calculating the Extended No-Lapse Guarantee Net Amount At Risk, any Extended No-Lapse Guarantee Value less than zero will be replaced with zero.

If your Policy is being kept In Force by this Rider, the Policy’s Cash Surrender Value may become negative. It may grow more negative over time as monthly deductions continue to be accrued. In addition, the Cash Surrender Value at the time the elected Maximum Attained Age of the rider is reached may be insufficient to keep the Policy In Force unless additional Premium is paid

Payment of additional Premium may be required to keep your Policy In Force if the requirements of this Rider are not met and your Policy’s Net Surrender Value is insufficient to cover the monthly deductions, including any negative Cash Surrender Value.

Grace Period

If on any Policy Monthaversary after the Death Benefit Guarantee Period stated in the Policy Specification Pages has ended the Extended No-Lapse Guarantee Value, minus Indebtedness, is less than or equal to zero, this Rider will enter a grace period.

When this Rider enters a grace period, we will send a notice to your last known address informing you of the Rider’s lapse pending status and the amount of Premium you must pay to keep the Rider In Force. A Rider grace period will last sixty-one days from the date we mail you the notice.

At least thirty days prior to the end of the Rider grace period, we will send a reminder notice. During the grace period, the Rider will continue In Force. If you do not pay the required Premium by the end of this sixty-one day period, the Rider will terminate and cannot be reinstated. You will have the entire grace period to pay the required Premium. Payments submitted by U.S. mail must be postmarked within the grace period.

You may prevent this Rider from lapsing by paying sufficient Net Premium to cover the Extended No-Lapse Guarantee Monthly Deductions due during the grace period, plus any amount necessary to increase the Extended No-Lapse Guarantee Value to zero, plus an amount sufficient to keep the Rider In Force for three additional months.

If the Policy’s Cash Surrender Value is also negative at the time the Rider enters a grace period, a combined lapse notice will be provided. The Rider and Policy grace periods will run concurrently. The combined lapse notice will state the Premium requirements to prevent lapse of the Policy and Rider respectively. You may prevent the Policy from lapsing by paying the lesser of these amounts. However, if the Premium paid is not sufficient to meet the requirements of this Rider, this Rider will lapse.

Rider Reinstatement

If your Policy lapses during the its Death Benefit Guarantee Period and is subsequently reinstated, this Rider will also be reinstated, but only if the reinstatement occurs within the Death Benefit Guarantee Period stated in the Policy Specification Pages.

If the Policy and/or Rider lapse after the Death Benefit Guarantee Period stated in the Policy Specification Pages, this Rider cannot be reinstated.

Calculation of the Extended No-Lapse Guarantee Value

On the Policy Date, the value of each Account is equal to the Extended No-Lapse Guarantee Net Premium allocated to it, as described in the Allocation of Premium and Interest Crediting to the Accounts section of this Rider, minus the Extended No-Lapse Guarantee Monthly Deduction taken on the Policy Date.

ICC16-NWLA-536	3	(08/2016)

Thereafter, the value of each Account on any Policy Monthaversary is calculated as follows:

1.	the value of that Account on the preceding Policy Monthaversary; plus

2.	one month’s interest on item 1 at that Account’s applicable interest rate; plus

3.

Extended No-Lapse Guarantee Net Premiums received since the last Policy Monthaversary, allocated to that Account as described in the Allocation of Premium and Interest Crediting to the Accounts section of this Rider; plus

4.

interest to the current Policy Monthaversary on item 3 at that Account’s applicable interest rate, as described in the Allocation of Premium and Interest Crediting to the Accounts section of this Rider; minus

5.	any partial Surrenders, including any partial Surrender fees; minus

6.	the Extended No-Lapse Guarantee Monthly Deduction for each Account deducted on the current Policy Monthaversary; minus

7.	any Extended No-Lapse Guarantee Value Surrender Charge Factor deducted as described in the Extended No-Lapse Guarantee Surrender Charge Factor section of this Rider.

Allocation of Premium and Interest Crediting to the Accounts

Premium is allocated to the Accounts as follows:

1.	all Premium received during a Policy Year up to the Primary Fund Account Premium Cap stated in the Policy Specification Pages is allocated to the Primary Fund Account, Primary Account Premium; and

2.	any Premium received during a Policy Year that is in excess of the Primary Fund Account Premium Cap is allocated to the Secondary Fund Account, Secondary Account Premium:

3.	the amount actually applied to the Primary Account is:
a.	1 minus the applicable Extended No-Lapse Guarantee Percent of Premium Expense Factor stated in the Policy Specification Pages; multiplied by

b.	the Primary Account Premium.

4.	the amount actually applied to the Secondary Fund Account is:

a.	1 minus the applicable Extended No-Lapse Guarantee Percent of Premium Expense Factor stated in the Policy Specification Pages; multiplied by

b.	the Secondary Account Premium.

Extended No-Lapse Guarantee Net Premiums are applied to an Account retroactively as of the Policy Monthaversary at the beginning of the Policy month in which the Premium was received. This applies to the Accounts only, Premium is never retroactively applied to the Cash Value, and loan repayments are not applied retroactively to Indebtedness.

The Extended No-Lapse Guarantee Interest Crediting Rates applicable to the Primary Fund Account and Secondary Fund Account are stated in the Policy Specification Pages. Extended No-Lapse Guarantee Net Premiums are credited with interest from the Policy Monthaversary at the beginning of the Policy month in which we receive the Premium. This applies to the Accounts only, interest is never retroactively credited to Premium applied to the Policy’s Cash Value or loan repayments applied to Indebtedness. On any day when the value of an Account is less than zero, we will credit interest to that Account at a zero percent interest rate.

The Extended No-Lapse Guarantee Interest Crediting Rates applicable to each Account will vary by the length of time since Policy Date, the Insured’s Issue Age, sex, rate class, rate type, rate class multiple, any monthly flat extra rating on the Policy Date, and the Covered Specified Amount at the time the interest is credited to the Accounts.

Partial Surrenders and Loans

All partial Surrenders are first deducted from the Secondary Fund Account until the Secondary Fund Account’s value reaches zero, and then partial Surrenders are deducted from the Primary Fund Account.

ICC16-NWLA-536	4	(08/2016)

Loans are tracked for purposes of the Accounts as follows:

1.	loans and Policy Loan Interest Charged are first deducted from the Secondary Fund Account until that value reaches zero; then

2.	while the Secondary Fund Account is zero, any loans and Policy Loan Interest Charged are deducted from the Primary Fund Account; and

3.	Extended No Lapse Guarantee Loan Value interest is credited only to the Secondary Fund Account.

The interest is charged and credited in the same manner as for Indebtedness as described in the Policy. The Maximum Policy Loan Interest Charged Rate and Extended No Lapse Guarantee Loan Value Minimum Interest Crediting Rate are stated in the Policy Specification Pages. Refer to the Policy Loans section of the Policy for additional information regarding Policy loans.

Extended No-Lapse Guarantee Percent of Premium Expense Factors

The Extended No-Lapse Guarantee Percent of Premium Expense Factors are reference values used in the calculation of the Extended No-Lapse Guarantee Net Premium. These expense factors are stated in the Policy Specification Pages. They are not actually assessed against your Premium.

Premium received up to the Primary Fund Account Premium Cap in a given Policy Year will be assessed one rate and Premium received in excess of the Primary Fund Premium Cap will be assessed a separate rate.

The applicable Primary Fund Premium Cap varies by the Insured’s Issue Age, sex, rate class, rate type, rate class multiple, any monthly flat extra rating on the Policy Date, the Covered Specified Amount at the time the Premium is received, and election of other optional riders.

The Extended No-Lapse Guarantee Percent of Premium Expense Factors vary by the amount of Premium received in a Policy Year, the applicable Account, the length of time since the Policy Date, the Insured’s Issue Age, sex, rate class, rate type, rate class multiple, any monthly flat extra rating on the Policy Date, the Covered Specified Amount at the time the charge is assessed, and election of other optional riders.

Extended No-Lapse Guarantee Monthly Deduction

The Extended No-Lapse Guarantee Monthly Deductions are reference values used in the calculation of the Extended No-Lapse Guarantee Value. They are not actually assessed against your Cash Value.

The initial base Policy Specified Amount, any initial Additional Term Insurance Rider Specified Amount, and any increases in coverage are separate segments of coverage. Each segment of coverage will have its own applicable Extended No-Lapse Guarantee Monthly Deductions.

The Extended No-Lapse Guarantee Monthly Deduction for the Accounts is equal to:

1.	the Monthly Cost Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk described below; plus

2.

the monthly cost of any additional benefits provided by elected optional riders, not including this Rider, substituting Extended No-Lapse Guarantee Value calculation factors where applicable. The Guaranteed Maximum No-Lapse Guarantee Rider Charge Conversion Factor, and/or rider specific cost factor(s), is stated in the Policy Specification Pages.

The Extended No-Lapse Guarantee Monthly Deduction is pro-rated between the Primary Fund Account and the Secondary Fund Account based on their respective values at the time the charge is assessed. If the Secondary Fund Account has a value of zero or is negative, the charge will be assessed against the Primary Fund Account only.

Monthly Cost Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk

The Monthly Cost Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk is determined by multiplying the Extended No-Lapse Guarantee Net Amount At Risk by the applicable factor from the Table of Monthly Cost Factors Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk stated in the Policy Specification Pages, divided by $1,000.

The initial base Policy Specified Amount, any initial Additional Term Insurance Rider Specified Amount, and any increases in coverage are separate segments of coverage under this Policy. Separate factors are used to calculate the Monthly Cost Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk for each segment of coverage.

ICC16-NWLA-536	5	(08/2016)

The factors for each segment of coverage vary by the length of time a segment has been in effect, the Insured’s Attained Age and sex on the date a segment of coverage becomes effective, the most recent rate class, rate type, rate class multiple and any monthly flat extra rating for the Insured for each segment of coverage, and the Covered Specified Amount at the time the charge is assessed.

Extended No-Lapse Guarantee Surrender Charge Factor

An amount equal to any applicable surrender charge is also deducted from the Extended No-Lapse Guarantee Value for requested base Policy Specified Amount decreases. The full amount of any applicable surrender charge is deducted from the Extended No-Lapse Guarantee Value regardless of whether the Policy itself has sufficient Cash Value to fully deduct. The charge is first taken from Primary Fund Account until it is exhausted, then it is taken from the Secondary Fund Account. After the Secondary Fund Account is exhausted the surrender charge will begin to accrue in the Primary Fund Account and that account may become negative. The Guaranteed Maximum Surrender Charge Table applicable to each segment of coverage is stated in the Policy Specification Pages.

Extended No-Lapse Guarantee Value Factors

The Extended No-Lapse Guarantee Percent of Premium Expense Factors, the Primary and Secondary Funds Accounts’ interest rates, the Primary Fund Account Premium Cap, the Monthly Cost Per $1,000 of Extended No-Lapse Guarantee Net Amount At Risk, and Extended No-Lapse Guarantee Surrender Charge Factor may be affected by changes to your Policy. New rates will apply from the effective date of any changes to the Policy including Covered Specified Amount increases or decreases, rider additions or deletions, partial Surrenders resulting in base Policy Specified Amount decreases, death benefit option changes, and changes to the rate class, rate type, rate class multiple or any flat extra rating. You will be notified of any change to the Extended No-Lapse Guarantee Value Factors. Revised Policy Specification Pages will be issued reflecting any of these changes to insurance coverage.

Unless otherwise specified, the Accounts use all other Policy and rider charges and deductions as defined in your Policy, including any Indexed Interest Segment charge.

Changes to Insurance Coverage

In addition to the conditions listed in the Policy, no change will take effect unless either the Net Surrender Value or Extended No-Lapse Guarantee Value minus Indebtedness is sufficient after the change to keep your Policy In force for at least three months.

Termination

This Rider will terminate on the earliest of the following occurrences:

1.	you request in writing to terminate coverage under this Rider;

2.	you invoke the Overloan Lapse Protection Rider, if applicable;

3.	the Extended No-Lapse Guarantee Maximum Attained Age is reached;

4.	the Policy and/or this Rider lapse; or

5.	the date the Policy terminates for any reason.

ICC16-NWLA-536	6	(08/2016)